                                                                    Exhibit 99.1

                                                                  EXECUTION COPY

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                              AMERICAN TOWER, L.P.,
                             AMERICAN TOWERS, INC.,
                          TOWERSITES MONITORING, INC.,
                       AMERICAN TOWER INTERNATIONAL, INC.
                                       AND
                               AMERICAN TOWER LLC,

                                  AS BORROWERS;

                  THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
                    AS LENDERS ON THE SIGNATURE PAGES HEREOF;

                   THE TORONTO DOMINION BANK, NEW YORK BRANCH,
                                AS ISSUING BANK,

                                       AND

                         TORONTO DOMINION (TEXAS), INC.,
                             AS ADMINISTRATIVE AGENT
                                FOR THE LENDERS;

                                      WITH

               TD SECURITIES (USA) INC. AND CHASE SECURITIES INC.,
                   AS CO-LEAD ARRANGERS AND CO-BOOK MANAGERS;

                 THE BANK OF NEW YORK AND CHASE SECURITIES INC.,
                            AS CO-SYNDICATION AGENTS;

                                       AND

                           CREDIT SUISSE FIRST BOSTON
                                       AND
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                           AS CO-DOCUMENTATION AGENTS

                             Dated February 21, 2003

                     Powell, Goldstein, Frazer & Murphy LLP
                                Atlanta, Georgia

                                TABLE OF CONTENTS

                                                                                       Page
                                                                                       ----
ARTICLE 1     DEFINITIONS................................................................2
    Section 1.1   Definitions............................................................2
    Section 1.2   Interpretation........................................................28
    Section 1.3   Cross References..................................................... 29
    Section 1.4   Accounting Provisions.................................................29

ARTICLE 2     LOANS.....................................................................29
    Section 2.1   The Loans.............................................................29
    Section 2.2   Manner of Borrowing and Disbursement..................................30
    Section 2.3   Interest..............................................................33
    Section 2.4   Commitment Fees.......................................................35
    Section 2.5   Mandatory Commitment Reductions.......................................36
    Section 2.6   Voluntary Commitment Reductions.......................................37
    Section 2.7   Prepayments and Repayments............................................38
    Section 2.8   Notes; Loan Accounts..................................................41
    Section 2.9   Manner of Payment.....................................................42
    Section 2.10  Reimbursement.........................................................43
    Section 2.11  Pro Rata Treatment....................................................43
    Section 2.12  Capital Adequacy......................................................44
    Section 2.13  Bank Tax Forms........................................................45
    Section 2.14  Letters of Credit.....................................................45

ARTICLE 3     CONDITIONS PRECEDENT......................................................50
    Section 3.1   Conditions Precedent to Effectiveness of this Agreement...............50
    Section 3.2   Conditions Precedent to Each Advance..................................52
    Section 3.3   Conditions Precedent to Issuance of Letters of Credit.................53

ARTICLE 4     REPRESENTATIONS AND WARRANTIES............................................53
    Section 4.1   Representations and Warranties........................................53
    Section 4.2   Survival of Representations and Warranties, Etc.......................60

ARTICLE 5     GENERAL COVENANTS.........................................................60
    Section 5.1   Preservation of Existence and Similar Matters.........................61
    Section 5.2   Business; Compliance with Applicable Law..............................61
    Section 5.3   Maintenance of Properties.............................................61
    Section 5.4   Accounting Methods and Financial Records..............................61
    Section 5.5   Insurance.............................................................61
    Section 5.6   Payment of Taxes and Claims...........................................62
    Section 5.7   Compliance with ERISA.................................................62
    Section 5.8   Visits and Inspections................................................64
    Section 5.9   Payment of Indebtedness; Loans........................................64
    Section 5.10  Use of Proceeds.......................................................64

    Section 5.11  Indemnity.............................................................65
    Section 5.12  Interest Rate Hedging.................................................65
    Section 5.13  Covenants Regarding Formation of Restricted Subsidiaries and
                  Acquisitions; Partnership, Subsidiaries...............................66
    Section 5.14  Payment of Wages......................................................67
    Section 5.15  Further Assurances....................................................67
    Section 5.16  Proceeds Account......................................................67
    Section 5.17  Upstream Dividends by Unrestricted Subsidiaries.......................68

ARTICLE 6     INFORMATION COVENANTS.....................................................68
    Section 6.1   Quarterly Financial Statements and Information........................68
    Section 6.2   Annual Financial Statements and Information...........................68
    Section 6.3   Performance Certificates..............................................69
    Section 6.4   Copies of Other Reports...............................................69
    Section 6.5   Notice of Litigation and Other Matters................................70

ARTICLE 7     NEGATIVE COVENANTS........................................................71
    Section 7.1   Indebtedness of the Borrowers and the Restricted Subsidiaries.........71
    Section 7.2   Limitation on Liens...................................................72
    Section 7.3   Amendment and Waiver..................................................72
    Section 7.4   Liquidation, Merger or Disposition of Assets..........................73
    Section 7.5   Limitation on Guaranties..............................................74
    Section 7.6   Investments and Acquisitions..........................................74
    Section 7.7   Restricted Payments...................................................75
    Section 7.8   Leverage Ratio........................................................76
    Section 7.9   Interest Coverage Ratio...............................................77
    Section 7.10  Annualized Operating Cash Flow to Pro Forma Debt Service..............77
    Section 7.11  Fixed Charge Coverage Ratio...........................................77
    Section 7.12  Affiliate Transactions................................................77
    Section 7.13  ERISA Liabilities.....................................................78
    Section 7.14  Sales and Leasebacks..................................................78
    Section 7.15  Senior Leverage Ratio.................................................78

ARTICLE 8     DEFAULT...................................................................79
    Section 8.1   Events of Default.....................................................79
    Section 8.2   Remedies..............................................................83
    Section 8.3   Payments Subsequent to Declaration of Event of Default................85

ARTICLE 9     THE ADMINISTRATIVE AGENT..................................................85
    Section 9.1   Appointment and Authorization.........................................85
    Section 9.2   Interest Holders......................................................85
    Section 9.3   Consultation with Counsel.............................................86
    Section 9.4   Documents.............................................................86
    Section 9.5   Administrative Agent and Affiliates...................................86

    Section 9.6   Responsibility of the Administrative Agent and Issuing Bank...........86
    Section 9.7   Action by the Administrative Agent and Issuing Bank...................86
    Section 9.8   Notice of Default or Event of Default.................................87
    Section 9.9   Responsibility Disclaimed.............................................87
    Section 9.10  Indemnification.......................................................88
    Section 9.11  Credit Decision.......................................................88
    Section 9.12  Successor Administrative Agent........................................89
    Section 9.13  Delegation of Duties..................................................89
    Section 9.14  No Responsibilities of the Agents.....................................89

ARTICLE 10    CHANGES IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES AND INCREASED COSTS.....90
    Section 10.1  LIBOR Basis Determination Inadequate or Unfair........................90
    Section 10.2  Illegality............................................................90
    Section 10.3  Increased Costs.......................................................90
    Section 10.4  Effect On Other Advances..............................................92

ARTICLE 11    MISCELLANEOUS.............................................................93
    Section 11.1  Notices...............................................................93
    Section 11.2  Expenses..............................................................94
    Section 11.3  Waivers...............................................................95
    Section 11.4  Set-Off...............................................................95
    Section 11.5  Assignment and Participation..........................................96
    Section 11.6  Accounting Principles................................................100
    Section 11.7  Counterparts.........................................................100
    Section 11.8  Governing Law........................................................100
    Section 11.9  Severability.........................................................101
    Section 11.10 Interest.............................................................101
    Section 11.11 Table of Contents and Headings.......................................101
    Section 11.12 Amendment and Waiver.................................................101
    Section 11.13 Entire Agreement.....................................................102
    Section 11.14 Other Relationships..................................................102
    Section 11.15 Directly or Indirectly...............................................102
    Section 11.16 Reliance on and Survival of Various Provisions.......................102
    Section 11.17 Senior Debt..........................................................102
    Section 11.18 Obligations..........................................................103
    Section 11.19 Confidentiality......................................................103
    Section 11.20 Verestar Entities....................................................103
    Section 11.21 Guarantors...........................................................103

ARTICLE 12    WAIVER OF JURY TRIAL.....................................................104
    Section 12.1  Waiver of Jury Trial.................................................104

                                    EXHIBITS

Exhibit A        Form of Request for Advance
Exhibit B        Form of Request for Issuance of Letter of Credit
Exhibit C        Form of Revolving Loan Promissory Note
Exhibit D        Form of Subsidiary Guaranty
Exhibit E        Form of Subsidiary Pledge Agreement
Exhibit F        Form of Subsidiary Security Agreement
Exhibit G        Form of Term Loan A Promissory Note
Exhibit H        Form of Term Loan B Promissory Note
Exhibit I        Form of AT LLC Loan Certificate
Exhibit J        Form of Restricted Subsidiary Loan Certificate
Exhibit K        Form of Performance Certificate
Exhibit L        Form of Assignment and Assumption Agreement

                                    SCHEDULES

Schedule 1       Licenses
Schedule 2 Restricted Subsidiaries and Unrestricted Subsidiaries on the Agreement Date
Schedule 3       Exceptions to Representations and Warranties
Schedule 4       Litigation
Schedule 5       Affiliate Transactions
Schedule 6       Indebtedness for Money Borrowed
Schedule 7       Commitment Ratios, Lender Names and Notice Addresses

                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                      AMONG
                              AMERICAN TOWER, L.P.,
                              AMERICAN TOWERS INC.,
                          TOWERSITES MONITORING, INC.,
                       AMERICAN TOWER INTERNATIONAL, INC.
                                       AND
                               AMERICAN TOWER LLC,
                                  AS BORROWERS;
                  THE FINANCIAL INSTITUTIONS WHOSE NAMES APPEAR
                    AS LENDERS ON THE SIGNATURE PAGES HEREOF;
                   THE TORONTO DOMINION BANK, NEW YORK BRANCH,
                                AS ISSUING BANK;
                                       AND
                         TORONTO DOMINION (TEXAS), INC.,
                    AS ADMINISTRATIVE AGENT FOR THE LENDERS;
                                      WITH
               TD SECURITIES (USA) INC. AND CHASE SECURITIES INC.,
                   AS CO-LEAD ARRANGERS AND CO-BOOK MANAGERS;
                 THE BANK OF NEW YORK AND CHASE SECURITIES INC.,
                            AS CO-SYNDICATION AGENTS;
                                       AND
                         CREDIT SUISSE FIRST BOSTON AND
                      GENERAL ELECTRIC CAPITAL CORPORATION,
                           AS CO-DOCUMENTATION AGENTS

     WHEREAS, the parties entered into the Prior Loan Agreement (as hereinafter defined) under which the Term Loan A Loans (as hereinafter defined), the Term Loan B Loans (as hereinafter defined) and certain Revolving Loans (as hereinafter defined) have been made; and

     WHEREAS, the parties hereto have agreed to amend and restate the Prior Loan Agreement in its entirety, as more fully set forth in this Agreement; and

     WHEREAS, each of the Borrowers acknowledges and agrees that the Security Interest (as hereinafter defined) granted to the Administrative Agent, for itself and on behalf of the Lenders, pursuant to certain security documents executed in connection therewith shall remain outstanding and in full force and effect and shall continue to secure the Obligations (as hereinafter defined); and

     WHEREAS, each of the Borrowers acknowledges and agrees that: (i) the Obligations (as hereinafter defined) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the Security Documents executed in connection with the Prior Loan Agreement; (ii) the parties hereto intend that the collateral pledged in connection with the Prior Loan Agreement shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the Security Documents executed in connection with the Prior Loan Agreement, as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with Obligations (as hereinafter defined), (iii) all Liens evidenced by the security documents executed in connection with the Prior Loan Agreement are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as hereinafter defined) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the Security Documents executed in connection therewith; and

     WHEREAS, each of the parties hereto acknowledges and agrees that Sections 2, 3 and 4 of the Seventh Amendment dated as of October 18, 2002 to the Prior Loan Agreement relating to Verestar, Inc. and its Subsidiaries remain in full force and effect notwithstanding the effectiveness of this Agreement, and that this Agreement does not replace, substitute, modify, amend or restate such provisions; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:

                              ARTICLE 1 Definitions

     Section 1.1 Definitions. For the purposes of this Agreement:

     "2003 Senior Subordinated Discount Notes" shall mean the $419,885,280 (in aggregate gross proceeds) 12.25% Senior Subordinated Discount Notes due 2008 issued pursuant to the indenture dated as of January 29, 2003 (or any exchange notes issued in connection therewith) and any refinancing of the foregoing in an amount not exceeding the accreted value on the date of such refinancing and otherwise having terms no less favorable in any material respect to the Lenders than the 2003 Senior Subordinated Discount Notes.

     "Acquisition" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition of any other Person by any Borrower or any of the Restricted Subsidiaries, which Person shall then become consolidated with any Borrower or any of the Restricted Subsidiaries in accordance with GAAP; (ii) any acquisition by any Borrower or any of the Restricted Subsidiaries of all or any substantial part of the assets of any other Person; (iii) any acquisition by any Borrower or any of the Restricted Subsidiaries of any business (or related contracts) primarily involving the management of communications sites, towers or other facilities for third parties, other than in any such case described in clauses (i) through (iii) any such Acquisition which shall be made by, or of, any Person which shall have been designated and, to the extent required hereby, approved as an Unrestricted Subsidiary or (iv) any acquisition by any Borrower or any of the Restricted Subsidiaries of any communications towers or communications tower sites.

     "Acquisition Operating Cash Flow" shall mean in the case of an Acquisition permitted hereunder, Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of the Borrowers and their Restricted Subsidiaries for the period during which such Acquisition occurs, adjusted to give effect to such Acquisition, as if such Acquisition had occurred on the first day of such period, by excluding the Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of such Acquisition during such period prior to and including the date of such Acquisition and adding to the Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of the Borrowers and their Restricted Subsidiaries, if positive, or subtracting from such Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, if negative, the product of (i) the actual Operating Cash Flow (Towers) and Operating Cash Flow (Other Business), as applicable, of such Acquisition for that portion of such period from the date of such Acquisition to the last day of such period, multiplied by (ii) a fraction the numerator of which is the number of calendar days in such period and the denominator of which is the number of days in such period from and including the date following such Acquisition through the last day of such period.

     "Administrative Agent" shall mean Toronto Dominion (Texas), Inc., in its capacity as Administrative Agent for the Lenders and the Issuing Bank, or any successor Administrative Agent appointed pursuant to Section 9.12 hereof.

     "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 909 Fannin Street, Suite 1700, Houston Texas 77010, or such other office as may be designated pursuant to the provisions of Section 11.1 hereof.

     "Advance" shall mean the aggregate amounts advanced by the Lenders to any Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

     "Affiliate" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control", when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

     "Agreement" shall mean this Second Amended and Restated Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

     "Agreement Date" shall mean February 21, 2003.

     "AirTouch" shall mean Vodafone AirTouch Plc, a Delaware corporation.

     "AirTouch Agreement to Sublease" shall mean that certain Agreement to Sublease dated August 6, 1999, as amended to the extent permitted hereunder, by and among AirTouch, the Sublessors (as defined therein), the Parent and AT L.P.

     "AirTouch Build to Suit Agreement" shall mean that certain Site Development and Build-to-Suit Agreement by and among AirTouch, AT L.P. and the Parent entered into pursuant to the AirTouch Agreement to Sublease.

     "AirTouch Sublease" shall mean, collectively, any master lease, lease or sublease entered into pursuant to the AirTouch Agreement to Sublease, in each case as amended to the extent permitted hereunder.

     "Annualized Operating Cash Flow" shall mean, as of any calculation date, in each case on a consolidated basis, (a) the sum of (i) the product of (A) Operating Cash Flow (Towers) for the fiscal quarter-end being tested, or the most recently completed fiscal quarter immediately preceding such calculation date, as the case may be, times (B) four (4); and (ii) Operating Cash Flow (Other Business) for the four fiscal quarter period end being tested or the most recently completed four (4) fiscal quarter period immediately preceding such calculation date, as the case may be; minus (b) corporate overhead (exclusive of amortization and depreciation) of the Borrowers and the Restricted Subsidiaries for the four (4) fiscal quarter period then ended or, the most recently completed four (4) fiscal quarter period immediately preceding the calculation date, as the case may be; provided, however, that for purposes of calculating the Leverage Ratio only, (I) item (a) above shall not include the amount by which the product of (x) Operating Cash Flow (without deductions for corporate overhead) attributable to Restricted Subsidiaries located in or doing business in Brazil and Mexico (or such other countries as the Majority Lenders approve) times (y) four (4) exceeds ten percent (10%) of the total amount determined by clause (a) of this definition (before giving effect to the deduction set forth in clause (II) immediately following), and (II) item (a)(ii) above shall be reduced by twenty-five percent (25%).

     "Applicable Law" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act, zoning ordinances and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

     "Applicable Margin" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances, as the case may be, in each case determined in accordance with Section 2.3(f) hereof.

     "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Assignment of General Partner Interests" shall mean that certain Amended and Restated Assignment of General Partner Interests, dated January 6, 2000, made by ATC GP in favor of the Administrative Agent.

     "Assignments of Intercompany Notes" shall mean, collectively, that certain Assignment of Intercompany Note of ATC Operating and that certain Assignment of Intercompany Note of ATC Holding, each dated January 6, 2000 in favor of the Administrative Agent.

     "Assignment of Limited Partner Interests" shall mean that certain Amended and Restated Assignment of Limited Partner Interests, dated January 6, 2000, made by ATC LP in favor of the Administrative Agent.

     "AT LLC" shall mean American Tower LLC, a Delaware limited liability company and one of the Borrowers.

     "AT LLC Assumption Agreement" shall mean that certain Assumption Agreement dated as of the Agreement Date (which shall be in form and substance reasonably satisfactory to the Administrative Agent) by and between AT LLC and the Administrative Agent on behalf of itself, the Lenders and the Issuing Bank pursuant to which AT LLC shall assume the obligations of ATC Holding under (i) the ATC Holding Guaranty, (ii) the ATC Holding Security Agreement, (iii) that certain Pledge Agreement dated January 6, 2000 by and between ATC Holding and the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, and (iv) that certain Subordination Agreement by and between ATC Holding, ATC GP and the Administrative Agent dated January 6, 2000.

     "AT L.P." shall mean American Tower, L.P., a Delaware limited partnership and one of the Borrowers.

     "AT Inc." shall mean American Towers, Inc., a Delaware corporation and one of the Borrowers.

     "AT&T" shall mean AT&T Corporation, a New York corporation.

     "ATC GP" shall mean ATC GP Inc., a Delaware corporation and a wholly-owned Subsidiary of AT LLC.

     "ATC GP Guaranty" shall mean that certain Amended and Restated Guaranty, dated January 6, 2000, made by ATC GP in favor of the Administrative Agent, the Lenders and the Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent.

     "ATC GP Security Agreement" shall mean that certain Amended and Restated Security Agreement dated January 6, 2000, between ATC GP and the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent.

     "ATC Holding" shall mean ATC Holding Inc., a Delaware corporation and a wholly-owned Subsidiary of the Parent (which has merged with and into AT LLC).

     "ATC Holding Guaranty" shall mean that certain Amended and Restated Guaranty, dated January 6, 2000, made by ATC Holding in favor of the Administrative Agent, the Lenders and the Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent.

     "ATC Holding Security Agreement" shall mean that certain Amended and Restated Security Agreement dated January 6, 2000, between ATC Holding and the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in form and substance reasonably satisfactory to the Administrative Agent.

     "ATC International" shall mean American Tower International, Inc., a Delaware corporation.

     "ATC LP" shall mean ATC LP Inc., a Delaware corporation and a wholly-owned Subsidiary of ATC Operating.

     "ATC Mexico" shall mean American Tower Corporation de Mexico, S. de R.L. de C.V., a Mexico limited liability company, and any entity that is a successor thereto.

     "ATC Operating" shall mean ATC Operating Inc., a Delaware corporation and a wholly-owned Subsidiary of AT Inc. (which has merged with and into AT Inc.).

     "Authorized Signatory" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

     "Available Letter of Credit Commitment" shall mean, at any time, the lesser of (a) (i) $50,000,000.00 minus (ii) all Letter of Credit Obligations then outstanding, and (b) the Available Revolving Loan Commitment then in effect.

     "Available Revolving Loan Commitment" shall mean, as of any date, the difference between (i) the Revolving Loan Commitments in effect on such date minus (ii) the sum of (A) the Revolving Loans then outstanding plus (B) the Letter of Credit Obligations then outstanding.

     "Base Rate" shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" or (b) the sum of (i) the Federal Funds Rate plus (ii) one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit.

     "Base Rate Advance" shall mean an Advance which any Borrower requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000.00 and in an integral multiple of $500,000.00.

     "Base Rate Basis" shall mean a simple interest rate equal to the sum of (i) the Base Rate and (ii) the Applicable Margin applicable to Base Rate Advances for the applicable Loans. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes of the Applicable Margin applicable to Base Rate Advances.

     "Borrower Guaranties" shall mean, collectively, that certain Amended and Restated Borrower Guaranty (AT Inc.) dated as of January 6, 2000, that certain Amended and Restated Borrower Guaranty (AT L.P.) dated as of January 6, 2000, that certain Borrower Guaranty (Towersites Monitoring) dated as of March 26, 2001, that certain Borrower Guaranty (ATC International) dated as of October 26, 2001, that certain Borrower Guaranty (AT LLC) dated as of January 6, 2000 and any future Borrower Guaranty executed and delivered pursuant to the terms hereof, each substantially in the form of the foregoing Borrower Guaranties.

     "Borrower Security Agreements" shall mean, collectively, those certain Security Agreements dated as of January 6, 2000, made by each of AT L.P. and AT Inc. in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, that certain Security Agreement dated March 26, 2001 by Towersites Monitoring in favor of the Administrative Agent, for itself and on behalf the Lenders and the Issuing Bank, that certain Security Agreement dated October 26, 2001 by ATC International in favor of the Administrative Agent for itself and on behalf of the Lenders and the Issuing Bank and any other Borrower Security Agreement executed and delivered by a Borrower pursuant to the terms hereof, each substantially in the form of the foregoing Borrower Security Agreements.

     "Borrower Stock Pledge Agreements" shall mean, collectively, that certain Amended and Restated Stock Pledge Agreement of AT Inc. dated January 6, 2000 between AT Inc. and the Administrative Agent, pursuant to which AT Inc. has pledged to the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, all of its stock ownership in each of its directly owned Restricted Subsidiaries, and any other Stock Pledge Agreement executed and delivered by a Borrower pursuant to the terms hereof, each substantially in the form of the foregoing Stock Pledge Agreements.

     "Borrowers" shall mean, collectively, AT L.P., AT Inc., Towersites Monitoring, ATC International and AT LLC, and shall include such other Persons as may be approved by the Majority Lenders at such time as any such Person executes and delivers to the Administrative Agent an assignment and assumption agreement in form and substance satisfactory to the Administrative Agent and also executes and delivers to the Administrative Agent every other relevant Loan Document as executed by the other Borrowers; and "Borrower" shall mean any one of the foregoing.

     "Broker/Dealer" shall mean, with respect to any Investment permitted under
Section 7.6(a) hereof, (a) any broker/dealer (acting as principal) registered as a broker or a dealer under Section 15 of the Exchange Act, the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard and Poor's at the time of entering into such Investment or Acquisition or (b) an unrated broker/dealer, acting as principal, that is a wholly-owned Subsidiary of a non-bank or bank holding company, the unsecured short-term debt obligations of which are rated "P-1" by Moody's and at least "A-1" by Standard and Poor's at the time of entering into such Investment or Acquisition.

     "Business Day" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Houston, Texas, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

     "Capital Expenditures" shall mean, for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements, replacements, repairs and maintenance) during such period, that would be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

     "Capital Raise Proceeds" shall mean fifty percent (50%) of the net cash proceeds of any public or private sale or issuance of debt instruments of the Parent (other than in connection with any refinancing of Indebtedness that would not cause a Default under Section 8.1(p) hereof), any of the Borrowers or any of the Restricted Subsidiaries (other than (A) debt among the Borrowers and the Restricted Subsidiaries, or any of them, or (B) the Loans, or (C) the proceeds of any permitted refinancing of the 2003 Senior Subordinated Discount Notes).

     "Capital Stock" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "Capitalized Lease Obligation" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

     "Change of Control" shall mean (a) the failure of the Parent to own, directly or indirectly, one hundred percent (100%) of the ownership interests of each of the Borrowers, (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of any Borrower's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange
Act) other than to the other Borrowers or any wholly-owned direct or indirect Restricted Subsidiary of any Borrower, (c) the adoption of a plan relating to the liquidation or dissolution of the Parent, (d) the acquisition, directly or indirectly, by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) of forty percent (40%) or more of the voting power of the voting stock of the Parent by way of merger or consolidation or otherwise and such Persons (or group) own more voting power than the Principal Shareholders, or (e) the Continuing Directors cease for any reason to constitute a majority of the directors of the Parent then in office.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

     "Commercial Letter of Credit" shall mean a documentary letter of credit issued in respect of the purchase of goods or services by any Borrower or any Restricted Subsidiary by the Issuing Bank in accordance with the terms of this Agreement.

     "Commitments" shall mean, collectively, the Revolving Loan Commitments, the Term Loan A Commitments, and the Term Loan B Commitments.

     "Commitment Ratio" shall mean (a) with respect to Revolving Loan Commitments, the percentage in which a Lender is severally bound to fund its portion of Advances to the Borrowers under the Revolving Loan Commitments, (b) with respect to Term Loan A Commitments, the percentage in which a Lender holds a portion of the Term Loan A Commitments, and (c) with respect to the Term Loan B Commitments, the percentage in which a Lender holds a portion of the Term Loan B Commitment, in each case as set forth on Schedule 7 attached hereto (together with dollar amounts) (and which may change from time to time in accordance with
Section 11.5 hereof).

     "Communications Act" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

     "Continue", "Continuation" and "Continued" shall mean the continuation pursuant to Article 2 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to a different Interest Period.

     "Continuing Director" shall mean any member of the Board of Directors of the Parent who (i) is a member of that Board of Directors on the Agreement Date or (ii) was nominated for election by either (a) one or more of the Principal Shareholders (or a Related Party thereof) or (b) the Board of Directors a majority of whom were directors on the Agreement Date or whose election or nomination for election was previously approved by one or more of the Principal Shareholders or directors who were directors at the Agreement Date or whose election or nomination for election was previously approved by directors approved pursuant to this definition.

     "Convert", "Conversion" and "Converted" shall mean a conversion pursuant to
Article 2 hereof of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable.

     "Convertible Notes" shall mean, collectively, (a) the $300,000,000.00 6.25% Convertible Notes Due 2009 issued pursuant to that certain Indenture dated October 4, 1999 of the Parent, with The Bank of New York as Trustee, (b) the $425,500,000.00 2.25% Convertible Notes Due 2009 issued pursuant to that certain Indenture dated October 4, 1999 of the Parent, with The Bank of New York as Trustee and (c) the $450,000,000.00 5.00% Convertible Notes Due 2010 issued pursuant to that certain Indenture dated February 15, 2000 of the Parent, with The Bank of New York as Trustee.

     "Default" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

     "Default Rate" shall mean a simple per annum interest rate equal to the sum of (a) the then applicable Interest Rate Basis (including the Applicable Margin), and (b) two percent (2.0%).

     "Employee Pension Plan" shall mean any Plan that (a) is an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer
Plan) and (b) is subject to the provisions of Title IV of ERISA or to the minimum funding standards under Section 412 of the Code which is maintained by any Borrower, any of their Subsidiaries or any ERISA Affiliate.

     "Environmental Laws" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. (S) 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. (S) 6901 et seq.).

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

     "ERISA Affiliate" shall mean any Person, including a Subsidiary or an Affiliate of any Borrower, that is a member of any group of organizations of which any Borrower, as the case may be, is a member and is treated as a single employer with such Borrower under
Section 414 of the Code. Notwithstanding the foregoing, no Verestar Entity shall be deemed to be an "ERISA Affiliate" or part of the "ERISA Affiliates" respectively.

     "Escrow Corp." shall mean American Tower Escrow Corporation, a Delaware corporation.

     "Escrow Corp. Merger" shall mean the merger on or before March 31, 2003 of Escrow Corp. with and into AT Inc.

     "Eurodollar Reserve Percentage" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time, as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

     "Event of Default" shall mean any of the events specified in Section 8.1 hereof; provided, however, that any requirement stated therein for notice or lapse of time, or both, has been satisfied.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     "Excess Cash Flow" shall mean, as of the end of any fiscal year of the Borrowers based on the audited financial statements provided under Section 6.2 hereof for such fiscal year if available, the excess, if any, without duplication, of (a) Operating Cash Flow for such fiscal year (exclusive of amounts received in connection with loans to TV Azteca), minus (b) the sum of the following: (i) Capital Expenditures made (other than from the proceeds of the issuance of Capital Stock of the Borrowers, the proceeds of the incurrence of Indebtedness or from the reinvestment of the Net Proceeds of any sale, transfer or other disposition of assets of any Borrower or any Restricted Subsidiary or any insurance or condemnation proceeding with respect to such assets, to the extent permitted hereunder), by the Borrowers and the Restricted Subsidiaries during such fiscal year; (ii) Scheduled Revolving Loan Payments during such fiscal year; (iii) taxes paid in cash by the Borrowers and their Restricted Subsidiaries during such fiscal year; (iv) Interest Expense during such fiscal year; (v) scheduled principal payments made in respect of Indebtedness for Money Borrowed (other than with respect to the Revolving Loans and loans by any Borrower or any Restricted Subsidiary to any Borrower or any of the Restricted Subsidiaries) paid by the Borrowers and the Restricted Subsidiaries during such fiscal year; and (vi) Restricted Payments made to the Parent (other than from Excess Cash Flow and other than pursuant to Sections 7.7(c) and (d) hereof) during such fiscal year.

     "Facility Usage" shall mean, as of the end of each calendar quarter, the percentage equivalent of a fraction, the numerator of which is equal to the sum of the average daily amount during such quarter of (i) the Revolving Loans outstanding and (ii) the Letters of Credit outstanding, and the denominator of which is equal to the average daily amount of the Revolving Loan Commitment (as reduced hereunder from time to time and prior to the Agreement Date under the Prior Loan Agreement) during such quarter.

     "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

     "Federal Funds Rate" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

     "Fixed Charges" shall mean, as of any calculation date, for the twelve (12) calendar month period immediately preceding such date, for the Borrowers and the Restricted Subsidiaries on a consolidated basis, the sum of (a) Interest Expense for such period, (b) commitment and other fees incurred in connection with this Agreement during such period, (c) all scheduled principal repayments with respect to any Indebtedness for Money Borrowed (other than the Revolving Loans) during such period, (d) all Scheduled Revolving Loan Payments made during such period to the extent not included in Interest Expense, (e) taxes paid in cash during such period, (f) Capital Expenditures made by the Borrowers and the Restricted Subsidiaries (other than from the reinvestment of the Net Proceeds of any asset sale and insurance or condemnation proceeding, to the extent permitted hereunder) during such period and (g) Restricted Payments made to the Parent (other than from Excess Cash Flow and other than pursuant to Sections 7.7(c) and (d) hereof) during such period.

     "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

     "Granting Lender" shall have the meaning ascribed thereto in Section 11.5(j) hereof.

     "Guaranty" or "Guaranteed," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements; provided, however, that the term "Guaranty" shall not include guarantees entered into in the ordinary course of business not involving Indebtedness for Money Borrowed.

     "ICG Holdings" shall mean ICG Holdings, Inc., a Colorado corporation.

     "Indebtedness" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, with respect to any secured non-recourse obligations of such Person, the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation), if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and the principal portion of all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Hedge Agreements valued on a marked to market basis on the date of determination; provided, however, that the Intracoastal Notes shall not be deemed to be, and shall be excluded from, Indebtedness.

     "Indebtedness for Money Borrowed" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, and, without duplication, Guaranties of any of the foregoing; provided, however, that the Intracoastal Notes shall not be deemed to be, and shall be excluded from, Indebtedness for Money Borrowed. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

     "Indemnitee" shall have the meaning ascribed thereto in Section 5.11 hereof.

     "Interest Expense" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations and fees) with respect to any Indebtedness for Money Borrowed (including, without limitation, the Obligations) of the Borrowers and the Restricted Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, all as calculated in accordance with GAAP.

     "Interest Hedge Agreements" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Period" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made as or Converted to a Base Rate Advance and ending on the last day of the calendar quarter in which such Advance is made as or Converted to a Base Rate Advance; provided, however, that if a Base Rate Advance is made or Converted on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrowers or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrowers shall not select an Interest Period which extends beyond the Maturity Date or such earlier date as would interfere with the Borrowers' repayment obligations under Section 2.5, 2.6 or 2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in
Section 2.3 hereof.

     "Interest Rate Basis" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

     "Intracoastal Notes" shall mean, collectively, the partially non-recourse notes of AT L.P. (true and correct copies of which have been delivered to the Administrative Agent), in the aggregate principal amount of $12,000,000.00, issued by AT L.P. in connection with the merger of Intracoastal Broadcasting, Inc., a Delaware corporation, into AT Inc.

     "Investment" shall mean any investment or loan by any Borrower or any Restricted Subsidiary in or to any Person which Person, (a) after giving effect to such investment or loan, is not consolidated with the Borrowers and the Restricted Subsidiaries in accordance with GAAP, or (b) is designated as an Unrestricted Subsidiary in accordance with the terms hereof.

     "Issuing Bank" shall mean The Toronto-Dominion Bank, New York Branch, as issuer of the Letters of Credit, and its successors and assigns hereunder.

     "Known to the Borrower", "to the Knowledge of the Borrower" or any similar phrase, shall mean known by or reasonably should have been known by the executive officers of any

Borrower (which shall include, without limitation, the chief executive officer, the chief operating officer, if any, the chief financial officer, the general counsel and any vice president of any Borrower or of ATC GP).

     "Lenders" shall mean the Persons whose names appear as "Lenders" on the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders.

     "Letter of Credit Obligations" shall mean, at any time, the sum of (a) an amount equal to the aggregate undrawn and unexpired amount (including the amount to which any such Letter of Credit can be reinstated pursuant to the terms hereof) of the then outstanding Letters of Credit and (b) an amount equal to the aggregate drawn, but unreimbursed, drawings on any Letters of Credit.

     "Letter of Credit Reserve Account" shall mean any account maintained by the Administrative Agent for the benefit of the Issuing Bank, the proceeds of which shall be applied as provided in Section 8.2(g) hereof.

     "Letters of Credit" shall mean, collectively, each Standby Letter of Credit or Commercial Letter of Credit issued by the Issuing Bank on behalf of any Borrower or any Restricted Subsidiaries in accordance with the terms hereof.

     "Leverage Ratio" shall mean, as of any calculation date, the ratio of (a) Total Debt on such date to (b) Annualized Operating Cash Flow as of such date.

     "LIBOR" shall mean, for any Interest Period, the average of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to the Administrative Agent in the Eurodollar market at approximately 11:00 a.m. (London, England time) two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by any Borrower.

     "LIBOR Advance" shall mean an Advance which the Borrowers request to be made as, Converted to or Continued as a LIBOR Advance in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $5,000,000.00 and in an integral multiple of $1,000,000.00.

     "LIBOR Basis" shall mean a simple per annum interest rate (rounded upward, if necessary, to the nearest one-hundredth (1/100th) of one percent (1%)) equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one (1) minus the Eurodollar Reserve Percentage, if any, stated as a decimal, plus (b) the Applicable Margin. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), or six (6) months, and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

     "Licenses" shall mean, collectively, any telephone, microwave, radio transmissions, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction, the ownership or the operation of any communications tower facilities, granted or issued by the FCC and held by any Borrower or any of the Restricted Subsidiaries, all of which as of the Agreement Date are listed on
Schedule 1 attached hereto.

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

     "Loan Documents" shall mean, collectively, this Agreement, the Notes, the Security Documents, all fee letters, all Requests for Advance, all Requests for Issuance of Letters of Credit, all Letters of Credit, all Interest Hedge Agreements between any Borrower, on the one hand, and the Administrative Agent and any Person that is a Lender (or any of their Affiliates) on the date such Interest Hedge Agreement was entered into, or any of them, on the other hand, and all other certificates, documents, instruments and agreements executed or delivered by any Borrower, any of the Restricted Subsidiaries, the Parent, ATC Holding, ATC GP or any Verestar Entity in connection with or contemplated by this Agreement or any other Loan Document.

     "Loans" shall mean, collectively, the Revolving Loans, the Term Loan A Loans and the Term Loan B Loans.

     "Loan-Purchase Agreement" shall mean any agreement or related agreements between any Borrower or any Restricted Subsidiary and any other Person pursuant to the terms of which (a) any Borrower or such Restricted Subsidiary has made a loan to such Person permitted by Section 7.6(b) hereof and (b) any Borrower or such Restricted Subsidiary shall agree (whether by merger, acquisition of assets or acquisition of capital stock) to acquire all or substantially all of the assets of such Person within the twelve (12) calendar month period immediately following the date of such agreement.

     "Majority Lenders" shall mean, collectively, Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%) of the Commitment Ratios of all Lenders entitled to vote hereunder (without giving effect to any Loans then outstanding).

     "Materially Adverse Effect" shall mean (a) any material adverse effect upon the business, assets, business prospects, liabilities, financial condition, results of operations or properties of the Borrowers and the Restricted Subsidiaries, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes, or upon the ability of the Borrowers and the Restricted Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

     "Maturity Date" shall mean the Revolving Loan Maturity Date, the Term Loan A Maturity Date, and the Term Loan B Maturity Date.

     "Moody's" shall mean Moody's Investor's Service, Inc. and its successors.

     "Multiemployer Plan" shall mean a multiemployer pension plan as defined in
Section 3(37) of ERISA to which any Borrower, any of its Subsidiaries or any ERISA Affiliate is or has been required to contribute.

     "Necessary Authorizations" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limiting the foregoing, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrowers and the Restricted Subsidiaries to own, construct, maintain, and operate communications tower facilities and to invest in other Persons who own, construct, maintain, manage and operate communications tower facilities.

     "Net Investment Amount" shall mean an amount equal to the excess of (a) the aggregate amount (valued, for these purposes, at their original cost) of all such Investments (which, for these purposes shall not include the distribution by AT Inc. of its Investment in ATC Mexico to ATC International) made pursuant to the provisions of Section 7.6(b) hereof from and after March 31, 2001, over
(b) the sum of (i) the net cash proceeds received upon sale, transfer or other disposition of any such Investments, or any Investments derived therefrom (after deducting costs and expenses of sale, transfer or other disposition), and (ii) the aggregate amount of such Investments made pursuant to Section 7.6(b)(ii) hereof in Persons whose acquisition, merger or lease/sublease agreement with the Parent, any Borrower or any of the Restricted Subsidiaries shall have been consummated (so long as the assets acquired or leased are owned or leased by any Borrower or any of the Restricted Subsidiaries).

     "Net Proceeds" shall mean, with respect to any sale, lease, transfer or other disposition of assets by, or any insurance or condemnation proceedings with respect to the assets of, any Borrower or any of the Restricted Subsidiaries, the aggregate amount of cash received (including, without limitation, any payments received for noncompetition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such transaction or proceeding (after application (assuming application, to the extent permitted by Applicable Law, first to such reserves) of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction or proceeding and payable by any Borrower or any of the Restricted Subsidiaries (other than to an Affiliate) in connection with such transaction or proceeding, including, without limitation, commissions, and (iii) until actually received by any Borrower or any of the Restricted Subsidiaries, any portion of the amount
(x) received and held in escrow or (y) evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete, consulting or management agreement or covenant or (z) otherwise for which compensation is paid over time. Upon receipt by any Borrower or any of the Restricted Subsidiaries of
(A) amounts referred to in item (iii) of the preceding sentence, or (B) if there shall occur any reduction in the tax reserves referred to in item (i) of the preceding sentence resulting in a payment to any Borrower or any of the Restricted Subsidiaries, such amounts shall then be deemed to be "Net Proceeds."

     "Non-Excluded Taxes" shall have the meaning ascribed thereto in Section 10.3(a) hereof.

     "Non-U.S. Bank" shall have the meaning ascribed thereto in Section 2.8(a) hereof.

     "Notes" shall mean, collectively, the Revolving Loan Notes, the Term Loan A Notes, and the Term Loan B Notes.

     "Obligations" shall mean all payment and performance obligations of every kind, nature and description of the Borrowers, the Restricted Subsidiaries, and any other obligors to the Lenders (and with respect to Interest Hedge Agreements which are Loan Documents, the counter-party to such Interest Hedge Agreement), the Issuing Bank or the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to any Borrower, whether or not such claim is allowed in such bankruptcy action, Obligations to the Lenders pursuant to Section 5.12 hereof and the Letter of Credit Obligations), as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

     "Operating Cash Flow" shall mean, for any fiscal year, (a) the sum of (i) Operating Cash Flow (Towers) and (ii) Operating Cash Flow (Other Business) for such year, minus (b) corporate overhead (exclusive of amortization and depreciation) of the Borrowers and the Restricted Subsidiaries (on a consolidated basis) for the four fiscal quarters ending on the calculation date.

     "Operating Cash Flow (Towers)" shall mean, with respect to the Borrowers and their Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrowers and the Restricted Subsidiaries in connection with the Tower Operation Business plus
(ii) Unrestricted Subsidiary Distributions with respect to businesses of such Persons of the same type as the Tower Operation Business during such period, minus (b) operating expenses attributable to such Tower Operation Business for such period. In the case of determining Operating Cash Flow (Towers) under Sections 2.3, 7.8, 7.9,

7.10, 7.11 and 7.15 hereof following an Acquisition of a Tower Operation Business permitted hereunder, Operating Cash Flow (Towers) shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow (Towers) in connection with any Advance for an Acquisition of a Tower Operation Business, Operating Cash Flow (Towers) as of the last day of the immediately preceding calendar month end shall include "operating cash flow (towers)" for the Acquisition for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent. For purposes of this definition, Operating Cash Flow (Towers) shall include the foregoing items (each calculated in a manner substantially similar to the financial statements required to be delivered pursuant to Sections 6.1 and 6.2 hereof and otherwise in all respects reasonably satisfactory to the Administrative Agent) with respect to any Person with whom any Borrower or any Restricted Subsidiary has entered into a Loan-Purchase Agreement; provided, however, that with respect to any such Person such items shall not be included for any period exceeding twelve
(12) calendar months unless such Person becomes a Restricted Subsidiary of such Borrower; and provided further, however, that Operating Cash Flow with respect to any such Persons for any fiscal year shall not exceed $3,000,000.00 in the aggregate.

     "Operating Cash Flow (Other Business)" shall mean, with respect to the Borrowers and their Restricted Subsidiaries on a consolidated basis as of the end of any period, (a) the sum of (i) operating revenues of the Borrowers and the Restricted Subsidiaries in connection with the Other Business plus (ii) Unrestricted Subsidiary Distributions with respect to businesses of such Persons of the same type as the Other Business during such period, minus (b) operating expenses attributable to such Other Business for such period. In the case of determining Operating Cash Flow (Other Business) under Sections 2.3, 7.8, 7.9, 7.10, 7.11 and 7.15 hereof following an Acquisition of Other Business permitted hereunder, Operating Cash Flow (Other Business) shall include the Acquisition Operating Cash Flow. For purposes of calculating Operating Cash Flow (Other Business) in connection with any Advance for an Acquisition of Other Business, Operating Cash Flow (Other Business) as of the last day of the immediately preceding calendar month end shall include "operating cash flow (other business)" for the Acquisition for the same period after giving effect to adjustments reasonably satisfactory to the Administrative Agent. For purposes of this definition, Operating Cash Flow (Other Business) shall include the foregoing items (each calculated in a manner substantially similar to the financial statements required to be delivered pursuant to Sections 6.1 and 6.2 hereof and otherwise in all respects satisfactory to the Administrative Agent) with respect to any Person with whom any Borrower and/or any Restricted Subsidiary has entered into a Loan-Purchase Agreement; provided, however, that with respect to any such Person such items shall not be included for any period exceeding twelve (12) calendar months unless such Person becomes a Restricted Subsidiary of such Borrower; and provided further, however, that Operating Cash Flow with respect to any such Persons for any fiscal year shall not exceed $3,000,000.00 in the aggregate.

     "Other Business" shall mean all businesses of the Borrowers and their Restricted Subsidiaries (other than the Tower Operation Business), including, without limitation, the Teleport Business, the video, voice and data transmission business, the site acquisition business and interest income received in respect of Investments permitted hereunder.

     "Parent" shall mean American Tower Corporation, a Delaware corporation.

     "Parent Guaranty" shall mean that certain Amended and Restated Parent Guaranty dated as of January 6, 2000 made by the Parent for the ratable benefit of the Administrative Agent, the Lenders and the Issuing Bank.

     "Parent Pledge Agreement" shall mean that certain Amended and Restated Parent Pledge Agreement dated as of January 6, 2000 by the Parent in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, as amended from time to time.

     "Payment Date" shall mean the last day of any Interest Period.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

     "Permitted Liens" shall mean, collectively, as applied to any Person:

          (a) any Lien in favor of the Administrative Agent, the Lenders and the Issuing Bank given to secure the Obligations;

          (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

          (c) Liens of carriers, warehousemen, mechanics, vendors (solely to the extent arising by operation of law), laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance, social security obligations, assessments or government charges which are not overdue for more than sixty (60) days;

          (e) restrictions on the transfer of the Licenses or assets of any Borrower or any of the Restricted Subsidiaries imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

          (f) easements, rights-of-way, zoning restrictions, licenses, reservations or restrictions on use and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

          (g) Liens arising by operation of law in favor of purchasers in connection with any asset sale permitted hereunder; provided, however, that such Lien only encumbers the property being sold;

          (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section
7.1 hereof and true leases of any Borrower or any of the Restricted
Subsidiaries;

          (i) Liens to secure performance of statutory obligations, surety or appeal bonds, performance bonds, bids or tenders;

          (j) judgment Liens which do not result in an Event of Default under
Section 8.1(h) hereof;

          (k) Liens in connection with escrow deposits made in connection with Acquisitions permitted hereunder; and

          (l) Liens of a nature contemplated by the third to last sentence of
Section 5.13 hereof.

     "Person" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

     "Plan" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.

     "Principal Shareholders" shall mean, collectively, (a) Steven B. Dodge, (b) the legal heirs of Steven B. Dodge, (c) Thomas H. Stoner, (d) the legal heirs of Thomas H. Stoner, (e) J. Michael Gearon, Jr., (f) the legal heirs of J. Michael Gearon, Jr., (g) J.P. Morgan Chase & Co. and (h) any Person the securities of which would be deemed to be beneficially owned by any of the foregoing Persons pursuant to the provisions of Rule 13(d)(3) under the Exchange Act.

     "Prior Loan Agreement" shall mean that certain Amended and Restated Loan Agreement dated as of January 6, 2000 by and among the Borrowers, the financial institutions parties thereto, as Lenders, and Toronto Dominion (Texas), Inc., as Administrative Agent, as heretofore amended, modified, restated and supplemented.

     "Pro Forma Debt Service" shall mean with respect to the twelve (12) calendar month period following the calculation date, and after giving effect to any Interest Hedge Agreements and LIBOR Advances, the sum of the amount of all of the following with respect to the Borrowers and the Restricted Subsidiaries, on a consolidated basis: (a) scheduled payments of principal on Indebtedness for Money Borrowed (determined, with respect to the Revolving

Loans only, as the difference between the outstanding principal amount of the Revolving Loans and Letter of Credit Obligations on the calculation date and the amount the Revolving Loan Commitments will be on the last day of such period) for such period; (b) Interest Expense for such period; (c) fees payable under this Agreement for such period; (d) other payments payable by such Persons during such period in respect of Indebtedness for Money Borrowed (other than voluntary repayments); and (e) all Restricted Payments to be made by the Borrowers to the Parent which will be necessary to make interest payments during such period on the (i) Convertible Notes and/or (ii) Senior Notes due 2009 and/or (iii) any refinancings of the foregoing that would not cause a Default under Section 8.1(p) hereof. For purposes of this definition, where interest payments for the twelve (12) month period immediately succeeding the calculation date are not fixed by way of Interest Hedge Agreements, LIBOR Advances, or otherwise for the entire period, interest shall be calculated on such Indebtedness for Money Borrowed for periods for which interest payments are not so fixed at the lesser of (i) the LIBOR Basis (based on the then current adjustment under Section 2.3(f) hereof) for a LIBOR Advance having an Interest Period of six (6) months as determined on the date of calculation and (ii) the Base Rate Basis as in effect on the date of calculation; provided, however, that if such LIBOR Basis cannot be determined in the reasonable opinion of the Administrative Agent, such interest shall be calculated using the Base Rate Basis as then in effect.

     "Proceeds Account" shall have the meaning ascribed thereto in Section 5.16 hereof.

     "Projections" shall have the meaning ascribed thereto in Section 4.1(r) hereof.

     "Register" shall have the meaning ascribed thereto in Section 11.5(g) hereof.

     "Registered Noteholder" shall mean each Non-U.S. Bank that requests or holds a Registered Note pursuant to Section 2.8(a) hereof or registers its Loans pursuant to Section 11.5(g) hereof.

     "Registered Notes" shall mean, collectively, those certain Notes that have been issued in registered form in accordance with Sections 2.8(a) and 11.5(g) hereof and each of which bears the following legend: "This is a Registered Note, and this Registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the Loan Agreement."

     "Regulations" shall have the meaning ascribed thereto in Section 4.1(n) hereof.

     "Related Party" shall mean with respect to any individual (i) any immediate family member of such individual or (ii) any Person, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an eighty percent (80%) or more controlling interest of which consist of such individual or an immediate family member of such individual.

     "Reportable Event" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(c) of ERISA (other than a "reportable event" not subject to the provision for thirty (30)-day notice to the PBGC).

     "Request for Advance" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of any Borrower requesting an Advance, Continuation or Conversion hereunder, which shall be in substantially the form of Exhibit A attached hereto, and shall, among other things, (i) specify the date of the requested Advance, Continuation or Conversion (which shall be a Business Day), the amount of the Advance, the type of Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period with respect thereto, (ii) state that there shall not exist, on the date of the requested Advance, Continuation or Conversion and after giving effect thereto, a Default, (iii) specify the Applicable Margin then in effect, (iv) designate the amount of the Revolving Loan Commitments being drawn (if any), and (v) designate the amount of the Revolving Loans, Term Loan A Loans and Term Loan B Loans being Continued or Converted.

     "Request for Issuance of Letter of Credit" shall mean any certificate signed by an Authorized Signatory of any Borrower requesting that the Issuing Bank issue a Letter of Credit hereunder, which certificate shall be in substantially the form of Exhibit B attached hereto and shall, among other things, specify (a) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit, (b) the stated amount of the Letter of Credit, (c) the effective date for the issuance of the Letter of Credit (which shall be a Business Day), (d) the date on which the Letter of Credit is to expire (which shall be a Business Day), (e) the Person for whose benefit such Letter of Credit is to be issued and (f) other relevant terms of such Letter of Credit.

     "Restricted Payment" shall mean any direct or indirect distribution, dividend or other payment to any Person (other than to any Borrower or any of the Restricted Subsidiaries) on account of (a) any general or limited partnership or limited liability company interest in, or shares of Capital Stock or other equity securities of, any Borrower or any Restricted Subsidiary (other than dividends payable solely in general or limited partnership or limited liability company interests or stock of such Person or in warrants or other rights or options to acquire such partnership or limited liability company interests or stock and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to any Borrower or any of the Restricted Subsidiaries) on account of any warrants or other rights or options to acquire shares of Capital Stock of any Borrower or any of the Restricted Subsidiaries, or (b) any management or similar agreement with an Affiliate of such Person not (i) in compliance with Section 7.12 hereof or (ii) in the ordinary course of business or (c) any cash interest or principal payment on the 2003 Senior Subordinated Discount Notes (except in connection with a refinancing thereof permitted under this Agreement).

     "Restricted Subsidiary" shall mean any Subsidiary of any Borrower other than an Unrestricted Subsidiary which (a) is organized under the laws of, or owns, operates, constructs, or manages towers in the United States of America, Brazil or Mexico or in such other jurisdictions as the Majority Lenders may from time to time approve by prior written consent, provided that such Subsidiary (i) is permitted to pay dividends, (ii) has no liens other than Permitted Liens and (iii) upon becoming a Restricted Subsidiary shall not cause a Default or Event of Default; and (b) has complied with the requirements of Section 5.13 hereof (or delivered comparable documents to effect the purpose of such Section 5.13). The Restricted Subsidiaries as of the Agreement Date are as set forth on Schedule 2 attached hereto.

     "Revolving Loan Commitments" shall mean the several obligations of the Lenders having a Revolving Loan Commitment to advance to the Borrowers an aggregate amount of up to $650,000,000.00 at any one time outstanding, in accordance with their respective Commitment Ratios for Revolving Loans, to the Borrowers and as such obligations may be reduced from time to time, in each case, pursuant to the terms hereof; and "Revolving Loan Commitment" shall mean the individual commitment of each such Lender to advance Revolving Loans hereunder.

     "Revolving Loan Maturity Date" shall mean June 30, 2007, or such earlier date as payment of the Revolving Loans shall be due (whether by acceleration, reduction of the Revolving Loan Commitments to zero or otherwise).

     "Revolving Loan Notes" shall mean, collectively, those certain revolving promissory notes in an aggregate original principal amount of the Revolving Loan Commitments, one (1) issued by the Borrowers to each of the Lenders having a Revolving Loan Commitment, each one substantially in the form of Exhibit C attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

     "Revolving Loans" shall mean, collectively, the amounts advanced by the Lenders having Revolving Loan Commitments to the Borrowers under the Revolving Loan Commitments, and evidenced by the Revolving Loan Notes.

     "Scheduled Revolving Loan Payments" shall mean, collectively, for any period, with respect to the Revolving Loans, (a) the highest principal amount of the Revolving Loans outstanding during such period minus (b) the Revolving Loan Commitments on the last day of such period.

     "Sconnix Note" shall mean the note of Sconnix Broadcasting Company, a New Hampshire limited partnership (a true and correct copy of which has been delivered to the Administrative Agent), in the aggregate principal amount of $12,000,000.00, acquired by AT Inc. in connection with the merger of Intracoastal Broadcasting, Inc., a Delaware corporation, into AT Inc.

     "Security Documents" shall mean, collectively, the Borrower Guaranties, each Borrower Security Agreement, the Borrower Stock Pledge Agreement, all Subsidiary Guaranties, all Subsidiary Pledge Agreements, all Subsidiary Security Agreements, all Assignments of Intercompany Notes, all Subordination Agreements, each Assignment of General Partner

Interests, each Assignment of Limited Partner Interests, the Parent Pledge Agreement, the Parent Guaranty, the ATC GP Guaranty, the ATC GP Security Agreement, the ATC Holding Guaranty, the ATC Holding Security Agreement, the AT LLC Assumption Agreement, any other agreement, document or instrument providing collateral for the Obligations whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, the Lenders and the Issuing Bank, with Collateral for the Obligations.

     "Security Interest" shall mean all Liens in favor of the Administrative Agent, the Lenders and the Issuing Bank, created hereunder or under any of the Security Documents to secure the Obligations.

     "Senior Debt" shall mean, for the Borrowers and its Restricted Subsidiaries on a consolidated basis as of any date, the remainder of (i) Total Debt on such date minus (ii) the accreted value of the 2003 Senior Subordinated Discount Notes on such date.

     "Senior Notes Due 2009" shall mean the $1,000,000,000.00 9 3/8% Senior Notes due 2009 of the Parent, issued pursuant to that certain Indenture dated January 31, 2001, with The Bank of New York, as Trustee.

     "SPC" shall have the meaning ascribed thereto in Section 11.5(j) hereof.

     "Standard and Poor's" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Standby Letter of Credit" shall mean a letter of credit issued by the Issuing Bank in accordance with the terms hereof to support obligations of any Borrower or any of the Restricted Subsidiaries incurred in the ordinary course of business, and which is not a Commercial Letter of Credit.

     "Subordination Agreements" shall mean, collectively, (a) that certain Subordination Agreement among ATC Operating, ATC LP and the Administrative Agent and (b) that certain Subordination Agreement among ATC Holding, ATC GP and the Administrative Agent, case dated January 6, 2000.

     "Subsidiary" shall mean, as applied to any Person, (a) any corporation of which no less than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which no less than fifty percent (50%) of the outstanding partnership or limited liability company interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person; provided, however, that if such Person and/or such Person's Subsidiaries directly or indirectly own no more than fifty percent (50%) of such Subsidiary's ownership interests, then such Subsidiary's operating or governing documents must require (i) such Subsidiary's net cash after the establishment of reserves be distributed to its equity holders no less frequently than quarterly and (ii) the consent of such Person and/or such Person's Subsidiaries to amend or otherwise modify the provisions of such operating or governing documents requiring such distributions, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

     "Subsidiary Guaranty" shall mean that certain Amended and Restated Subsidiary Guaranty dated January 6, 2000 in favor of the Administrative Agent, the Lenders and the Issuing Bank, given by each Restricted Subsidiary, and shall include any similar agreements executed pursuant to Section 5.13 hereof, each substantially in the form of Exhibit D attached hereto.

     "Subsidiary Pledge Agreement" shall mean that certain Amended and Restated Subsidiary Pledge Agreement dated January 6, 2000 made by each Restricted Subsidiary having one or more of its own Restricted Subsidiaries, on the one hand, in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, on the other hand, and shall include any similar agreements executed pursuant to Section 5.13 hereof, each substantially in the form of Exhibit E attached hereto.

     "Subsidiary Security Agreement" shall mean that certain Amended and Restated Subsidiary Security Agreement dated January 6, 2000 made by each Restricted Subsidiary, on the one hand, in favor of the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, on the other hand, each substantially in the form of Exhibit F attached hereto, and shall include any similar agreements executed pursuant to Section 5.13 hereof.

     "Teleport Business" shall mean the business of owning, operating and managing satellite up-link facilities.

     "Term Loan A Commitments" shall mean the aggregate portion of the Term Loan A Commitments held by the Lenders holding Term Loan A Loans, as set forth on
Schedule 7 attached hereto, which portion shall be reduced in an amount equal to reductions of the Term Loan A Loans made from time to time, pursuant to the terms hereof; and "Term Loan A Commitment" shall mean the individual commitment of each such Lender holding Term Loan A Loans.

     "Term Loan A Loans" shall mean, collectively, the Loans outstanding hereunder that are evidenced by the Term Loan A Notes.

     "Term Loan A Maturity Date" shall mean June 30, 2007, or such earlier date as the payment of the Term Loan A Loans shall be due (whether by acceleration or otherwise).

     "Term Loan A Notes" shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of $850,000,000.00, one (1) issued by the Borrowers to each of the Lenders having Term Loan A Loans, each one substantially in the form of Exhibit G attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.

     "Term Loan B Commitments" shall mean the aggregate portion of the Term Loan B Commitments held by the Lenders holding Term Loan B Loans, as set forth on
Schedule 7 attached hereto, which portion shall be reduced in an amount equal to reductions of the Term Loan B Loans made from time to time, pursuant to the terms hereof; and "Term Loan B Commitment" shall mean the individual commitment of each such Lender holding Term Loan B Loans.

     "Term Loan B Loans" shall mean, collectively, the Loans outstanding hereunder that are evidenced by the Term Loan B Notes.

     "Term Loan B Maturity Date" shall mean December 31, 2007, or such earlier date as the payment of the Term Loan B Loans shall be due (whether by acceleration, or otherwise).

     "Term Loan B Notes" shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of $500,000,000.00, one (1) issued by the Borrowers to each of the Lenders having Term Loan B Loans, each one substantially in the form of Exhibit H attached hereto, and any extension, modifications, renewals or replacements of, or amendments to, any of the foregoing.

     "Total Debt" shall mean, for the Borrowers and the Restricted Subsidiaries on a consolidated basis as of any date, the sum (without duplication) of (i) the outstanding principal amount of the Loans, (ii) the aggregate amount of Indebtedness for Money Borrowed of such Persons, and (iii) the aggregate amount of all Guaranties by such Persons of Indebtedness for Money Borrowed.

     "Tower Operation Business" shall mean the ownership, leasing and tower management businesses of the Borrowers and their Restricted Subsidiaries.

     "Towersites Monitoring" shall mean Towersites Monitoring, Inc., a Delaware corporation.

     "Triton" shall mean Triton PCS, Inc., a Delaware corporation, and its Affiliates.

     "TV Azteca" shall mean TV Azteca, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of the United Mexican States.

     "Unreinvested Net Proceeds" shall mean the aggregate Net Proceeds other than Net Proceeds (a) with respect to which any Borrower has notified the Administrative Agent in writing that the Borrowers intend to use any or all of such Net Proceeds to acquire fixed or capital assets permitted by Section 7.6 hereof or for the construction of new towers within twelve (12) months of the date of receipt of such Net Proceeds and (b) which Net Proceeds are actually used or irrevocably committed by a Borrower to be used within such twelve (12) month period; provided, however, that once applied to reduce the Revolving Loan Commitments or repay Loans hereunder, such Unreinvested Net Proceeds shall cease to be Unreinvested Net Proceeds.

     "Unrestricted Subsidiary" shall mean any Subsidiary of any Borrower or any joint venture (which may represent a minority interest) between any Borrower and/or any of their Subsidiaries and any other Person, in each case, which any Borrower has heretofore designated or hereafter designates as an Unrestricted Subsidiary by written notice to the Administrative Agent and the Lenders prior to the formation or acquisition of such Subsidiary or joint venture. Notwithstanding the foregoing, no Restricted Subsidiary may be re-designated as an Unrestricted Subsidiary without the prior consent of the Majority Lenders and ATC LP may not be designated as an Unrestricted Subsidiary without the consent of all of the Lenders. The Unrestricted Subsidiaries as of the Agreement Date are as set forth Schedule 2 attached hereto. All Subsidiaries of any Unrestricted Subsidiary, now or hereafter existing, shall be Unrestricted Subsidiaries.

     "Unrestricted Subsidiary Distributions" shall mean, collectively, the aggregate amount of cash distributions received during such period by any Borrower or any of the Restricted Subsidiaries from any Unrestricted Subsidiary (other than in connection with the repayment of intercompany Indebtedness permitted hereunder).

     "U.S. Person" shall mean a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under any laws of the United States of America, or any estate or trust that is subject to Federal income taxation regardless of the source of its income.

     "Verestar Entity" shall mean any of Verestar, Inc. or any Subsidiary of Verestar, Inc. which has executed and delivered any agreement, document or instrument guaranteeing or providing collateral for the Obligations.

     Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.

     Section 1.2 Interpretation. Except where otherwise specifically restricted, reference to a party to this Agreement or any other Loan Document includes that party and its successors and assigns. All capitalized terms used herein which are defined in Article 9 of the Uniform Commercial Code in effect in the State of New York on the date hereof and which are not otherwise defined herein shall have the same meanings herein as set forth therein. Whenever any agreement, promissory note or other instrument or document is defined in this Agreement, such definition shall be deemed to mean and include, from and after the date of any amendment, restatement, supplement, confirmation or modification thereof, such agreement, promissory note or other instrument or document as so amended, restated, supplemented, confirmed or modified. All terms defined in this Agreement in the singular shall have comparable meanings when used in the plural and vice versa. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

     Section 1.3 Cross References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause in such Article, Section or definition.

     Section 1.4 Accounting Provisions. Subject to Section 11.6, all accounting terms used in this Agreement which are not expressly defined herein shall have the respective meanings given to them in accordance with GAAP, all computations shall be made in accordance with GAAP, and all balance sheets and other financial statements shall be prepared in accordance with GAAP. All financial or accounting calculations or determinations required pursuant to this Agreement, unless otherwise expressly provided, shall be made on a consolidated basis for the Borrowers and the Restricted Subsidiaries.

                                 ARTICLE 2 Loans

     Section 2.1 The Loans.

          (a) Revolving Loans. The Lenders having Revolving Loan Commitments agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrowers (on a joint and several basis) from time to time prior to the Revolving Loan Maturity Date amounts which do not exceed, (i) in the aggregate at any one time outstanding, the Revolving Loan Commitments as reduced hereunder from time to time and prior to the Agreement Date under the Prior Loan Agreement and, (ii) individually, such Lender's Revolving Loan Commitment, in each case, as in effect from time to time; provided, however, that the Borrowers may not request (and the Lenders shall have no obligation to make) an Advance under this Section 2.1(a) in excess of the Available Revolving Loan Commitment on such date. After giving effect to prepayments made prior to the Agreement Date under the Prior Loan Agreement, the Revolving Loan Commitments on the Agreement Date are $647,109,172.21.

          (b) Term Loan A Loans. The Term Loan A Loans were advanced prior to the Agreement Date under the Prior Loan Agreement and as of the Agreement Date the principal amount of the Term Loan A Loans outstanding is $836,394,245.00 (after giving effect to prepayments made prior to the Agreement Date under the Prior Loan Agreement). Amounts repaid under the Term Loan A Commitments may not be reborrowed.

          (c) Term Loan B Loans. The Term Loan B Loans were advanced prior to the Agreement Date under the Prior Loan Agreement and as of the Agreement Date the principal amount of the Term Loan B Loans outstanding is $491,996,602.89 (after giving effect to prepayments made prior to the Agreement Date under the Prior Loan Agreement). Amounts repaid under the Term Loan B Commitments may not be reborrowed.

          (d) Letters of Credit. Subject to the terms and conditions of this Agreement, the Issuing Bank agrees to issue Letters of Credit for the account of the Borrowers on a joint and several basis (and on behalf of the Restricted Subsidiaries) pursuant to Section 2.14 hereof in an aggregate amount not to exceed the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof.

     Section 2.2 Manner of Borrowing and Disbursement.

          (a) Choice of Interest Rate, Etc. Any Advance hereunder shall, at the option of the requesting Borrower, be made as a Base Rate Advance or a LIBOR Advance; provided, however, that at such time as there shall have occurred and be continuing a Default hereunder, none of the Borrowers shall have the right to receive or Continue a LIBOR Advance or to Convert a Base Rate Advance to a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

          (b) Base Rate Advances.

               (i) Advances. A Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that such Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from a Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

               (ii) Conversions. Any Borrower may, without regard to the applicable Payment Date and upon at least three (3) Business Days' irrevocable prior telephonic notice followed by a Request for Advance, Convert all or a portion of the principal of a Base Rate Advance to a LIBOR Advance. On the date indicated by the applicable Borrower, such Base Rate Advance shall be so Converted. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

          (c) LIBOR Advances. Upon request, the Administrative Agent, whose determination in absence of manifest error shall be conclusive, shall determine the available

LIBOR Bases and shall notify the requesting Borrower of such LIBOR Bases to apply for the applicable LIBOR Advance.

               (i) Advances. A Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior telephonic notice followed immediately by a Request for Advance; provided, however, that such Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent. Upon receipt of such notice from a Borrower, the Administrative Agent shall promptly notify each Lender by telephone or telecopy of the contents thereof.

               (ii) Conversions and Continuations. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the applicable Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such LIBOR Advance
     (A) is to be Continued in whole or in part as one or more LIBOR Advances,
     (B) is to be Converted in whole or in part to a Base Rate Advance, or (C) is to be repaid. The failure to give such notice shall preclude the Borrowers from Continuing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request to Convert such Advance to a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable.

          (d) Notification of Lenders. Upon receipt of irrevocable prior telephonic notice in accordance with Section 2.2(b) or (c) hereof or a Request for Advance, or a notice of Conversion or Continuation from a Borrower with respect to any outstanding Advance prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender having the applicable Commitment by telephone, followed promptly by written notice or telecopy, of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender having the applicable Commitment shall, not later than 12:00 noon (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance that represents an additional borrowing hereunder in immediately available funds.

          (e) Disbursement.

               (i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the requesting Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the requesting Borrower maintained with the Administrative Agent.

               (ii) Unless the Administrative Agent shall have received notice from a Lender having an applicable Commitment prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent an applicable Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the requesting Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

               (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrowers, and the Borrowers shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

               (iv) In the event that, at any time when there is no Default and each of the conditions in Section 3.2 hereof has been satisfied, a Lender having an applicable Commitment for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrowers), or all other Lenders have received payment in full from the Borrowers (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right
     (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the applicable Loans shall not be counted as outstanding for purposes of determining "Majority Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrowers, the Administrative Agent or the other Lenders in respect of its portion of the applicable Loans until all applicable Loans of the other Lenders have been fully paid.

     Section 2.3 Interest.

          (a) On Base Rate Advances. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Maturity Date.

          (b) On LIBOR Advances. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three (3) month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Maturity Date.

          (c) Interest if no Notice of Selection of Interest Rate Basis. If a Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

          (d) Interest Upon Event of Default. Immediately upon the occurrence of an Event of Default hereunder, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Majority Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Majority Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate or (iii) payment in full of the Obligations.

          (e) LIBOR Contracts. At no time may the number of outstanding LIBOR Advances hereunder exceed twelve (12).

          (f) Applicable Margin.

               (i) Revolving Loans and Term Loan A Loans. With respect to any Revolving Loans or the Term Loan A Loans, the Applicable Margin shall be as set forth in a certificate of the chief financial officer of a Borrower delivered to the Administrative Agent based upon the Leverage Ratio for the most recent fiscal quarter end for which financial statements are furnished by the Borrowers to the Administrative Agent and each Lender for the fiscal quarter most recently ended as follows:

                                                          Base Rate       LIBOR Advance
                                                     Advance Applicable    Applicable
                 Leverage Ratio                            Margin            Margin
     ---------------------------------------------   ------------------   -------------
     A.   Greater than 7.00 to 1.00                        2.250%             3.250%

     B.   Greater than 6.50 to 1.00, but less than
          or equal to 7.00 to 1.00                         2.000%             3.000%

     C.   Greater than 6.00 to 1.00, but less than
          or equal to 6.50 to 1.00                         1.750%             2.750%

     D.   Greater than 5.00 to 1.00, but less than
          or equal to 6.00 to 1.00                         1.500%             2.500%

     E.   Greater than 4.00 to 1.00, but less than
          or equal to 5.00 to 1.00                         1.250%             2.250%

     F.   Less than or equal to 4.00 to 1.00               1.000%             2.000%

     Notwithstanding the foregoing, the Applicable Margin with respect to the Revolving Loans and the Term Loan A Loans from January 1, 2003 through and including September 30, 2003 shall not be less than (A) with respect to Base Rate Advances, 1.500% and (B) with respect to LIBOR Advances, 2.500%.

               (ii) Term Loan B Loans. With respect to any Term Loan B Loans, the Applicable Margin shall be, (a) with respect to Base Rate Advances, 2.500%, and (b) with respect to LIBOR Advances, 3.500%.

               (iii) Changes in Applicable Margin. With respect to Section 2.3(f)(i), changes to the Applicable Margin shall be effective, (i) with respect to an increase in the Applicable Margin, as of the second (2nd) Business Day after the day on which the financial statements are required to be delivered to the Administrative Agent and the Lenders pursuant to
     Section 6.1 or 6.2 hereof, as the case may be, provided, however, that if such financial statements are not delivered to the Administrative Agent and the Lenders on or before the date specified in such Section, such increase shall be effective as of the date specified in such Section for delivery of the financial statements, and (ii) with respect to a decrease in the Applicable Margin, as of the later of (A) the second (2nd) Business Day after the day on which such financial statements are required to be delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be, and
     (B) the date on which such financial statements are actually delivered to the Administrative Agent and the Lenders. With respect to Section 2.3(f)(i) and (ii) upon the occurrence and during the continuance of an Event of Default, the Applicable Margins shall not be subject to downward adjustment and shall automatically revert to the

     Applicable Margins shall not be subject to downward adjustment and shall automatically revert to the Applicable Margins set forth in, (A) with respect to Section 2.3(f)(i), part A of the table in Section 2.3(f)(i) above, and (B) with respect to Section 2.3(f)(ii), part (a) of Section 2.3(f)(ii) above, in each case, until such time as such Event of Default is cured or waived.

     Section 2.4 Commitment and Letter of Credit Fees.

          (a) Commitment Fees. The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent for the account of each of the Lenders having a Revolving Loan Commitment in accordance with such Lender's applicable Commitment Ratio, a commitment fee on the unused Revolving Loan Commitment of such Lender as reduced hereunder from time to time and prior to the Agreement Date under the Prior Loan Agreement for each day from January 1, 2003 through and including the Revolving Loan Maturity Date, at a rate of (A) one percent (1.000%) per annum when the Facility Usage during such calendar quarter was less than or equal to thirty-three and one-third percent (33-1/3%),
(B) three-quarters of one-percent (0.750%) when the Facility Usage during such calendar quarter was greater than thirty-three and one-third percent (33-1/3%), but less than or equal to sixty-six and two-thirds percent (66-2/3%), and (C) one-half of one percent (0.500%) when the Facility Usage during such calendar quarter was greater than sixty-six and two-thirds percent (66-2/3%). Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter, and shall be fully earned when due and non-refundable when paid. A final payment of any commitment fee then payable with respect to the Revolving Loan Commitments shall also be due and payable on the Revolving Loan Maturity Date.

          (b) Letter of Credit Fees.

               (i) The Borrowers agree to pay, on a joint and several basis, to the Issuing Bank a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit from the date of issuance through and including the expiration date of each such Letter of Credit at a rate of one eighth of one percent (0.125%) per annum, which fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing on March 31, 2000, and shall be fully earned when due and non-refundable when paid.

               (ii) The Borrowers agree to pay, on a joint and several basis, to the Administrative Agent on behalf of the Lenders having a Revolving Loan Commitment in accordance with their respective Commitment Ratios for the Revolving Loans (and the Administrative Agent shall promptly pay to the Lenders having a Revolving Loan Commitment), a fee on the stated amount (reduced by the amount of any draws) of any outstanding Letters of Credit for each day from the date of issuance thereof through the expiration date for each such Letter of Credit at a rate equal to the Applicable Margin for LIBOR Advances under the Revolving Loan Commitments. Such Letter of Credit Fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears for each quarter on the last Business Day of each calendar quarter commencing on March 31, 2000, and shall be fully earned when due and non-refundable when paid. The Letter of Credit Fee set forth in this Section 2.4(b)(ii) shall be subject to increase and decrease on the dates and in the amounts set forth in Section 2.3(f)(i) hereof in the same manner as the adjustment of the Applicable Margin with respect to LIBOR Advances upon satisfaction of the requirements set forth in Section 2.3(f)(i) hereof.

     Section 2.5 Mandatory Commitment Reductions.

          (a) Scheduled Reductions under Revolving Loan Commitments. Commencing March 31, 2003, and on the last day of each calendar quarter ending during the periods set forth below, the Revolving Loan Commitments shall be automatically and permanently reduced until reduced to zero by the dollar amounts set forth below:

                                                            Quarterly
                                                       Amount of Revolving
                Reduction Dates                      Loan Commitment Reduction
-------------------------------------------------   --------------------------
March 31, 2003, June 30, 2003, September 30, 2003
and December 31, 2003                                     $ 9,706,637.58

March 31, 2004, June 30, 2004,
September 30, 2004 and December 31, 2004                  $35,591,004.47

March 31, 2005, June 30, 2005,
September 30, 2005 and December 31, 2005                  $45,297,642.05

March 31, 2006, June 30, 2006,
September 30, 2006 and December 31, 2006                  $47,724,301.45

March 31, 2007 and June 30, 2007                          $46,915,414.99

          (b) Reduction From Excess Cash Flow. On or prior to April 15, 2004, and on or prior to each April 15th thereafter during the term of this Agreement, the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to the repayment of Revolving Loans required under Section 2.7(b)(iv) hereof; provided, however, that if there are no Loans then outstanding, or if the Excess Cash Flow exceeds the Loans then outstanding, the Revolving Loan Commitments shall be reduced by an aggregate amount equal to the Excess Cash Flow, or the excess of the Excess Cash Flow over the Loans (which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(b)), as applicable, regardless of any repayment of the Revolving Loans. Reductions under this Section 2.5(b) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

          (c) Reduction From Asset Sales and Insurance and Condemnation Proceedings. At any time after the aggregate Unreinvested Net Proceeds from all sales, transfers or other dispositions of assets of the Borrowers and their Restricted Subsidiaries, or from any insurance or condemnation proceeding in respect of such assets, after January 6, 2000, exceeds $10,000,000.00, the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to the repayment of the Revolving Loans required under Section 2.7(b)(iii) hereof; provided, however, that if there are no Loans then outstanding, or if the Unreinvested Net Proceeds exceeds the Loans then outstanding, the Revolving Loan Commitments shall be reduced on a pro rata basis by an aggregate amount equal to such Unreinvested Net Proceeds, or the excess of such Unreinvested Net Proceeds over the Loans (which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(c)), as applicable, regardless of any repayment of the Revolving Loans. Reductions under this Section 2.5(c) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

          (d) Reduction From Sale of Debt Instruments. If the Leverage Ratio is greater than 5.00 to 1.00 at any time when the Parent, any Borrower or any Restricted Subsidiary receives any Capital Raise Proceeds, on the Business Day following such receipt, the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to the repayment of Revolving Loans required to be repaid under Section 2.7(b)(v) hereof; provided, however, that if there are no Loans then outstanding, or if the Capital Raise Proceeds exceeds the Loans then outstanding, the Revolving Loan Commitments shall be reduced on a pro rata basis by an amount equal to the Capital Raise Proceeds, or the excess of the Capital Raise Proceeds over the Loans (which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(d)), as applicable, regardless of any repayment of the Revolving Loans. Reductions under this Section 2.5(d) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

          (e) Escrow Corp. Merger Reduction. On the effective date of the Escrow Corp. Merger, the Revolving Loan Commitments shall be reduced by $225,000,000.00, which reduction to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof in the order of the reductions set forth therein.

     Section 2.6 Voluntary Commitment Reductions. The Borrowers shall have the right, at any time and from time to time after the Agreement Date and prior to the Maturity Date, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitments; provided, however, that any such partial reduction shall be made in an amount not less than $5,000,000.00 and in an integral multiple of $1,000,000.00. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments shall be permanently reduced to the amount stated in such notice for all purposes herein, and the Borrowers shall, on a joint and several basis, pay to the Administrative Agent for the applicable Lenders the amount necessary to reduce the principal amount of the Revolving Loans then outstanding under the Revolving Loan Commitments to not more than the amount of Revolving Loan Commitments as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced. Commitment reductions made pursuant to this
Section 2.6 shall be applied, with respect to the Revolving Loan Commitments, pro rata to the reductions in Section 2.5(a) hereof.

     Section 2.7 Prepayments and Repayments.

          (a) Prepayment. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without premium or penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent; provided, however, that the Borrowers shall, jointly and severally, reimburse the applicable Lenders, on the earlier of demand by the applicable Lender or the Maturity Date, for any loss or out-of-pocket expense incurred by any such Lender in connection with such prepayment, as set forth in Section 2.10 hereof; and provided further, however, that the Borrowers' failure to confirm any telephonic notice with a written notice shall not invalidate any notice so given if acted upon by the Administrative Agent. Any prepayment hereunder shall be in amounts of not less than $5,000,000.00 and in an integral multiple of $1,000,000.00. Amounts prepaid pursuant to this Section 2.7(a) may, with respect to the Revolving Loans, be reborrowed, subject to the terms and conditions hereof, and shall be applied, with respect to the Term Loan A Loans and Term Loan B Loans, pro rata to the repayments in Section 2.7(b)(i) hereof. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced.

          (b) Repayments. The Borrowers shall repay the Loans, on a joint and several basis, as follows:

               (i) Scheduled Repayments of the Term Loan A Loans and Term Loan B Loans. Commencing March 31, 2003, and on the last day of each calendar quarter ending during the periods set forth below, the principal balance of the Term Loan A Loans and Term Loan B Loans outstanding shall be repaid until paid in full by the dollar amounts set forth below:

                                                     Quarterly              Quarterly
                                                Principal Payment of   Principal Payment of
                                                  Term Loan A Loans      Term Loan B Loans
                                                    Due on Each            Due on Each
                Repayment Dates                    Repayment Date         Repayment Date
     ----------------------------------------   --------------------   --------------------
     March 31, 2003, June 30, 2003,
     September 30, 2003 and December 31, 2003      $12,545,913.68        $  1,229,991.51

     March 31, 2004, June 30, 2004,
     September 30, 2004 and December 31, 2004      $46,001,683.47        $  1,229,991.51

     March 31, 2005, June 30, 2005,
     September 30, 2005 and December 31, 2005      $58,547,597.15        $  1,229,991.51

     March 31, 2006, June 30, 2006,
     September 30, 2006 and December 31, 2006      $61,684,075.57        $  1,229,991.51

     March 31, 2007 and June 30, 2007              $60,638,582.76        $  1,229,991.51

     September 30, 2007 and December 31, 2007      Not applicable        $234,928,377.86

               (ii) Revolving Loans and Letter of Credit Obligations in Excess of Revolving Loan Commitments. If, at any time, the amount of the Revolving Loans and Letter of Credit Obligations shall exceed the Revolving Loan Commitments, the Borrowers shall, on such date and subject to Section 2.10 hereof, make a repayment of the principal amount of the Revolving Loans, or, if there are no such Loans then outstanding, establish, if applicable, a Letter of Credit Reserve Account, in each case, in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

               (iii) Unreinvested Net Proceeds from Asset Sales and Insurance and Condemnation Proceedings. At any time after the aggregate Unreinvested Net Proceeds from all sales, transfers or other dispositions of assets of the Borrowers and their Restricted Subsidiaries or from any insurance or condemnation proceeding in respect of such assets after January 6, 2000 exceeds $10,000,000.00, the Loans shall be repaid in an amount equal to, in the aggregate, such Unreinvested Net Proceeds. The amount of the Unreinvested Net Proceeds required to be repaid under this Section 2.7(b)(iii) shall be applied to the Loans then outstanding on a pro rata basis. Accrued interest on the principal amount of the Loans being repaid pursuant to this Section 2.7(b)(iii) to the date of such repayment will be paid by the Borrowers concurrently with such principal repayment. All repayments under this Section 2.7(b)(iii) of each of the Term Loan A Loans and the Term Loan B Loans shall be applied to the repayments for such Loan in Section 2.7(b)(i) hereof in inverse order of maturity.

               (iv) Excess Cash Flow. On or prior to April 15, 2004 and on or prior to each April 15th thereafter during the term of this Agreement, the Loans shall be repaid in an amount equal to, in the aggregate, fifty percent (50%) of the Excess Cash Flow for the fiscal year ended on the immediately preceding December 31st. The amount of the Excess Cash Flow required to be repaid under this Section 2.7(b)(iv) shall be applied to the Loans then outstanding on a pro rata basis. Accrued interest on the principal amount of the Loans being repaid pursuant to this
     Section 2.7(b)(iv) to the date of such repayment will be paid by the Borrowers concurrently with such principal repayment. All repayments under this Section 2.7(b)(iv) of each of the Term Loan A Loans and the Term Loan B Loans shall be applied to the repayments for such Loans in Section 2.7(b)(i) hereof in inverse order of maturity.

               (v) Sale of Debt Instruments. If the Leverage Ratio is greater than 5.00 to 1.00 at any time when the Parent, any Borrower or any Restricted Subsidiary receives any Capital Raise Proceeds, on the Business Day following such receipt, the Loans shall be repaid in an amount equal to such Capital Raise Proceeds. The amount of the Capital Raise Proceeds required to be repaid under this Section 2.7(b)(v) shall be applied to the Loans then outstanding on a pro rata basis. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(b)(v) to the date of such prepayment will be paid by the Borrowers concurrently with such principal prepayment. All repayments under this
     Section 2.7(b)(v) of each of the Term Loan A Loans and the Term Loan B Loans shall be applied to the repayments for such Loans in Section 2.7(b)(i) hereof in inverse order of maturity.

               (vi) Proceeds of 2003 Senior Subordinated Discount Notes.

               (A) Initial Repayment. Notwithstanding anything to the contrary in Section 2.7(a) hereof, on or prior to the Business Day following the date of the Escrow Corp. Merger, the Borrowers shall prepay the Term Loan A Loans and Term Loan B Loans in the amount of $200,000,000.00 which will be applied on the following basis to the outstanding Loans: (x) $125,000,000.00 shall be applied to the Term Loan A Loans as follows: (1) $60,000,000.00 shall be applied on a pro rata basis to the scheduled repayments of the Term Loan A Loans set forth in Section 2.7(b)(i) hereof for the fiscal year ending December 31, 2004; (2) $45,000,000.00 shall be applied on a pro rata basis to the scheduled repayments for the Term Loan A Loans set forth in
          Section 2.7(b)(i) hereof for the fiscal year ending December 31, 2005; and (3) $20,000,000.00 shall be applied on a pro rata basis for the scheduled repayments of the Term Loan A Loans set forth in Section 2.7(b)(i) hereof for the fiscal year ending December 31, 2006, and (y) $75,000,000.00 shall be applied on a pro rata basis to the scheduled repayments for the Term Loan B Loans set forth in Section 2.7(b)(i) hereof. For the avoidance of doubt, the provisions of Sections 2.5(d) and 2.7(b)(v) hereof shall not apply with respect to any proceeds of the 2003 Senior Subordinated Discount Notes.

               (B) Subsequent Repayment. In addition to the repayments set forth in Section 2.7(b)(vi)(A) above, on July 1, 2004, the Borrowers shall repay the Term Loan A Loans and Term Loan B Loans then outstanding in an amount equal to the amount in the Proceeds Account on such date, which repayment shall be applied pro rata to the Term Loan A Loans and the Term Loan B Loans across the remaining scheduled repayments set forth in Section 2.7(b)(i) hereof.

               (vii) Revolving Loan Maturity Date. In addition to the foregoing, a final payment of all Revolving Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Revolving Loan Maturity Date.

               (viii) Term Loan A Maturity Date. In addition to the foregoing, a final payment of the Term Loan A Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Term Loan A Maturity Date.

               (ix) Term Loan B Maturity Date. In addition to the foregoing, a final payment of Term Loan B Loans, together with accrued interest and fees with respect thereto and all other Obligations then outstanding shall be due and payable on the Term Loan B Maturity Date.

     Section 2.8 Notes; Loan Accounts.

          (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes. One (1) Revolving Loan Note, one (1) Term Loan A Note, and one (1) Term Loan B Note shall be payable to the order of each applicable Lender in accordance with such Lender's applicable Commitment Ratio for Revolving Loans, the Term Loan A Loans, and the Term Loan B Loans. The Notes shall be issued on a joint and several basis by the Borrowers to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories. Any Lender (i) which is not a U.S. Person (a "Non-U.S. Bank") and (ii) which could become completely exempt from withholding of United States federal income taxes in respect of payment of any obligations due to such Lender hereunder relating to any of its Loans if such Loans were in registered form for United States federal income tax purposes may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to register such Loans as provided in Section 11.5(g) hereof and to issue to such Lender Notes evidencing such Loans as Registered Notes or to exchange Notes evidencing such Loans for new Registered Notes, as applicable. Registered Notes may not be exchanged for Notes that are not in registered form.

          (b) Each Lender may open and maintain on its books in the name of the Borrowers a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any

Lender to make any such notations or any error or mistake in such notations shall not affect the Borrowers' repayment obligations with respect to such Loans.

     Section 2.9 Manner of Payment.

          (a) Each payment (including, without limitation, any prepayment) by the Borrowers on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrowers as and when due, the Administrative Agent will promptly notify the applicable Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this
Section 2.9, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

          (b) The Borrowers agree to pay, on a joint and several basis, principal, interest, fees and all other amounts due hereunder or under the Notes without set-off or counterclaim or any deduction whatsoever.

          (c) Prior to the acceleration of the Loans under Section 8.2 hereof, if some but less than all amounts due from the Borrowers are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent and the Issuing Bank, or any of them or expenses then due and payable to the Lenders; (ii) to the payment of interest then due and payable on the Loans on a pro rata basis and of fees then due and payable to the Lenders on a pro rata basis; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans on a pro rata basis.

          (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

          (e) Each Registered Noteholder (or, if such Registered Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrowers (with a copy to the Administrative Agent) prior to or at the time it becomes a Registered Noteholder, an Internal Revenue Service Form W-8BEN or W-8ECI (or such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America), together with an annual certificate stating that such Registered Noteholder or beneficial owner, as the case may be, is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and is not otherwise described in Section 881(c)(3) of the Code. Each Registered Noteholder or beneficial owner, as the case may be, shall promptly notify the Borrowers (with a copy to the Administrative Agent) if at any time, such Registered Noteholder or beneficial owner, as the case may be, determines that it is no longer in a position to make the certification made in such certificate to the Borrowers (or any other form of certification adopted by the relevant taxing authorities of the United States of America for such purposes).

     Section 2.10 Reimbursement.

          (a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) the failure by a Borrower to borrow, Continue or Convert any LIBOR Advance after having given notice of its intention to borrow, Continue or Convert such Advance in accordance with Section 2.2 hereof (whether by reason of such Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) the prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrowers agree to pay, on a joint and several basis, to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis for its demand, shall be presumptively correct absent manifest error.

          (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, lost margins, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the applicable Maturity Date is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Loans.

     Section 2.11 Pro Rata Treatment.

          (a) Advances. Each Advance under the Revolving Loan Commitments from the Lenders hereunder shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having a Revolving Loan Commitment.

          (b) Payments. Each payment and prepayment of principal of the Loans, and, except as provided in Section 2.2(e) hereof and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders pro rata on the basis of their respective unpaid principal amounts outstanding under the applicable Loans immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its applicable Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the applicable Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such purchasing Lender were the direct creditor of the Borrowers in the amount of such participation.

          (c) Commitment Reductions. Any reduction of the Revolving Loan Commitments required or permitted hereunder shall reduce the Revolving Loan Commitment of each Lender having such a commitment on a pro rata basis based on the Commitment Ratio of such Lender for such commitment.

     Section 2.12 Capital Adequacy. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or the bank holding company of such Lender) with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitments to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's (or the bank holding company of such Lender) capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, upon demand by such Lender, the Borrowers shall promptly pay, on a joint and several basis, to such Lender such additional amounts as shall be sufficient to compensate such Lender (on an after-tax basis) for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand or the applicable Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrowers as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

     Section 2.13 Lender Tax Forms. On or prior to the Agreement Date and, to the extent permitted by applicable U.S. Federal law, on or prior to the first Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States shall provide each of the Administrative Agent and the Borrowers (a) if such Lender is a "bank" under
Section 881(c)(3)(A) of the Code, with a properly executed original of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrowers and the Administrative Agent, or with a properly executed Internal Revenue Service Form W-9, as the case may be, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty, or (b) if such Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and intends to claim exemption from U.S. Federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Lender delivers a Form W-8BEN, a certificate representing that such Lender is not a bank for purposes of Section 881(c) of the Code, is not a ten-percent (10%) shareholder (within the meaning of Section 871(h)(3)(B) of the Code and is not a controlled foreign corporation related to the Borrowers (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Lender, indicating that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes as permitted by the Code. To the extent permitted by applicable U.S. Federal law, each such Lender agrees to provide the Administrative Agent and the Borrowers with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrowers.

     Section 2.14 Letters of Credit.

          (a) Subject to the terms and conditions hereof, the Issuing Bank, on behalf of the Lenders having a Revolving Loan Commitment, and in reliance on the agreements of such Lenders set forth in Section 2.14(d) hereof, hereby agrees to issue one or more Letters of Credit up to an aggregate face amount equal to the Available Letter of Credit Commitment determined immediately prior to giving effect to the issuance thereof; provided, however, that the Issuing Bank shall not issue any Letter of Credit (i) unless the conditions precedent to the issuance thereof set forth in Section 3.3 hereof have been satisfied, (ii) if any Default then exists or would be caused thereby, (iii) if, after giving effect to such issuance, the Available Revolving Loan Commitment would be less than zero or (iv) within thirty (30) days preceding the Maturity Date; and provided further, however, that at no time shall the aggregate amount of the Letter of Credit Obligations outstanding hereunder exceed $50,000,000.00. Each Letter of Credit shall (A) be payable at sight, (B) be denominated in United States dollars, (C) expire, (i) with respect to

Standby Letters of Credit, no later than the earlier to occur of (x) the fifth Business Day preceding the Revolving Loan Maturity Date and (y) 360 days after its date of issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal), and (ii) with respect to Commercial Letters of Credit, no later than the earlier to occur of (x) the thirtieth day preceding the Revolving Loan Maturity Date and (y) 180 days after its date of Issuance (but may contain provisions for automatic renewal provided that no Default or Event of Default exists on the renewal date or would be caused by such renewal). Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 and, to the extent not inconsistent therewith, the laws of the State of New York. The Issuing Bank shall not at any time be obligated to issue, or cause to be issued, any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank to exceed any limits imposed by, any Applicable Law. If a Letter of Credit provides that it is automatically renewable unless notice is given by the Issuing Bank that it will not be renewed, the Issuing Bank shall not be bound to give a notice of non-renewal unless directed to do so by Lenders having in the aggregate at least fifty-one percent (51%) of the Revolving Loan Commitment at least sixty-five (65) days prior to the then scheduled expiration date of such Letter of Credit.

          (b) Any Borrower may from time to time request the Issuing Bank to issue Letters of Credit. The Borrower shall execute and deliver to the Administrative Agent and the Issuing Bank a Request for Issuance of Letter of Credit for each Letter of Credit to be issued by the Issuing Bank not later than 12:00 noon (New York, New York time) on the fifth (5th) Business Day preceding the date on which the requested Letter of Credit requested is to be issued, or such shorter notice as may be acceptable to the Issuing Bank and the Administrative Agent. Upon receipt of any such Request for Issuance of Letter of Credit, subject to satisfaction of all conditions precedent thereto as set forth in Section 3.3 hereof, the Issuing Bank shall process such Request for Issuance of Letter of Credit and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby. The Issuing Bank shall furnish a copy of such Letter of Credit (or any amendment thereto or renewal or extension thereof) to the Borrowers, the Administrative Agent and each of the Lenders following the issuance thereof. The Borrower shall pay or reimburse the Issuing Bank for normal and customary costs and expenses incurred by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering the Letters of Credit.

          (c) At such time as the Administrative Agent shall be notified by the Issuing Bank that the beneficiary under any Letter of Credit has drawn on the same, the Administrative Agent shall promptly notify the Borrowers and each Lender having a Revolving Loan Commitment, by telephonic notice, followed promptly by written notice, of the amount of the draw and, in the case of each such Lender, such Lender's portion of such draw amount as calculated in accordance with its respective Commitment Ratio under the Revolving Loan Commitment.

          (d) The Borrowers hereby agree to immediately reimburse the Issuing Bank for amounts paid by the Issuing Bank in respect of draws under a Letter of Credit issued at a Borrower's request. In order to facilitate such repayment, the Borrowers hereby irrevocably request the Lenders having a Revolving Loan Commitment, and such Lenders hereby severally agree, on the terms and conditions of this Agreement (other than as provided in Article 2 hereof with respect to the amounts of, the timing of requests for, and the repayment of Advances hereunder and in Article 3 hereof with respect to conditions precedent to Advances hereunder), with respect to any honoring of any draw under a Letter of Credit prior to the occurrence of an Event of Default under Section 8.1(f) or
(g) hereof, to make an Advance (which Advance may be a LIBOR Advance if the Borrowers so request in a timely manner or may be Converted to a LIBOR Advance as provided in the Loan Agreement) to the Borrowers on each day on which the Issuing Bank honors a draw is made under any Letter of Credit and in the amount of such draw, and to pay the proceeds of such Advance directly to the Issuing Bank to reimburse the Issuing Bank for the amount paid by it upon such draw. Each Lender having a Revolving Loan Commitment shall pay its share of such Advance by paying its portion of such Advance to the Administrative Agent in accordance with Section 2.2(e) hereof and its respective Commitment Ratio under the Revolving Loan Commitments, without reduction for any set-off or counterclaim of any nature whatsoever and regardless of whether any Default or Event of Default (other than with respect to an Event of Default under Section 8.1(f) or (g) hereof) then exists or would be caused thereby. If at any time that any Letters of Credit are outstanding, any of the events described in clauses of Section 8.1(f) or (g) hereof shall have occurred and be continuing, then each Lender having a Revolving Loan Commitment shall, automatically upon the occurrence of any such event and without any action on the part of the Issuing Bank, the Borrowers, the Administrative Agent or such Lenders, be deemed to have purchased an undivided participation in the face amount of all Letters of Credit then outstanding in an amount equal to such Lender's respective Commitment Ratio under the Revolving Loan Commitments, and each Lender having a Revolving Loan Commitment shall, notwithstanding such Event of Default, upon a drawing being honored under any Letter of Credit, immediately pay to the Administrative Agent for the account of the Issuing Bank, in immediately available funds, the amount of such Lender's participation (and the Issuing Bank shall deliver to such Lender a loan participation certificate dated the date of the occurrence of such event and in the amount of such Lender's respective Commitment Ratio under the Revolving Loan Commitments). The disbursement of funds in connection with a draw under a Letter of Credit pursuant to this
Section 2.14(d) shall be subject to the terms and conditions of Section 2.2(e) hereof. The obligation of each Lender having a Revolving Loan Commitment to make payments to the Administrative Agent, for the account of the Issuing Bank, in accordance with this Section 2.14 shall be absolute and unconditional and no such Lender shall be relieved of its obligations to make such payments by reason of noncompliance by any other Person with the terms of the Letter of Credit or for any other reason. The Administrative Agent shall promptly remit to the Issuing Bank the amounts so received from the other Lenders. Any overdue amounts payable by the Lenders having a Revolving Loan Commitment to the Issuing Bank in respect of a draw under any Letter of Credit shall bear interest, payable on demand, at the rate on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day by the Federal Reserve Bank of New York.

          (e) The Borrowers agree that any action taken or omitted to be taken by the Issuing Bank in connection with any Letter of Credit, except for such actions or omissions as shall constitute gross negligence or willful misconduct on the part of the Issuing Bank, shall be binding on the Borrowers as between the Borrowers and the Issuing Bank, and shall not result in any liability of the Issuing Bank to the Borrowers. The obligation of the Borrowers to reimburse the Lenders for Advances made to reimburse the Issuing Bank for draws under the Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, the following circumstances:

               (i) any lack of validity or enforceability of any Loan Document;

               (ii) any amendment or waiver of or consent to any departure from any or all of the Loan Documents;

               (iii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith;

               (iv) the existence of any claim, set-off, defense or any right which the Borrowers may have at any time against any beneficiary or any transferee of any Letter of Credit (or Persons for whom any such beneficiary or any such transferee may be acting) or any Lender (other than the defense of payment to such Lender in accordance with the terms of this Agreement) or any other Person, whether in connection with any Letter of Credit, any transaction contemplated by any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction;

               (v) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that the same shall not have resulted from gross negligence or willful misconduct of the Issuing Bank;

               (vi) the insolvency of any Person issuing any documents in connection with any Letter of Credit;

               (vii) any breach of any agreement between the Borrowers and any beneficiary or transferee of any Letter of Credit, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

               (viii) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

               (ix) any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, wireless or otherwise, whether or not they are in code, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

               (x) any act, error, neglect or default, omission, insolvency or failure of business of any of the correspondents of the Issuing Bank, provided that the same shall not have resulted from the gross negligence or willful misconduct of the Issuing Bank;

               (xi) any other circumstances arising from causes beyond the control of the Issuing Bank;

               (xii) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that the same shall not have resulted from gross negligence or willful misconduct of the Issuing Bank; and

               (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that the same shall not have resulted from the result of gross negligence or willful misconduct of the Issuing Bank or any other Lender.

          (f) If any change in Applicable Law, any change in the interpretation or administration thereof, or any change in compliance with Applicable Law by the Issuing Bank or any Lender having a Revolving Loan Commitment as a result of any official request or directive of any governmental authority, central bank or comparable agency (whether or not having the force of law) shall (i) impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, capital adequacy, assessment or other requirements or conditions against Letters of Credit issued by the Issuing Bank or against participations by any other Lender in the Letters of Credit or (ii) impose on the Issuing Bank or any other Lender any other condition regarding any Letter of Credit or any participation therein, and the result of any of the foregoing in the reasonable determination of the Issuing Bank or such Lender, as the case may be, is to increase the cost to the Issuing Bank or such Lender of issuing or maintaining any Letter of Credit or purchasing or maintaining any participation therein, as the case may be, by an amount (which amount shall be reasonably determined) deemed by the Issuing Bank or such Lender to be material, and the designation of a different lending office will not avoid the need for additional compensation (without creating other unreimbursed costs or disadvantage to such Lender), then, on request by the Issuing Bank or such Lender, the Borrower shall pay, within ten (10) days after demand, the Issuing Bank or such Lender, as the case may be, such additional amount or amounts as the Issuing Bank or such Lender, as the case may be, so determines will compensate it on an after-tax basis for such increased costs. A certificate of the Issuing Bank or such Lender setting forth the amount, and in reasonable detail the basis for the Issuing Bank or such Lender's determination of such amount, to be paid to the Issuing Bank or such Lender by the Borrower as a result of any event referred to in this paragraph shall, absent manifest error, be conclusive.

          (g) Each Lender having a Revolving Loan Commitment shall be responsible for its pro rata share (based on such Lender's respective Commitment Ratio under the Revolving Loan Commitments) of any and all reasonable out-of-pocket costs, expenses (including reasonable legal fees) and disbursements which may be incurred or made by the Issuing Bank in connection with the collection of any amounts due under, the administration of, or the presentation or enforcement of any rights conferred by any Letter of Credit, the Borrowers' or any guarantor's obligations to reimburse or otherwise. In the event the Borrowers shall fail to pay such expenses of the Issuing Bank within ten (10) days after demand for payment by the Issuing Bank, each Lender having a Revolving Loan Commitment shall thereupon pay to the Issuing Bank its pro rata share (based on such Lender's respective Commitment Ratio under the Revolving Loan Commitments) of such expenses within five (5) days from the date of the Issuing Bank's notice to the Lenders having a Revolving Loan Commitment of the Borrowers' failure to pay; provided, however, that if the Borrowers or any guarantor shall thereafter pay such expense, the Issuing Bank will repay to each Lender having a Revolving Loan Commitment the amounts received from such Lender hereunder.

          (h) The Borrowers agree that each Advance by the Lenders having Revolving Loan Commitments to reimburse the Issuing Bank for draws under any Letter of Credit, shall, for all purposes hereunder, be deemed to be an Advance under the Revolving Loan Commitment to the Borrowers and shall be payable and bear interest in accordance with all other Revolving Loans to the Borrowers.

          (i) The Borrowers will indemnify and hold harmless the Administrative Agent, the Issuing Bank and each Lender and each of the foregoing Person's respective employees, representatives, officers and directors from and against any and all claims, liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including reasonable attorneys' fees, but excluding taxes) which may be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Bank or any such other Lender in any way relating to or arising out of the issuance of a Letter of Credit, except that the Borrowers shall not be liable to the Administrative Agent, the Issuing Bank or any such Lender for any portion of such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Person seeking indemnification as determined by a non-appealable judicial order. This Section 2.14(i) shall survive termination of this Agreement.

                         ARTICLE 3 Conditions Precedent

     Section 3.1 Conditions Precedent to Effectiveness of this Agreement.

          (a) The effectiveness of this Agreement (excluding Sections 7.7(c), 7.7(d), 7.8 and 7.15 hereof) is subject to the prior or contemporaneous receipt by the Administrative Agent and the Lenders of each of the following, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:

               (i) this Agreement duly executed;

               (ii) duly executed confirmation of the Security Documents signed by each Borrower (other than AT LLC), the Parent, each Restricted Subsidiary and the Verestar Entities;

               (iii) duly executed AT LLC Assumption Agreement;

               (iv) the loan certificate of AT LLC dated as of the Agreement Date, in substantially the form attached hereto as Exhibit I, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate of Formation and By-laws of AT LLC as in effect on the Agreement Date, (B) certificates of good standing for AT LLC issued by the Secretary of State or similar state official for the state of formation of AT LLC and for each state in which AT LLC is required to qualify to do business, and (C) a true, complete and correct copy of the corporate resolutions of the member of AT LLC authorizing AT LLC to execute, deliver and perform the Loan Documents to which it is a party;

               (v) an officer's certificate confirming that the Certificate of Incorporation or Formation and the By-laws or operating or partnership agreement, as applicable, of each of the Parent, the Borrowers and the Restricted Subsidiaries that were previously delivered to the Administrative Agent or delivered in connection herewith or therewith are true, complete and correct copies of such document as in effect on the Agreement Date;

               (vi) legal opinions of Cleary, Gottlieb, Steen & Hamilton, counsel to the Borrowers, and the general counsel to the Borrowers, addressed to each Lender and the Administrative Agent and dated as of the Agreement Date;

               (vii)receipt by the Borrowers of all Necessary Authorizations, other than Necessary Authorizations the absence of which could not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, including all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the Knowledge of the Borrowers, threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating; and

               (viii) each of the representations and warranties in Article 4 hereof are true and correct in all material respects as of the Agreement Date, and no Default or Event of Default then exists.

          (b) The effectiveness of Sections 7.7(c), 7.7(d), 7.8 and 7.15 hereof shall be subject to, in addition to the satisfaction of the conditions precedent set forth in Section 3.1(a) hereof, the consummation of the Escrow Corp. Merger.

     Section 3.2 Conditions Precedent to Each Advance. The obligation of the Lenders to make each Advance on or after the Agreement Date is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such Advance:

          (a) all of the representations and warranties of the Borrowers under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default or Event of Default hereunder shall then exist or be caused thereby;

          (b) the Administrative Agent shall have received a duly executed Request for Advance;

          (c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificates of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment;

          (d) the Administrative Agent and the Lenders having the applicable Commitment shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Lender having a Revolving Loan Commitment may reasonably request;

          (e) with respect to any Advance relating to any Acquisition or the formation of any Restricted Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders having a Revolving Loan Commitment shall have received such documents and instruments relating to such Acquisition or formation of a new Restricted Subsidiary as are described in Section 5.13 hereof or otherwise required herein; and

          (f) with respect to any Advance, the Borrowers shall certify to the Administrative Agent and the Lenders having a Revolving Loan Commitment that the cash balance on hand as of the date of such Advance (excluding amounts which are held in the Proceeds Account) of the Borrowers and their Subsidiaries shall not exceed (after giving effect to application of proceeds of such Advance which proceeds must be intended to be used within a reasonable period of time) $50,000,000.

     Section 3.3 Conditions Precedent to Issuance of Letters of Credit. The obligation of the Issuing Bank to issue each Letter of Credit hereunder is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such issuance:

          (a) all of the representations and warranties of the Borrowers under this Agreement, which, in accordance with Section 4.2 hereof, are made at and as of the time of an Advance, shall be true and correct in all material respects, both before and after giving effect to the issuance of such Letter of Credit and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties;

          (b) the Administrative Agent shall have received a duly executed Request for Issuance of Letter of Credit;

          (c) the incumbency of the Authorized Signatories shall be as stated in the applicable certificate of incumbency contained in the certificate of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment;

          (d) there shall not exist, on the date of the issuance of such Letter of Credit and after giving effect thereto, a Default or an Event of Default hereunder;

          (e) the Administrative Agent, the Issuing Bank and each of the Lenders having a Revolving Loan Commitment shall have received all such other certificates, reports, statements, opinions of counsel (if such Letter of Credit is in connection with an Acquisition) or other documents as any of them may reasonably request; and

          (f) with respect to any Letter of Credit issued hereunder on which any of the Borrowers or their Restricted Subsidiaries is the named beneficiary, the Borrowers shall certify to the Administrative Agent and the Lenders having a Revolving Loan Commitment that the cash balance on hand as of the date of such Letter of Credit (excluding amounts which are held in the Proceeds Account) of the Borrowers and their Subsidiaries shall not exceed (after giving effect to the stated amount of such Letter of Credit) $50,000,000.

                    ARTICLE 4 Representations and Warranties

     Section 4.1 Representations and Warranties. The Borrowers hereby agree, represent and warrant, upon the Agreement Date and on the date of each Advance, in favor of the Administrative Agent and each Lender that:

          (a) Organization; Ownership; Power; Qualification. AT L.P. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, each of AT Inc., Towersites Monitoring and ATC International is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and AT LLC is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Borrower has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Except as set forth on Schedule 3 attached hereto, each Restricted Subsidiary is a corporation, limited liability company, limited partnership or other legal entity duly organized or formed, validly existing and in good standing under the laws of the state of its formation and has the power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrowers and the Restricted Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization, except where failure to be so qualified, in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

          (b) Authorization; Enforceability. AT L.P. has the partnership power, each of AT Inc., Towersites Monitoring and ATC International has the corporate power and AT LLC has the limited liability company power and each has taken all necessary action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrowers and is, and each of the other Loan Documents to which the Borrowers are parties is, a legal, valid and binding obligation of each Borrower and enforceable against each Borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity.

          (c) Subsidiaries: Authorization; Enforceability. The Restricted Subsidiaries and the direct and indirect ownership thereof by AT L.P., AT Inc., Towersites Monitoring, ATC International and AT LLC as of the Agreement Date are as set forth on Schedule 2 attached hereto, and, to the extent such Restricted Subsidiaries are corporations, AT L.P., AT Inc., Towersites Monitoring, ATC International and AT LLC, as the case may be, have, subject to the provisions of the Security Documents, the unrestricted right to vote the issued and outstanding shares of each directly owned Restricted Subsidiary shown thereon and such shares of such Restricted Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Restricted Subsidiary that is a corporation has the corporate power and has taken all necessary corporate action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Restricted Subsidiary is party is a legal, valid and binding obligation of such Restricted Subsidiary enforceable against such Restricted Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity. The ownership interest in each of the Restricted Subsidiaries represents a direct or indirect controlling interest by AT L.P., AT Inc., Towersites Monitoring, ATC International and AT LLC of such Restricted Subsidiary for purposes of directing or causing the direction of the management and policies of each Restricted Subsidiary.

          (d) Compliance with Other Loan Documents and Contemplated Transactions. The execution, delivery andperformance, in accordance with their respective terms, by the Borrowers of this Agreement and the Notes, and by the Borrowers and the Restricted Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting any Borrower or any Restricted Subsidiary, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of any Borrower or of any Restricted Subsidiary, or under any material indenture, agreement, or other instrument, including without limitation the Licenses, to which any Borrower or any Restricted Subsidiary is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Borrower or any Restricted Subsidiary, except for Permitted Liens.

          (e) Business. The Borrowers, together with their Subsidiaries, are engaged in the business of owning,constructing, managing, operating, and investing in communications tower facilities and in the video, voice and data transmission business.

          (f) Licenses, etc. The Licenses have been duly issued and are in full force and effect. The Borrowers and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrowers and the Restricted Subsidiaries have secured all Necessary Authorizations, except for such Necessary Authorizations the failure of which to secure would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, and all such Necessary Authorizations are in full force and effect. Neither any License nor any Necessary Authorization is the subject of any pending or, to the Knowledge of any Borrower, threatened revocation which, if determined adversely to any Borrower or any Restricted Subsidiary would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

          (g) Compliance with Law. The Borrowers and the Restricted Subsidiaries are in compliance with all Applicable Law, except where the failure to be in compliance would not individually or in the aggregate have a Materially Adverse Effect.

          (h) Title to Assets. As of the Agreement Date, the Borrowers and the Restricted Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of their respective assets, except for such exceptions as would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect. None of the properties or assets of any Borrower or any of the Restricted Subsidiaries is subject to any Liens, except for Permitted Liens and related documents. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names any Borrower or any Restricted Subsidiary as debtor or which covers or purports to cover any of the assets of any Borrower or any Restricted Subsidiary is currently effective and on file in any state or other jurisdiction, other than such financing statements, if any, as to which the obligations secured thereby have been repaid in their entirety, and no Borrower nor any Restricted Subsidiary has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing other than prior to the Agreement Date under the Prior Loan Agreement and related documents.

          (i) Litigation. As of the Agreement Date, there is no material action, suit, proceeding or investigation pending against, or, to the Knowledge of the Borrowers, threatened against or in any other manner relating adversely to, any Borrower or any Restricted Subsidiary or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including, without limitation, the FCC) except as set forth on Schedule 4 attached hereto (as such schedule may be updated from time to time). No action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to any Borrower or any Restricted Subsidiary, would have a Materially Adverse Effect.

          (j) Taxes. All federal, state and other tax returns of the Borrowers and each Restricted Subsidiary required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by any Borrower or any Restricted Subsidiary or imposed upon any Borrower or any Restricted Subsidiary or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which any Borrower or any Restricted Subsidiary is diligently contesting in good faith by appropriate proceedings,
(y) for which adequate reserves have been provided on the books of such Person, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of each Borrower and each of the Restricted Subsidiaries in respect of taxes are, in the judgment of the Borrowers, adequate.

          (k) Financial Statements. The Borrowers have furnished or caused to be furnished to the Administrative Agent and the Lenders as of the Agreement Date, the audited financial statements for the Parent and its Subsidiaries on a consolidated basis for the fiscal year ended December 31, 2001, and unaudited financial statements for the Parent and its Subsidiaries for the fiscal quarter ended September 30, 2002, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrowers and the Restricted Subsidiaries on a consolidated basis, on and as at such dates and the results of operations for the periods then ended (subject, in the case of unaudited financial statements, to normal year-end and audit adjustments). None of the Borrowers nor any of the Restricted Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement.

          (l) No Material Adverse Change. There has occurred no event since December 31, 2001 which has or which could reasonably be expected to have a Materially Adverse Effect.

          (m) ERISA. Each Borrower and each Restricted Subsidiary and each of their respective Plans are in compliance with ERISA and the Code, except to the extent that the failure to so comply could not reasonably be expected to have a Materially Adverse Effect, and none of the Borrowers nor any of their ERISA Affiliates, including their Subsidiaries, has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. The Borrowers, each of their Restricted Subsidiaries, and each other ERISA Affiliate have complied in all material respects with all requirements of ERISA. No Borrower nor any of its Restricted Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in such Person's employee handbook and memoranda to employees. No Borrower nor any of its ERISA Affiliates, including their Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4001 of ERISA) due under the Plan upon termination. No Reportable Event has occurred and is continuing with respect to any such Plan. No Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of any Borrower or any Restricted Subsidiary, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to any material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. No Borrower nor any of its ERISA Affiliates, including their Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

          (n) Compliance with Regulations U and X. No Borrower nor any of the Restricted Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and no Borrower nor any

Restricted Subsidiary owns or presently intends to acquire, any "margin stock" as defined in Regulations U and X (12 C.F.R. Parts 221 and 224) (the "Regulations") of the Board of Governors of the Federal Reserve System ("margin stock"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the Regulations. No Borrower has taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate any of the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrowers will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Board of Governors of the Federal Reserve System and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the Regulations.

          (o) Investment Company Act. No Borrower nor any of the Restricted Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrowers and the Restricted Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

          (p) Governmental Regulation. No Borrower nor any of the Restricted Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. No Borrower nor any Restricted Subsidiary is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate Uniform Commercial Code financing statements.

          (q) Absence of Default, Etc. The Borrowers and the Restricted Subsidiaries are in compliance in all material respects with all of the provisions of their respective partnership agreements, limited liability company agreements, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by any Borrower or any Restricted Subsidiary under any indenture, agreement or other instrument relating to Indebtedness of such Person in the amount of $10,000,000.00 or more in the aggregate, any material License, or any judgment, decree or order to which any Borrower or any Restricted Subsidiary is a party or by which any Borrower or any Restricted Subsidiary or any of its respective properties may be bound or affected.

          (r) Accuracy and Completeness of Information. All information, reports, prospectuses and other papers and data relating to the Borrowers or any Restricted Subsidiary and furnished by or on behalf of the Borrowers or any Restricted Subsidiary to the Administrative Agent or the Lenders, taken as a whole, were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter, and all projections, consisting of a statement of operating statistics, an income statement summary, a debt repayment schedule and pro forma compliance calculations, that were provided prior to the Agreement Date in connection with this Agreement (the "Projections") (i) disclose all assumptions made with respect to costs, general economic conditions, and financial and market conditions formulating the Projections; (ii) are based on reasonable estimates and assumptions; and (iii) reflect, as of the date prepared, and continue to reflect, as of the Agreement Date, the reasonable estimate of the Borrowers of the results of operations and other information projected therein for the periods covered thereby.

          (s) Agreements with Affiliates. Except for agreements or arrangements with Affiliates wherein the Borrowers or one or more of the Restricted Subsidiaries provides services to or receives services from such Affiliates for fair consideration or which are set forth on Schedule 5 attached hereto, no Borrower nor any Restricted Subsidiary has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate, other than (x) those among the Borrowers, the Restricted Subsidiaries and/or the Parent, and (y) employment arrangements with executive officers, including, without limitation, stock option grants of the Parent.

          (t) Payment of Wages. Each Borrower and each Restricted Subsidiary is in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the Knowledge of the Borrowers and each Restricted Subsidiary, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect.

          (u) Priority. The Security Interest is a valid and, upon filing of appropriate Uniform Commercial Code financing statements and/or mortgages, will be a perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself, the Lenders and the Issuing Bank, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any Borrower or any of the Restricted Subsidiaries, as the case may be).

          (v) Indebtedness. Except as shown on the financial statements of the Parent for the fiscal quarter ended September 30, 2002, or as described on
Schedule 6 attached hereto, none of the Parent, any Borrower, or any of the Restricted Subsidiaries has outstanding, as of the Agreement Date, any Indebtedness for Money Borrowed.

          (w) Solvency. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrowers, at a fair valuation, will exceed their debt; (ii) the capital of the Borrowers will not be unreasonably small to conduct their business; (iii) the Borrowers will not have incurred debts, or have intended to incur debts, beyond their ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrowers will be greater than the amount that will be required to pay their probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     Section 4.2 Survival of Representations and Warranties, Etc. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Agreement Date and on the date the making of each Advance except to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

                           ARTICLE 5 General Covenants

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or issuing a Letter of Credit, as applicable, have been or can be fulfilled), and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

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     Section 5.1 Preservation of Existence and Similar Matters. Except as
permitted under Section 7.4 hereof, the Borrowers will, and will cause each of the Restricted Subsidiaries to:

          (a) preserve and maintain its existence, and its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limitation, the Licenses and all other Necessary Authorizations, except where the failure to do so could not reasonably be expected to have a Materially Adverse Effect; and

          (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for such failure to so qualify and be so authorized as could not reasonably be expected to have a Materially Adverse Effect.

     Section 5.2 Business; Compliance with Applicable Law. The Borrowers will, and will cause each of the Restricted Subsidiaries to, (a) engage in the business of owning, constructing, managing, operating and investing in communications tower facilities and related businesses and not engage in any unrelated activities, and (b) comply in all material respects with the requirements of all Applicable Law.

     Section 5.3 Maintenance of Properties. The Borrowers will, and will cause each of the Restricted Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

     Section 5.4 Accounting Methods and Financial Records. The Borrowers will, and will cause each of the Restricted Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP, and keep accurate and complete records of their respective properties and assets. The Borrowers and the Restricted Subsidiaries will maintain a fiscal year ending on December 31st.

     Section 5.5 Insurance. The Borrowers will, and will cause each of the Restricted Subsidiaries to:

          (a) maintain insurance including, but not limited to, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrowers and each Restricted Subsidiary as is prudent for similarly situated companies engaged in the communications tower industry;

          (b) keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, theft, burglary,

                                      -61-

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loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the communications tower management and operation industry and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrowers and the Restricted Subsidiaries; and

          (c) require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent, on behalf of itself, the Lenders and the Issuing Bank as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

     Section 5.6 Payment of Taxes and Claims. The Borrowers will, and will cause each Restricted Subsidiary to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; provided, however, that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrowers will, and will cause each Restricted Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

     Section 5.7 Compliance with ERISA.

          (a) The Borrowers shall, and shall cause the Restricted Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of
Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

          (b) The Borrowers shall, and shall cause the Restricted Subsidiaries to, comply in all respects with the requirements of ERISA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

          (c) The Borrowers shall furnish to the Administrative Agent (i) within 30 days after any officer of AT Inc., ATC GP, Towersites Monitoring, ATC International or AT LLC obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of any Borrower or their ERISA Affiliates, including the Restricted Subsidiaries, that any Reportable Event has

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

occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than a Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to a Borrower, any of the Restricted Subsidiaries or any of its ERISA Affiliates,
(ii) promptly after receipt thereof, a copy of any notice any Borrower, any of the Restricted Subsidiaries or any of their ERISA Affiliates or the sponsor of any Plan maintained by any Borrower, any of their Restricted Subsidiaries or any of their ERISA Affiliates receives from PBGC or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Plan maintained by any Borrower or any of its ERISA Affiliates, including the Restricted Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

          (d) The Borrowers shall promptly notify the Administrative Agent of any excise taxes which have been assessed or which any Borrower, any of the Restricted Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against any Borrower, any of the Restricted Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of any Borrower or its ERISA Affiliates, including the Restricted Subsidiaries.

          (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA, the Borrowers will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA in favor of any Plan of any Borrower or its ERISA Affiliates, including the Restricted Subsidiaries.

          (f) The Borrowers will not, and will not permit any of the Restricted Subsidiaries or any of their ERISA Affiliates, to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject any Borrower, any of the Restricted Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

               (i) engage in any transaction in connection with which any Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

               (ii) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of any Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate to the PBGC;

               (iii) fail to make full payment when due of all amounts which, under the provisions of any Plan, any Borrower, any of the Restricted Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan; or

               (iv) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4001 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with
     Section 412 of the Code.

     Section 5.8 Visits and Inspections. The Borrowers will, and will cause each Restricted Subsidiary to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (a) visit and inspect the properties of the Borrowers or any Restricted Subsidiary during business hours,
(b) inspect and make extracts from and copies of their respective books and records, and (c) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrowers and each Restricted Subsidiary will also permit representatives of the Administrative Agent, any of the Lenders and the Issuing Bank to discuss with their respective accountants the businesses, assets, liabilities, financial positions, results of operations and business prospects of such Person.

     Section 5.9 Payment of Indebtedness; Loans. Subject to any provisions herein or in any other Loan Document, the Borrowers will, and will cause each Restricted Subsidiary to, pay any and all of their respective Indebtedness when and as it becomes due, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

     Section 5.10 Use of Proceeds. The Borrowers will use the aggregate proceeds of all Advances under the Loans directly or indirectly:

          (a) to refinance the Indebtedness for Money Borrowed set forth on
Schedule 6 attached hereto;

          (b) to fund Acquisitions and Investments (including, without limitation, investments in Unrestricted Subsidiaries) permitted under Section
7.6 hereof;

          (c) to fund Capital Expenditures; and

          (d) for working capital needs and other general corporate purposes of the Borrowers and the Restricted Subsidiaries, including, without limitation, the fees and expenses incurred in connection with the execution and delivery of this Agreement, and other costs

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associated with transactions contemplated by this Agreement, in each case, which do not otherwise conflict with this Section 5.10.

No proceeds of Advances hereunder shall be used for the purpose of purchasing or carrying, or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of the Regulations.

     Section 5.11 Indemnity. The Borrowers jointly and severally agree to indemnify and hold harmless each Lender, the Administrative Agent, the Issuing Bank and each of their respective Affiliates, employees, representatives, shareholders, officers and directors (any of the foregoing shall be an "Indemnitee") from and against any and all claims, liabilities, obligations, losses, damages, actions, reasonable attorneys' fees and expenses (as such fees and expenses are incurred), penalties, judgments, suits, costs and demands by any party, including the costs of investigating and defending such claims, whether or not any Borrower, any Restricted Subsidiary or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by any Borrower or any Restricted Subsidiary of any representation or warranty made hereunder or under any Loan Document; or (b) otherwise arising out of (i) the Commitments or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by any Borrower or the performance of their respective obligations under the Loan Documents by any Borrower or any Restricted Subsidiary, (ii) allegations of any participation by the Lender, the Administrative Agent, the Issuing Bank or any of them, in the affairs of any Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with any Borrower or any of its Restricted Subsidiaries for any reason, (iii) any claims against the Lenders, the Administrative Agent, the Issuing Bank or any of them, by any shareholder or other investor in or lender to any Borrower or any of the Restricted Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by any Borrower or by any other third party, arising out of the Commitments or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income or franchise taxes or other taxes based solely upon the revenues or income of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof, unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrowers under this
Section 5.11 are in addition to, and shall not otherwise limit, any liabilities which any Borrower might otherwise have in connection with any warranties or similar obligations of such Person in any other Loan Document.

     Section 5.12 Interest Rate Hedging. Within forty-five (45) days after each Advance after the Agreement Date, the Borrowers shall enter into (and shall at all times thereafter maintain for a period of not less than two (2) years) one or more Interest Hedge Agreements with respect to the interest obligations on not less than fifty percent (50%) of the principal amount of the Loans outstanding from time to time. Such Interest Hedge Agreements shall provide interest rate protection in conformity with International Swap Dealers Association standards and for an average period of at least two (2) years from the date of such Interest Hedge Agreements or, if earlier, until the Term Loan B Maturity Date on terms reasonably acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Hedge Agreement. All Obligations of the Borrowers to the Administrative Agent or any of the Lenders (or any of their Affiliates) pursuant to any Interest Hedge Agreement and all Liens granted to secure such Obligations shall rank pari passu with all other Obligations and Liens securing such other Obligations up to the then effective amount of the Commitments; and any Interest Hedge Agreement between any Borrower and any other Person shall be unsecured.

     Section 5.13 Covenants Regarding Formation of Restricted Subsidiaries and Acquisitions; Partnership, Subsidiaries. At the time of (i) any Acquisition permitted hereunder, (ii) the purchase by any Borrower or any of the Restricted Subsidiaries of any interests in any Restricted Subsidiary or Unrestricted Subsidiary, or (iii) the formation of any new Restricted Subsidiary or Unrestricted Subsidiary which is permitted under this Agreement, the Borrowers will, and will cause the Restricted Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Security Agreement for any new Restricted Subsidiary, in substantially the form of Exhibit F attached hereto, together with appropriate Uniform Commercial Code financing statements, as well as an executed Subsidiary Guaranty for such new Restricted Subsidiary, in substantially the form of Exhibit D attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Restricted Subsidiary, substantially in the form of Exhibit J attached hereto, together with appropriate attachments;
(b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Restricted Subsidiary or Unrestricted Subsidiary or Person which is acquired or formed, beneficially owned by any Borrower or any Restricted Subsidiary, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower Stock Pledge Agreement or a new Subsidiary Pledge Agreement in substantially the form of Exhibit E attached hereto, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and (c) with respect to any Acquisition or Restricted Subsidiary, provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Maturity Date which reflect such Acquisition or formation, certified by the chief financial officer of AT Inc., together with a statement by such Person that no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Notwithstanding the foregoing, no Borrower shall be required to pledge any of the stock of or other ownership interests for any Unrestricted Subsidiary which (x) was not formed or created in anticipation of such Person's direct or indirect investment therein (other than to facilitate a transaction of the nature referred to in clause (y) following) and (y) at the time such stock or ownership interest was acquired by such Person is subject to a restriction on any such Lien (whether such restriction is in such Person's formation documents or otherwise), but

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shall be required to grant the Administrative Agent (for the benefit of the
Lenders) a Lien upon any right to receive distributions from such Unrestricted Subsidiary. In addition, the Borrowers shall cause any Subsidiary of any Borrower which becomes a "Restricted Subsidiary" under the 2003 Senior Subordinated Discount Notes Indenture to become a Restricted Subsidiary hereunder. Any document, agreement or instrument (other than the Projections) executed or issued pursuant to this Section 5.13 shall be a "Loan Document" for purposes of this Agreement.

     Section 5.14 Payment of Wages. The Borrowers shall, and shall cause each Restricted Subsidiary to, at all times comply, in all material respects, with the material requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

     Section 5.15 Further Assurances. The Borrowers will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failure to act by any Borrower or any of the Restricted Subsidiaries or any employee or officer thereof. The Borrowers at their expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

     Section 5.16 Proceeds Account. On or prior to the Business Day following the effective date of the Escrow Corp. Merger, the Borrowers (or a Restricted Subsidiary thereof) shall establish a segregated account (the "Proceeds Account") subject to an account control agreement in favor of the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent into which shall be deposited an aggregate amount of $217,000,000.00, consisting of $197,000,000.00 from the issuance of the 2003 Senior Subordinated Discount Notes, distributions made pursuant to Section 5.17 hereof and other contributions made directly or indirectly to the Borrowers on or prior to the Business Day following the effective date of the Escrow Corp. Merger. Amounts on deposit in the Proceeds Account may only be used for the purposes set forth in
Section 7.7(c) and (d) hereof. The Lenders hereby agree that the funds in the Proceeds Account shall be invested and disbursed as set forth in that certain Account Control Agreement dated as of the Agreement Date among the Borrowers and the Administrative Agent. The Administrative Agent shall have no liability for any losses relating to the moneys in the Proceeds Account or the investment of the moneys in the Proceeds Account for any reason, including without limitation the location of the bank holding the Proceeds Account, any failure of the bank holding the Proceeds Account or any market loss on any investment liquidation prior to maturity in order to permit the Borrowers to withdraw such moneys for the purposes permitted in this Agreement, unless occasioned by the gross negligence or willful misconduct of the Administrative Agent.

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     Section 5.17 Distributions by Unrestricted Subsidiaries. The Borrowers and
their Restricted Subsidiaries shall cause each Unrestricted Subsidiary to, on or prior to the Business Day following the effective date of the Escrow Corp. Merger, make a cash distribution to a Borrower or a Restricted Subsidiary from such Unrestricted Subsidiary's cash on hand to be deposited into the Proceeds Account in an amount and to the extent necessary for the Proceeds Account to contain an amount not less than $217,000,000.00 no later than the Business Day following the effective date of the Escrow Corp. Merger.

                         ARTICLE 6 Information Covenants

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled) and unless the Majority Lenders shall otherwise consent in writing, the Borrowers will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

     Section 6.1 Quarterly Financial Statements and Information Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrowers, the balance sheets of the Borrowers on a consolidated basis with the Restricted Subsidiaries and a consolidating basis with their Unrestricted Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrowers on a consolidated basis with the Restricted Subsidiaries and a consolidating basis with their Unrestricted Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer of AT Inc. to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrowers on a consolidated basis with the Restricted Subsidiaries and a consolidating basis with its Unrestricted Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

     Section 6.2 Annual Financial Statements and Information. Within ninety (90) days after the end of each fiscal year of the Borrowers, the audited consolidated balance sheet of the Borrowers and the Restricted Subsidiaries (and unaudited consolidating balance sheet of the Borrowers and the Unrestricted Subsidiaries) as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion of Deloitte & Touche, LLP, or other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent,

                                      -68-

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which shall be in scope and substance reasonably satisfactory to the
Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with the terms, covenants, provisions or conditions of Sections 7.8, 7.9, 7.10, 7.11 and 7.15 hereof insofar as they relate to accounting matters.

     Section 6.3 Performance Certificates. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of the president or chief financial officer of AT Inc. as to their financial performance, in substantially the form attached hereto as Exhibit K:

          (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish
(i) any adjustment to the Applicable Margins, as provided for in Section 2.3(f) hereof, and (ii) whether or not the Borrowers were in compliance with the requirements of Sections 7.8, 7.9, 7.10, 7.11 and 7.15 hereof;

          (b) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default;

          (c) containing a list of all Acquisitions, Investments (other than those made pursuant to Section 7.6(a) hereof), Restricted Payments, dispositions of assets (other than dispositions of assets in the ordinary course of business) and any outstanding Capitalized Lease Obligations from the date of the most recently delivered prior Performance Certificate through the date of such certificate together with the total amount for each of the foregoing categories; and

          (d) setting forth the amount of distributions received from Unrestricted Subsidiaries for such period.

     Section 6.4 Copies of Other Reports.

          (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to any Borrower by its independent public accountants regarding such Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

          (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License.

          (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrowers, or any of the Restricted Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

          (d) Annually, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

          (e) Prior to January 31st of each year, the annual budget for the Borrowers and the Restricted Subsidiaries, including, without limitation, forecasts of the income statement, the balance sheet, a cash flow statement and the capital expenditure budget for such year, on a quarter by quarter basis.

          (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Parent sends to public security holders of the Parent generally or files with the Securities and Exchange Commission or any national securities exchange.

     Section 6.5 Notice of Litigation and Other Matters. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days after the occurrence of any of the following events becomes known to any Borrower:

          (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against any Borrower or any Restricted Subsidiary or, to the extent known to any Borrower, threatened against any Borrower or Restricted Subsidiary, which could have a Materially Adverse Effect;

          (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of any Borrower and the Restricted Subsidiaries, taken as a whole, other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect and other than changes in the industry in which any Borrower or any of the Restricted Subsidiaries operate which would not reasonably be expected to have a Materially Adverse Effect;

          (c) any material adverse amendment or change to the projections or annual budget provided to the Lenders hereunder;

          (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute, a default by any Borrower or any of the Restricted Subsidiaries under any material agreement other than this Agreement and the other Loan Documents to which any Borrower or any of the Restricted Subsidiaries is party or by which any of their respective properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case a description thereof and specifying the action proposed to be taken with respect thereto;

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

          (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of any Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by any Borrower, any of its Subsidiaries or any ERISA Affiliate of any Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

          (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) hereof.

                          ARTICLE 7 Negative Covenants

     So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder or the Issuing Bank has an obligation to issue Letters of Credit hereunder (in each case, whether or not the conditions to borrowing or to issuing a Letter of Credit, as applicable, have been or can be fulfilled) and unless the Majority Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

     Section 7.1 Indebtedness of the Borrowers and the Restricted Subsidiaries. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

          (a) the Obligations;

          (b) accounts payable, accrued expenses (including, without limitation, taxes) and customer advance payments incurred in the ordinary course of business;

          (c) Indebtedness secured by Permitted Liens;

          (d) obligations under Interest Hedge Agreements with respect to the Loans;

          (e) Indebtedness of any Borrower or any of the Restricted Subsidiaries to any Borrower or any other Restricted Subsidiary; provided, however, that the corresponding debt instruments are pledged to the Administrative Agent as security for the Obligations and such Indebtedness is expressly permitted pursuant to Section 7.5 hereof;

          (f) Indebtedness incurred by any Unrestricted Subsidiary; provided, however, that such Indebtedness is non-recourse to the Parent, any of the Borrowers or any Restricted

Subsidiary and no Lien is placed on the equity interests of the Parent, any of the Borrowers or any Restricted Subsidiary in such Unrestricted Subsidiary;

          (g) Capitalized Lease Obligations;

          (h) Indebtedness of any Borrower or any of the Restricted Subsidiaries incurred in connection with an Acquisition; provided, however, that (i) such Indebtedness (A) is owed to the seller thereof or an Affiliate thereof, (B) is unsecured, (C) has no scheduled payment of principal prior to the full payment of the Obligations, (D) is subject to terms and conditions and subordination provisions which are acceptable to the Majority Lenders on the date of incurrence, (E) when added to all other Indebtedness under this Section 7.1(h) does not exceed at any time outstanding $30,000,000.00, and (ii) the Borrowers are, at the time of incurrence of such Indebtedness (and after giving effect thereto), in pro forma compliance with all of the covenants contained in this Agreement;

          (i) the Intracoastal Notes;

          (j) Indebtedness as of the Agreement Date as set forth on Schedule 6 attached hereto; and

          (k) the 2003 Senior Subordinated Discount Notes; provided that the Borrowers are in compliance with Sections 2.7 and 5.16 hereof on the Business Day following the effective date of the Escrow Corp. Merger.

     Section 7.2 Limitation on Liens. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

     Section 7.3 Amendment and Waiver. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, enter into any amendment of, or agree to or accept or consent to any waiver of any of the (a) material provisions of its Articles or Certificate of Incorporation or limited liability company agreement or partnership agreement, as appropriate, and any material agreements, instruments or other documents relating to the transactions contemplated herein involving AirTouch, AT&T, Triton and TV Azteca, in each case, if the effect thereof would be to materially adversely affect the rights of the Administrative Agent, the Lenders and the Issuing Bank hereunder or under any Loan Document and (b)(i) provisions of the documents relating to the 2003 Senior Subordinated Discount Notes except, with respect to provisions other than those noted in Section 7.3(b)(ii) below, amendments of such provisions that do not cause such documents to be more restrictive to the Borrowers or more adverse to the Lenders, and (ii) provisions of the documents relating to the 2003 Senior Subordinated Discount Notes relating to subordination.

     Section 7.4 Liquidation, Merger or Disposition of Assets.

          (a) Disposition of Assets. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of in the ordinary course of business) without the prior written consent of the Majority Lenders; provided, however, that the prior written consent of the Lenders shall not be required for (i) the transfer of assets (including cash or cash equivalents) among the Borrowers and the Restricted Subsidiaries (excluding Subsidiaries of such Persons described in clause (b) of the definition of "Subsidiary") or the transfer of assets (including cash or cash equivalents) between or among Restricted Subsidiaries (excluding Subsidiaries of such Persons described in clause (b) of the definition of "Subsidiary") or (ii) the disposition of assets that contribute, in the aggregate, less than (A) fifteen percent (15%) of Annualized Operating Cash Flow of the Borrowers and the Restricted Subsidiaries as of the calendar quarter end immediately preceding such disposition, and (B) twenty-five percent (25%) of the total Annualized Operating Cash Flow of the Borrowers and the Restricted Subsidiaries for the five (5) fiscal year period then ending; provided further, however, that, in each case, no Default or Event of Default exists and none shall be caused to occur as a result thereof. Upon any sale or disposition of a Restricted Subsidiary permitted hereunder, the Administrative Agent and the Lenders shall, at the Borrowers' expense, take such actions as the Borrowers reasonably request to cause such Restricted Subsidiary to be released from its obligations under the Loan Documents to which it is a party.

          (b) Liquidation or Merger. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time, liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrowers or among any Borrower and one or more Restricted Subsidiaries, provided, however, that any Borrower, as the case may be, is the surviving Person, or (ii) a merger between or among two (2) or more Restricted Subsidiaries, or (iii) in connection with an Acquisition permitted hereunder effected by a merger in which any Borrower, as the case may be, or, in a merger in which none of the Borrowers is a party, a Restricted Subsidiary is the surviving Person or the surviving Person becomes a Restricted Subsidiary, or (iv) a merger or consolidation (including, without limitation, in connection with an Acquisition permitted hereunder) among the Borrowers, or any Borrower, or any Restricted Subsidiary on the one hand, and any Person, on the other hand, where the surviving Person (A) is a corporation, partnership, or limited liability company organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and (B) on the effective date of such merger or consolidation expressly assume, by supplemental agreement, executed and delivered to the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in form and substance reasonably satisfactory to the Majority Lenders, all the Obligations of the Borrowers, or any Borrower, or such Restricted Subsidiary, as the case may be, under the Notes, the Agreement and the other Loan Documents, or (v) the Escrow Corp. Merger, or (vi) a liquidation of a Restricted Subsidiary into a Borrower; provided further, however, that, in each case, no Default or Event of Default exists and none shall be caused to occur as a result thereof.

     Section 7.5 Limitation on Guaranties. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of any Borrower or any of the Restricted Subsidiaries entered into in connection with Acquisitions permitted under this Agreement, leases of real property or the acquisition or furnishing of services, supplies and equipment in the ordinary course of business of any Borrower or any of the Restricted Subsidiaries, (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof (other than Section 7.1(f) hereof), or
(d) as may be contained in any Loan Document including, without limitation, any Subsidiary Guaranty.

     Section 7.6 Investments and Acquisitions. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition or Investment; provided, however, that the Borrowers and the Restricted Subsidiaries may:

          (a) directly or through a brokerage account or investment advisor (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper and other short-term obligations and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000.00 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and whose issuer is, at the time of purchase, rated "P-2" or better by Moody's or "A-2" or better by Standard and Poor's; (iii) purchase repurchase agreements, bankers' acceptances, and domestic and Eurodollar certificates of deposit maturing within three hundred sixty-five
(365) days of the date of purchase which are issued by, or time deposits maintained with, (A) a United States national or state bank (or any domestic branch of a foreign bank) subject to supervision and examination by federal or state banking or depository institution authorities and having capital, surplus and undivided profits totaling more than $100,000,000.00 and rated "A" or better by Moody's or Standard and Poor's, or (B) a Broker/Dealer, and (iv) invest in money market funds having a rating from Moody's and Standard and Poor's in the highest investment category granted thereby;

          (b) so long as no Default then exists or would be caused thereby, establish Unrestricted Subsidiaries and make Investments in (i) such Unrestricted Subsidiaries (in addition to Investments permitted under Section 7.6(d) and (f) hereof), and (ii) Persons (other than Verestar, Inc. or its Subsidiaries) primarily engaged in domestic and foreign communications tower and tower related businesses (but not Teleport Businesses), directly or indirectly; provided that, after giving effect to such additional Investment, the aggregate Net Investment Amount made pursuant to the provisions of this Section 7.6(b) shall not exceed, from and after

October 18,2002, $50,000,000.00 at any time; provided further that, in the case of Investments made pursuant to clause (ii) of this Section 7.6(b), the Parent, any Borrower or any of the Restricted Subsidiaries has executed a binding acquisition, merger, lease/sublease or management agreement with such Person and that notwithstanding the foregoing Unrestricted Subsidiaries may make Investments and Acquisitions otherwise prohibited under this Section 7.6 hereof (provided, however, that Unrestricted Subsidiaries (1) may not make Investments in any Verestar Entity and (2) shall, from and after October 18, 2002, make Investments only (x) in Persons primarily engaged in domestic and foreign communications tower and tower related businesses (but not Teleport Businesses)and (y) as permitted pursuant to Section 7.6(a) hereof);

          (c) so long as no Default then exists or would be caused thereby, and subject to compliance with Section 5.13 hereof, make Acquisitions; provided, however, that the Borrowers and the Restricted Subsidiaries may not make any Acquisitions of (i) tower management businesses, (ii) tower site management businesses or (iii) Teleport Businesses;

          (d) make Investments consisting of the Sconnix Note;

          (e) so long as no Default then exists or would be caused thereby, (i) make loans and advances to employees of the Parent, any Borrower or any of the Restricted Subsidiaries in the ordinary course of business and (ii) receive notes from employees in an amount not to exceed $5,000,000.00 in the aggregate outstanding at any time in connection with the exercise of stock options; and

          (f) all Investments made by the Borrowers and their Subsidiaries in the Verestar Entities on or prior to October 18, 2002; provided, that after October 18, 2002, so long as no Default then exists or would be caused thereby, the Borrowers and their Subsidiaries may make secured loans (but not investments) in an aggregate amount at any one time outstanding not to exceed $25,000,000 to one or more Verestar Entities so long as the notes evidencing such loans are pledged to the Administrative Agent as Collateral.

Notwithstanding the limitations set forth elsewhere in this Section 7.6, the Borrowers and the Restricted Subsidiaries may make Acquisitions and Investments using Capital Stock of the Parent in lieu of cash (and the value of such Capital Stock shall be excluded from the monetary limitations set forth above in this
Section 7.6).

     Section 7.7 Restricted Payments. The Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment; provided, however, that so long as no Default or Event of Default hereunder then exists or would be caused thereby, the Borrowers may make, (a) subject to Section 2.7(b)(iv) hereof, cash distributions in an aggregate amount for all Borrowers not to exceed fifty percent (50%) of Excess Cash Flow for the immediately preceding calendar year, on or after April 15th of each calendar year commencing on April 15, 2004; (b) distributions to the Parent to make scheduled principal and interest payments on the Convertible Notes and the Senior Notes due 2009 and any refinancings thereof that would not cause a Default under Section 8.1(p) hereof; (c) on or prior to

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

June 30, 2004,distributions to the Parent to pay, repurchase, redeem or otherwise retire all or any portion of the Parent's 2.25% Convertible Notes due 2009; provided that (i) the amount of any such distributions shall be no greater than the face amount of the Parent's 2.25% Convertible Notes due 2009 plus accrued interest thereon and (ii) such distributions may only be made to the extent that funds are available therefor in the Proceeds Account; and (d) on and after the earlier of (i) the date on which that portion (if any) of the Parent's 2.25% Convertible Notes due 2009 that are required by the holders thereof to be repurchased as of October 22, 2003 are paid, repurchased, redeemed or otherwise retired and (ii) the date on which the Parent's 2.25% Convertible Notes due 2009 are paid, repurchased, redeemed or otherwise retired in full, but on or prior to June 30, 2004, distributions to the Parent to enable the Parent to pay, repurchase, redeem or otherwise retire all or any portion of the Convertible Notes (other than the Parent's 2.25% Convertible Notes due 2009) and the Senior Notes due 2009; provided that any payment, repurchase, redemption or other retirement of the Convertible Notes (other than the Parent's 2.25% Convertible Notes due 2009) and the Senior Notes due 2009 shall be at a price no greater than the face amount thereof plus accrued interest thereon; provided further that any distributions made pursuant to this Section 7.7(d) (x) shall not exceed an aggregate amount equal to $217,000,000.00 minus any Restricted Payments made pursuant to Section 7.7(c) hereof and (y) may only be made to the extent that funds are available therefor in the Proceeds Account.

     Section 7.8 Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance) and
(c) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrowers shall not permit the Leverage Ratio to exceed the ratios set forth below during the periods indicated:

      Period                                   Ratio
      ------                                   -----

October 1, 2002 through
December 31, 2002                           6.00 to 1.00

January 1, 2003 through
June 30, 2003                               6.25 to 1.00

July 1, 2003 through
September 30, 2003                          6.00 to 1.00

October 1, 2003 through
December 31, 2003                           5.75 to 1.00

January 1, 2004 through
March 31, 2004                              5.50 to 1.00

April 1, 2004 through
June 30, 2004                               5.25 to 1.00

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

July 1, 2004 through
September 30, 2004                          5.00 to 1.00

October 1, 2004 through
December 31, 2004                           4.75 to 1.00

January 1, 2005 through
March 31, 2005                              4.50 to 1.00

April 1, 2005 through
June 30, 2005                               4.25 to 1.00

July 1, 2005 and thereafter                 4.00 to 1.00

     Section 7.9 Interest Coverage Ratio. The Borrowers shall maintain, on a consolidated basis, at all times during the applicable periods set forth below, a ratio of (a) Annualized Operating Cash Flow for the most recently completed fiscal quarter to (b) Interest Expense for the four quarters immediately preceding the calculation date of not less than the ratio set forth below opposite each such period:

                Period                         Ratio
                ------                         -----

October 1, 2002 through December 31, 2002   2.00 to 1.00

January 1, 2003 through December 31, 2003   2.50 to 1.00

January 1, 2004 and thereafter              3.00 to 1.00

     Section 7.10 Annualized Operating Cash Flow to Pro Forma Debt Service. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance) and (c) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrowers, on a consolidated basis, shall not permit the ratio of (i) Annualized Operating Cash Flow for such fiscal quarter or, if applicable, the most recently completed fiscal quarter to (ii) Pro Forma Debt Service on such date to be less than 1.00:1.00.

     Section 7.11 Fixed Charge Coverage Ratio. Commencing December 31, 2003, (a) as of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance) and (c) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrowers, on a consolidated basis, shall not permit the ratio of Annualized Operating Cash Flow for such fiscal quarter or the most recently completed fiscal quarter to Fixed Charges on such date to be less than or equal to 1.00 to 1.00.

     Section 7.12 Affiliate Transactions. Except as specifically provided herein (including, without limitation, Sections 7.4, 7.6 and 7.7 hereof), as may be described on Schedule 5 attached hereto and except for tax sharing agreements among one or more of the Parent and its Subsidiaries which have been consented to by the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned), the Borrowers shall not, and shall not permit any of the Restricted Subsidiaries to, at any time engage in any transaction with an Affiliate, other than between or among any Borrower and any Restricted Subsidiary that is wholly-owned directly or indirectly by one or more Borrowers, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to such Borrower or such Restricted Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

     Section 7.13 ERISA Liabilities. The Borrowers shall not, and shall cause each of their ERISA Affiliates not to, (a) permit the assets of any of their respective Plans which are required to be funded to be less than the amount necessary to provide all accrued benefits under such Plans, or (b) enter into any Multiemployer Plan.

     Section 7.14 Sales and Leasebacks. The Borrowers will not and will not permit any Restricted Subsidiary to enter into, any arrangement, directly or indirectly, with any third party whereby any Borrower or a Restricted Subsidiary shall sell or transfer any property, real or personal, whether now owned or hereafter acquired, and whereby any Borrower or such Restricted Subsidiary shall then or thereafter rent or lease as lessee such property or any part thereof or other property which any Borrower or such Restricted Subsidiary intends to use for substantially the same purpose or purposes as the property sold or transferred.

     Section 7.15 Senior Leverage Ratio. (a) As of the end of any calendar quarter, (b) at the time of any Advance hereunder (after giving effect to such Advance) and (c) at the time of the issuance of any Letter of Credit (after giving effect to such Letter of Credit), the Borrowers shall not permit the ratio of (i) Senior Debt on such date to (ii) Annualized Operating Cash Flow as of such date to exceed the ratios set forth below during the periods indicated:

       Period                                  Ratio
       ------                                  -----

January 1, 2003 through
March 31, 2003                              4.90 to 1.00

April 1, 2003 through
June 30, 2003                               4.75 to 1.00

July 1, 2003 through
September 30, 2003                          4.50 to 1.00

October 1, 2003 through
December 31, 2003                           4.25 to 1.00

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

January 1, 2004 through
March 31, 2004                              4.00 to 1.00

April 1, 2004 through
June 30, 2004                               3.75 to 1.00

July 1, 2004 through
September 30, 2004                          3.50 to 1.00

October 1, 2004 through
December 31, 2004                           3.25 to 1.00

January 1, 2005 and thereafter              3.00 to 1.00

                                ARTICLE 8 Default

     Section 8.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

          (a) any representation or warranty made under this Agreement shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

          (b) the Borrowers shall default in the payment of (i) any interest under any of the Notes or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within three (3) Business Days from the due date or (ii) any principal under any of the Notes when due;

          (c) the Borrowers shall default in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.10, 5.16, 6.5, 7.1, 7.2, 7.4, 7.5, 7.7, 7.8, 7.9, 7.10, 7.11 and 7.15 hereof;

          (d) the Borrowers shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days (or with respect to Sections 5.3, 5.4, 5.5, 5.6, 5.7, 5.8, 5.9, 5.14, 5.15, 6.4, 7.3, 7.12, 7.13 and 7.14 hereof, such longer period not to exceed sixty (60) days if such default is curable within such period and the Borrowers are proceeding in good faith with all diligent efforts to cure such default) from the later of (i) occurrence of such Default and (ii) the date on which such Default became Known to any of the Borrowers;

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          (e) there shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the Borrowers, any of the Restricted Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty
(30) days (or such longer period not to exceed sixty (60) days if such default is curable within such period and the Borrowers or such Restricted Subsidiaries or other obligor are proceeding in good faith with all diligent efforts to cure such default) from the date on which such default became Known to any of the Borrowers;

          (f) there shall be entered and remain unstayed a decree or order for relief in respect of any Borrower, any of the Restricted Subsidiaries or the Parent under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of any Borrower, any of the Restricted Subsidiaries or the Parent, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of any Borrower, any of the Restricted Subsidiaries or the Parent; or an involuntary petition shall be filed against any Borrower, any of the Restricted Subsidiaries or the Parent and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of ninety (90) consecutive days;

          (g) any Borrower, any of the Restricted Subsidiaries or the Parent shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or any Borrower, any of the Restricted Subsidiaries or the Parent shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of any Borrower, any of the Restricted Subsidiaries or the Parent or of any substantial part of their respective properties, or any Borrower, any of the Restricted Subsidiaries or the Parent shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; any Borrower, as the case may be, shall suspend or discontinue its business, except as permitted by Section 7.4 hereof; any Borrower, any of the Restricted Subsidiaries or the Parent shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law; or any Borrower, any of the Restricted Subsidiaries or the Parent shall take any action in furtherance of any such action;

          (h) a judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against any Borrower or any of the Restricted Subsidiaries for the payment of money which exceeds singly, or in the aggregate with other such judgments, $10,000,000.00, or a warrant of attachment or execution or similar process shall be issued or levied against property of any Borrower or any of the Restricted Subsidiaries which, together with all other such property of any Borrower or any of the Restricted Subsidiaries subject to other such process, exceeds in value $10,000,000.00 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process, shall not have been paid or discharged or removed to bond;

          (i) there shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by any Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate, or to which any Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or PBGC shall institute proceedings to terminate any such Plan; or any Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or any Plan or trust created under any Plan of any Borrower or any of its Restricted Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to material tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code;

          (j) there shall occur (i) any acceleration of the maturity of any Indebtedness of the Parent, any Borrower or any of the Restricted Subsidiaries in an aggregate principal amount exceeding $10,000,000.00 (including, without limitation, under the 2003 Senior Subordinated Discount Notes), or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise have become due and payable; (ii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder or any event which would entitle the holders of such Indebtedness to require the repurchase of such Indebtedness; or (iii) any material default under any Interest Hedge Agreement which would permit the obligation of any Borrower to make payments to the counterparty thereunder to be then due and payable;

          (k) the Borrowers and the Restricted Subsidiaries are for any reason no longer able to operate or manage the related communications tower facilities or portions thereof and retain the revenue received therefrom, and the overall effect of it would be to reduce Annualized Operating Cash Flow (determined as at the last day of the most recently ended fiscal year of the Borrowers) by ten percent (10%) or more;

          (l) any material Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Parent, any Borrower or any of the Restricted Subsidiaries or by any governmental authority having jurisdiction over the Parent, any Borrower or any of the Restricted Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Parent, any Borrower or any of the Restricted Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

          (m) any material Security Document shall, for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any material portion of the Collateral purported to be covered thereby;

          (n) there shall occur any Change of Control;

          (o) any Borrower or any of the Restricted Subsidiaries shall be indicted under the Racketeer Influenced and Corrupt Organizations Act of 1970 (18 U.S.C. (S) 1961 et seq.);

          (p) the Parent shall incur or permit to remain outstanding any Indebtedness for Money Borrowed other than (i) the Convertible Notes, (ii) the Senior Notes due 2009 in an aggregate principal amount not to exceed at any time outstanding $1,000,000,000, (iii) any refinancing of the foregoing in an amount not exceeding the outstanding principal amount of the Indebtedness being refinanced on the date of such refinancing and otherwise having terms no less favorable in any material respect to the Lenders than the Indebtedness being refinanced, (iv) that certain Guaranty Agreement dated as of February 10, 2000 made by the Parent in favor of TV Azteca and Television Azteca, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, (v) that certain Guaranty dated November 30, 1999 made by the Parent in favor of ICG Holdings, (vi) that certain guaranty to be made by the Parent of the Indebtedness under the 2003 Senior Subordinated Discount Notes upon consummation of the Escrow Corp. Merger, (vii) any guaranty by the Parent of the Obligations, and (viii) Indebtedness under any permitted refinancing of the 2003 Senior Subordinated Discount Notes;

          (q) the Parent shall sell or issue any Capital Stock (other than net proceeds in an amount not to exceed $2,000,000.00 in the aggregate after January 6, 2000 from the sale of securities in connection with any employee stock option plan of the Parent or any of its Subsidiaries) or Indebtedness for cash, the net proceeds of which are not contributed as equity to the Borrowers, other than Capital Stock issued in connection with an Acquisition permitted hereunder or Indebtedness for Money Borrowed permitted under Section 8.1(p)(iii) hereof;

          (r) any Subsidiary of the Parent which guarantees the 2003 Senior Subordinated Discount Notes does not also guaranty the Obligations or become a Borrower hereunder; or

          (s) the failure of the Parent or Verestar, Inc. to comply with its respective obligations in the second sentence of Section 2(c)(ii) or the fifth or sixth sentence of Section 3(a) of the Seventh Amendment to the Prior Loan Agreement dated as of October 18, 2002; provided that the failure of Verestar, Inc. to comply with its obligations in (i) the second sentence of Section 2(c)(ii) of such Seventh Amendment shall be subject to any cure period applicable to Section 5.6 hereof in Section 8.1(d) hereof, and (ii) Sections 7.3, 7.6, 7.12 and 7.14 as required in such Seventh Amendment shall be subject to any cure period applicable for such section as set forth in Section 8.1(d) hereof.

     Section 8.2 Remedies.

          (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Majority Lenders but subject to Section 9.8 hereof, shall (i) (A) terminate the Revolving Loan Commitments and/or (B) declare the principal of and interest on the Loans and the Notes and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes or any other Loan Document to the contrary notwithstanding, and the Revolving Loan Commitments shall thereupon forthwith terminate, and (ii) require the Borrowers to, and the Borrowers shall thereupon, deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and each of the Borrowers hereby pledges to the Administrative Agent, the Lenders having a Revolving Loan Commitment and the Issuing Bank and grants to them a security interest in, all such cash as security for the Obligations.

          (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Revolving Loan Commitments shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, and the Borrowers shall thereupon forthwith deposit in an interest bearing account with the Administrative Agent, as cash collateral for the Obligations, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, all without any action by the Administrative Agent, the Lenders, the Majority Lenders, the Issuing Bank, or any of them, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

          (c) Upon acceleration of the Notes, as provided in Section 8.2(a) or
(b) hereof, the Administrative Agent, the Issuing Bank and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

          (d) Upon acceleration of the Notes, as provided in Section 8.2(a) or
(b) hereof, the Administrative Agent shall have the right (but not the obligation) upon the request of the Lenders to operate the communications tower facilities of the Borrowers and the Restricted

Subsidiaries and, pursuant to the terms and subject to any limitations contained in the Security Documents and, within guidelines established by the Majority Lenders, to make any and all payments and expenditures necessary or desirable in connection therewith, including, without limitation, payment of wages as required under the Fair Labor Standards Act, as amended, and of any necessary withholding taxes to state or federal authorities. In the event the Majority Lenders fail to agree upon the guidelines referred to in the preceding sentence within six (6) Business Days' after the Administrative Agent has begun to operate the communications tower facilities, the Administrative Agent may, after giving three (3) days' prior written notice to the Lenders of its intention to do so, make such payments and expenditures as it deems reasonable and advisable in its sole discretion to maintain the normal day-to-day operation of such communications tower facilities. If no proceeding of the types described in
Section 8.1(f) or (g) hereof has been commenced, such payments and expenditures in excess of receipts shall constitute Advances under the Revolving Loan Commitments, not in excess of the amount of the Revolving Loan Commitments. Advances made pursuant to this Section 8.2(d) shall bear interest as provided in
Section 2.3(d) hereof and shall be payable by the Borrowers on demand. The making of one or more Advances under this Section 8.2(d) shall not create any obligation on the part of the Lenders to make any additional Advances hereunder. No exercise by the Administrative Agent of the rights granted to it under this
Section 8.2(d) shall constitute a waiver of any other rights and remedies granted to the Administrative Agent, the Issuing Bank and the Lenders, or any of them, under this Agreement or at law. Each Borrower hereby irrevocably appoints the Administrative Agent, as agent for the Lenders and the Issuing Bank, the true and lawful attorney of each of them, in its name and stead and on its behalf, to execute, receipt for or otherwise act in connection with any and all contracts, instruments or other documents in connection with the completion and operation of the communications tower facilities in the exercise of the Administrative Agent's, the Issuing Bank's and the Lenders' rights under this
Section 8.2(d). Such power of attorney is coupled with an interest and is irrevocable.

          (e) Upon acceleration of the Notes, as provided in Section 8.2(a) or
(b) hereof, the Administrative Agent, upon request of the Majority Lenders, shall have the right to appoint a receiver for the properties and assets of the Borrowers and the Restricted Subsidiaries, and each Borrower, for itself and on behalf of the Restricted Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection any Borrower or any Restricted Subsidiary may have thereto or the right to have a bond or other security posted by the Administrative Agent, for itself and on behalf of the Lenders and the Issuing Bank, in connection therewith.

          (f) The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder shall be cumulative, and not exclusive.

          (g) In the event that the Administrative Agent establishes a cash collateral account as contemplated by this Section 8.2, the Administrative Agent shall invest all funds in such account in such investments as the Administrative Agent, in its sole and absolute discretion, deems appropriate. Each of the Borrowers hereby acknowledges and agrees that any interest earned on such funds shall be retained by the Administrative Agent as additional collateral for the Obligations. Upon satisfaction in full of all Obligations, the Administrative Agent shall pay any amounts then held in such account to the Borrowers.

     Section 8.3 Payments Subsequent to Declaration of Event of Default. Subsequent to the acceleration of the Loans under Section 8.2 hereof, payments and prepayments under this Agreement made to the Administrative Agent, the Issuing Bank and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: first, to the Administrative Agent's, Lenders' and Issuing Bank's reasonable costs and expenses, if any, incurred in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by it in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) hereof; second, to the Administrative Agent and the Issuing Bank for any fees hereunder or under any of the other Loan Documents then due and payable; third, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations and any fees hereunder or under any of the other Loan Documents then due and payable; fourth, to the Lenders pro rata until all Loans have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Lenders (or any of their Affiliates) or any of them shall be paid on a pro rata basis with the Loans); fifth, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and sixth, to the Borrowers or as otherwise required by Applicable Law.

                       ARTICLE 9 The Administrative Agent

     Section 9.1 Appointment and Authorization. Each Lender hereby appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note to appoint and authorize, the Administrative Agent to take such actions as its agent on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent, nor any of its respective directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.2 Interest Holders. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

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

     Section 9.3 Consultation with Counsel. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by it and shall not be liable for any action taken or suffered by it in good faith in consultation with the Majority Lenders and in reasonable reliance on such consultations.

     Section 9.4 Documents. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

     Section 9.5 Administrative Agent and Affiliates. With respect to the Revolving Loan Commitment and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with any Borrower, any of its Subsidiaries or other Affiliates of, or Persons doing business with, any Borrower, any of its Subsidiaries or other Affiliates, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor.

     Section 9.6 Responsibility of the Administrative Agent and Issuing Bank. The duties and obligations of the Administrative Agent and the Issuing Bank under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by any Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent and the Issuing Bank shall not be liable hereunder for any action taken or omitted to be taken except for its own respective gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender and the Issuing Bank with copies of such documents received from the Borrowers as such Lender and the Issuing Bank may reasonably request.

     Section 9.7 Action by the Administrative Agent and Issuing Bank.

          (a) The Administrative Agent and the Issuing Bank shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent and the Issuing Bank or the Issuing Bank, as applicable, shall have been instructed by the Majority Lenders (or, where expressly required, all Lenders) to exercise or refrain from exercising such rights or to take or refrain from taking such action; provided, however, that the Administrative Agent shall not exercise any rights under Section 8.2(a) hereof without the request of the Majority Lenders (or, where expressly required, all the Lenders), unless time is of the essence, in which case, such action can be taken at the discretion of the Administrative Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

          (b) The Administrative Agent and the Issuing Bank shall not be liable to the Lenders or to any Lender or to any Borrower, any of their Subsidiaries, the Parent or any other obligor under any Loan Document in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Majority Lenders (or, where expressly required, all of the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all of the Lenders, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter. The Administrative Agent and the Issuing Bank shall not be obligated to take any action which is contrary to law or which would in its reasonable opinion subject it to liability.

     Section 9.8 Notice of Default or Event of Default. In the event that the Administrative Agent, any Lender or the Issuing Bank shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent, such Lender or the Issuing Bank shall promptly notify the Lenders (provided, however, that the failure to give such notice shall not result in any liability on the part of such Lender, the Issuing Bank or the Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Majority Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Majority Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent, any Lender or the Issuing Bank, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Majority Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions, unless time is of the essence, in which case, the Administrative Agent may act in accordance with its reasonable discretion.

     Section 9.9 Responsibility Disclaimed. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

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          (a) to any Borrower or any other Person as a consequence of any failure or delay in performance by, or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

          (b) to any Lender or Lenders as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrowers of any of their obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Restricted Subsidiary or any other obligor under any other Loan
Document;

          (c) to any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

          (d) to any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

     Section 9.10 Indemnification. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers) pro rata according to their respective Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal, interest and fees hereunder in the event of a bankruptcy or out-of-court `work-out' of the Loans), damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses (including, without limitation, fees and disbursements of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, or reasonable out-of-pocket costs, expenses or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

     Section 9.11 Credit Decision. Each Lender confirms that:

          (a) in making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrowers and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by

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the Administrative Agent (other than information provided to the Administrative
Agent by the Borrowers and forwarded by the Administrative Agent to the Lenders); and

          (b) so long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrowers.

     Section 9.12 Successor Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders, the Issuing Bank and the Borrowers and may be removed at any time for cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, prior to a Default, be subject to the consent of the Borrowers, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Majority Lenders or (b) if appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Majority Lenders removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000.00 and which shall be reasonably acceptable to the Borrowers. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent. In the event that the Administrative Agent or any of its respective Affiliates ceases to be a Lender hereunder, such Person shall resign its agency hereunder.

     Section 9.13 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     Section 9.14 No Responsibilities of the Agents. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Co-Syndication Agents and the Co-Documentation Agents shall not have any duties or responsibilities, nor shall the Co-Syndication Agents or the Co-Documentation Agents have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Co-Syndication Agents and the Co-Documentation Agents.

                       ARTICLE 10 Changes in Circumstances
                  Affecting LIBOR Advances and Increased Costs

     Section 10.1 LIBOR Basis Determination Inadequate or Unfair. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period or that adequate and fair means do not exist for determining the LIBOR Basis, the Administrative Agent shall forthwith give notice thereof to the Borrowers and the Lenders, whereupon until the Administrative Agent notifies the Borrowers that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such LIBOR Advances shall be suspended.

     Section 10.2 Illegality. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrowers. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrowers shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrowers may borrow a Base Rate Advance from such Lender, whether or not it would have been entitled to effect such borrowing, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note immediately prior to such repayment.

     Section 10.3 Increased Costs.

          (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

               (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of other Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, or its obligation to make its portion of Advances (except for changes in the rate or method of calculation of tax on the revenues or net income of such Lender); or

               (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, within ten (10) days after demand by such Lender, the Borrowers agree to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis for such increased costs. All payments made by the Borrowers under this Agreement shall, as set forth above, be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp, or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any governmental authority excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Lender as a result of present or former connection between such Person and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from such Person having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (collectively, the "Non-Excluded Taxes") are required to be withheld from any amounts payable to any Lender hereunder, the amounts so payable to such Person shall be increased to the extent necessary to yield to such Person (after payment of all Non-Excluded Taxes) interest on any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Borrowers shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Person fails to comply with the requirements of Section
2.13 hereof. Whenever any Non-

Excluded Taxes are payable by the Borrowers, as promptly as possible thereafter the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as result of any such failure. The Borrowers shall make any payments required pursuant to the immediately preceding sentence within thirty (30) days after receipt of written demand therefor from the Administrative Agent or any Lender, as the case may be. The agreements set forth in this Section 10.3 shall survive the termination of this Agreement and the payment of the Obligations. Each Lender will promptly notify the Borrowers and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole reasonable judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender. Notwithstanding any provision herein to the contrary, the Borrowers shall have no obligation to pay to any Lender any amount which the Borrowers are liable to withhold due to the failure of such Lender to file any statement of exemption required under the Code.

          (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrowers with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this
Section 10.3, the Borrowers may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest and fees thereon to the date of prepayment, along with any reimbursement required under Section
2.10 hereof and this Section 10.3. Concurrently with prepaying such portion of LIBOR Advances the Borrowers may, whether or not then entitled to make such borrowing, borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

     Section 10.4 Effect On Other Advances. If notice has been given pursuant to
Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrowers that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall be instead as Base Rate Advances, unless otherwise notified by any of the Borrowers.

                            ARTICLE 11 Miscellaneous

     Section 11.1 Notices.

          (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York, New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

               (i) If to the Borrowers, to them at:

                    American Towers, Inc.
                    American Tower, L.P.
                    Towersites Monitoring, Inc.
                    American Tower International, Inc.
                    American Tower LLC
                    116 Huntington Avenue
                    Boston, Massachusetts 02116
                    Attn: Chief Financial Officer and General Counsel Telecopy No.: (617) 375-7575

               with a copy to:

                    Cleary, Gottlieb, Steen & Hamilton
                    One Liberty Plaza
                    New York, New York 10006
                    Attn: Robert P. Davis, Esq.
                    Telecopy No.: (212) 225-3999

               (ii) If to the Administrative Agent, to it at:

                    Toronto Dominion (Texas), Inc.
                    909 Fannin Street, Suite 1700
                    Houston, Texas 77010
                    Attention: Agency Department
                    Telecopy No.: (713) 951-9921
               with a copy to:

                    TD Securities (USA) Inc.
                    31 West 52nd Street
                    New York, NY 10019-6101
                    Attn: Managing Director, Communications Finance Telecopy No.: (212) 827-7261

               and with a copy to:

                    Powell, Goldstein, Frazer & Murphy LLP
                    191 Peachtree Street, N.E.
                    Sixteenth Floor Atlanta, Georgia 30303
                    Attn: Douglas S. Gosden, Esq.
                    Telecopy No.: (404) 572-6999

               (iii) If to the Lenders, to them at the addresses set forth beside their names as set forth in Schedule 7 attached hereto.

The failure to provide copies shall not affect the validity of the notice given to the primary recipient.

          (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

     Section 11.2 Expenses. The Borrowers will promptly pay, or reimburse, in each case jointly and severally:

          (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder, including, without limitation, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel for the Administrative Agent; and

          (b) all reasonable out-of-pocket costs and expenses of the Administrative Agent, the Lenders and the Issuing Bank of enforcement under this Agreement or the other Loan Documents and all reasonable out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include, without limitation, reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent, each of the Lenders and the Issuing Bank.

     Section 11.3 Waivers. The rights and remedies of the Administrative Agent, the Lenders and the Issuing Bank under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Majority Lenders, the Lenders and the Issuing Bank, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent, the Lenders and the Issuing Bank expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance or the Issuing Bank to issue a Letter of Credit at a time when the Borrowers are not in strict compliance with the terms of this Agreement, such decision by the Lenders and the Issuing Bank, respectively, shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or the Issuing Bank to issue any Letter of Credit or preclude the Lenders, the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, the Majority Lenders and the Issuing Bank, or any of them, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

     Section 11.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent, each of the Lenders and the Issuing Bank are hereby authorized by the Borrowers at any time or from time to time, without notice to the Borrowers or to any other Person, any such notice being, to the extent permitted by Applicable Law, hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, without limitation, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender, the Administrative Agent or the Issuing Bank, to or for the credit or the account of the Borrowers or any Restricted Subsidiary, against and on account of the obligations and liabilities of the Borrowers to the Lenders, the Administrative Agent and the Issuing Bank, including, without limitation, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether (a) any Lender, the Administrative Agent or the Issuing Bank, as applicable shall have made any demand hereunder or (b) any Lender, Administrative Agent or the Issuing Bank shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent, with the consent of all of the Lenders, each Lender or the Issuing Bank holding deposits of any Borrower or any Restricted Subsidiary shall exercise its set-off rights as so directed; and, within one (1) Business Day following any such set-off, the Administrative Agent shall give notice thereof to the Borrowers. Notwithstanding anything to the contrary contained in this Section 11.4, no Lender nor the Issuing Bank shall exercise any right of set-off without the prior consent of the Majority

Lenders so long as the Obligations shall be secured by any real property or real property interest, it being understood and agreed that the provisions of this sentence are for the exclusive benefit of the Lenders and the Issuing Bank, may be amended, modified or waived by the Majority Lenders without notice to or consent of the Borrowers or any Subsidiary and shall not constitute a waiver of any rights against the Borrowers or any Subsidiary or against any Collateral.

     Section 11.5 Assignment and Participation.

          (a) No Borrower may assign or transfer any of its rights or obligations hereunder, under the Notes or under any other Loan Document without the prior written consent of each Lender and the Issuing Bank.

          (b) Each Lender may at any time sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one (1) or more wholly-owned Affiliates of such Lender or Approved Funds (provided, however, that if such Affiliate is not a financial institution, such Lender shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (provided, however, that no such assignment shall relieve such Lender from its obligations hereunder) or (C) any Lender.

          (c) Each Lender may at any time sell assignments or participations to one or more Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including its interest in any particular Advance or portion thereof; provided, however, that
(1) all assignments (other than assignments described in Section 11.5(b) hereof) shall be in minimum principal amounts of the lesser of (X) $5,000,000.00 (unless otherwise consented to by the Administrative Agent and, prior to the occurrence and continuance of an Event of Default, the Borrower), and (Y) the amount assigned of such Lender's Revolving Loan Commitment (in a single assignment only), and (2) all assignments and participations (other than assignments and participations described in Section 11.5(b) hereof) hereunder shall be subject to the following additional terms and conditions:

               (i) no assignment shall be sold without the prior consent of the Administrative Agent and, prior to the occurrence and continuation of a Default or Event of Default, the consent of the Borrowers, in each case, which consent shall not be unreasonably withheld, delayed or conditioned;

               (ii) any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

               (iii) the Borrowers, the Lenders, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) may be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of Exhibit L attached hereto, and an administrative fee of $3,500.00 shall be payable to the Administrative Agent either by the assigning Lender or the assignee thereof at the time of any assignment under this Section 11.5(c);

               (iv) no participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; provided, however, that any participation agreement may confer on the participant the right to approve or disapprove items requiring unanimous Lender consent pursuant to Section 11.12 hereof;

               (v) each Lender agrees to provide the Administrative Agent and the Borrowers with prompt written notice of any issuance of assignments of its interests hereunder;

               (vi) no assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

               (vii) no such assignment may be made to any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date); and

               (viii) if applicable, each Lender shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's or assignee's position that no withholding by any Borrower or the Administrative Agent for United States income tax payable by such Lender or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Internal Revenue Service Form W-8BEN or W-8ECI, or any successor or related forms adopted by the relevant United States taxing authorities.

          (d) Except as specifically set forth in Section 11.5(b) or (c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

          (e) In the case of any participation, all amounts payable by the Borrowers under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

          (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

          (g) The Administrative Agent, acting, for this purpose only, as agent of the Borrowers shall maintain, at no extra charge to the Borrowers, a register (the "Register") at the address to which notices to the Administrative Agent are to be sent under Section 11.1 hereof on which Register the Administrative Agent shall enter the name, address and taxpayer identification number (if provided) of the registered owner of the Loans evidenced by a Registered Note or, upon the request of the registered owner, for which a Registered Note has been requested. A Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Register. Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Register only upon compliance with the other provisions of this Section 11.5 and surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than the aggregate principal amount of such Registered Notes is thereby transferred, the assignor or transferor. Prior to the due presentment for registration of transfer of any Registered Note, the Borrowers and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

          (h) The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time during the Administrative Agent's regular business hours upon reasonable prior notice.

          (i) Notwithstanding any other provision in this Agreement, any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrowers, pledge all or any portion of its rights under, and interest in, this Agreement and the Notes to any trustee or to any other representative of holders of obligations owed or securities issued, by such fund as security for such obligations or securities; provided, however, that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to the assignment provisions of this Section 11.5.

          (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") sponsored by such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Advance that such Granting Lender would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The Loans by an SPC hereunder shall be Revolving Loans, Term Loan A Loans, and/or Term Loan B Loans of the Granting Lender to the same extent, and as if, such Loans were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it, solely in its capacity as a party hereto and to any other Loan Document, will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 11.5, any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Lender or to any financial institutions (consented to by the Borrowers and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 11.5(j) may not be amended without the written consent of any SPC which has been designated in writing as provided in the first sentence hereof and holds any outstanding Loans. The designation by a Granting Lender of an SPC to fund Advances (i) shall be deemed to be a representation, warranty, covenant and agreement by such Granting Lender to the Borrowers and all other parties hereunder that (A) the funding and maintaining of such Advances by such SPC shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof), and (B) such designation, funding and maintenance would not result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law, and shall from time to time provide to the Borrowers the tax and other forms required pursuant to
Section 2.09(e) hereof with respect to such SPC as though such SPC were a Lender hereunder. In no event shall the Borrowers or any Lender other than the Granting Lender be obligated hereunder to pay any additional amounts under any provision of this Agreement (pursuant to Article 10 hereof or otherwise) by reason of a Granting Lender's designation of an SPC or the funding or maintenance of Advances by such SPC, in excess of amounts which the Borrowers would have been obligated to pay if such Granting Lender had not made such designation and such Granting Lender were itself funding and maintaining such Advances. The Administrative Agent shall register the interest of any SPC in an advance from time to time on the Register maintained pursuant to Section 11.5(g) hereof.

     Section 11.6 Accounting Principles. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. All references to the financial statements of the Borrowers and to their Annualized Operating Cash Flow, Senior Debt, Operating Cash Flow, Total Debt, Fixed Charges, Pro Forma Debt Service, Interest Expense, and other such terms shall be deemed to refer to such items of the Borrowers and the Restricted Subsidiaries, on a fully consolidated basis. The Borrowers shall deliver to the Lenders at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 6.1 or 6.2 hereof, as applicable, (a) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of such statements and the application of GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (b) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within thirty (30) days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Majority Lenders shall object in writing to the Borrowers' determining compliance hereunder on such basis, (1) calculations for the purposes of determining compliance hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made, or (2) if requested by the Borrowers, the Majority Lenders will negotiate in good faith to amend the covenants herein to give effect to the changes in GAAP in a manner consistent with this Agreement (and so long as the Borrowers comply in good faith with the provisions of this Section 11.6, no Default or Event of Default shall occur hereunder solely as a result of such changes in GAAP).

     Section 11.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     Section 11.8 Governing Law. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed the State of New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, each of the Borrowers hereby consents and will, and each of the Borrowers will cause each Restricted Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. Each of the Borrowers, for itself and on behalf of its Restricted Subsidiaries, hereby agrees that, to the extent permitted by Applicable Law, service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrowers agree that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     Section 11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 11.10 Interest.

          (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrowers or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless, if no Event of Default shall have occurred and be continuing, the Borrowers shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrowers not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrowers under Applicable Law.

          (b) Notwithstanding the use by the Lenders of the Base Rate and the LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrowers at interest rates related to such reference rates.

     Section 11.11 Table of Contents and Headings. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

     Section 11.12 Amendment and Waiver. Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the written direction of the Majority Lenders and, in the case of an amendment, by the Borrowers, except that in the event of (a) any increase in the amount of any Lender's portion of the Commitments or Commitment Ratios or any reduction or postponement of the reductions to the Revolving Loan Commitments set forth in Section 2.5(a) hereof, (b) any reduction (without a corresponding payment) or postponement of the repayments of the principal amount of the Loans provided in Section 2.7(b)(i) hereof, (c) any reduction or postponement in interest or fees due hereunder of the payment thereof without a corresponding payment of such interest or fee amount by the Borrowers, (d) any release of any material portion of the Collateral for the Loans, except as otherwise provided in Section 7.4 hereof, (e) any waiver of any Default due to the failure by the

Borrowers to pay any sum due to any of the Lenders hereunder, (f) any release of any material Guarantor to a Guaranty of all or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), (g) any amendment to the pro rata treatment of the Lenders set forth in Section 2.11 hereof, (h) any amendment of this Section 11.12, of the definition of Majority Lenders, or of any Section herein to the extent that such Section requires action by all Lenders or the Issuing Bank, or
(i) subordinate the Loans in full to any of the Indebtedness, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders or the Issuing Bank, respectively, and, in the case of an amendment, by the Borrowers. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders.

     Section 11.13 Entire Agreement. Except as otherwise expressly provided herein, this Agreement, the other Loan Documents and the other documents described or contemplated herein or therein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     Section 11.14 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with any Borrower or any Affiliate thereof beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

     Section 11.15 Directly or Indirectly. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

     Section 11.16 Reliance on and Survival of Various Provisions. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto shall (a) be deemed to have been relied upon by the Administrative Agent, each of the Lenders and the Issuing Bank notwithstanding any investigation heretofore or hereafter made by them and
(b) survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.11, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

     Section 11.17 Senior Debt. The Obligations are secured by the Security Documents and are intended by the parties hereto to be in parity with the Interest Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrowers which by its terms purports to be subordinated to all senior debt of the Borrowers.

     Section 11.18 Obligations. The obligations of the Administrative Agent, each of the Lenders and the Issuing Bank hereunder are several, not joint.

     Section 11.19 Confidentiality. The Administrative Agent, the Lenders and the Issuing Bank shall hold all non-public, proprietary or confidential information (which has been identified as such by the Borrowers) obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices; provided, however, that the Administrative Agent, the Lenders and the Issuing Bank may make disclosure of any such information (a) to their examiners, Affiliates, any Approved Fund, outside auditors, counsel, consultants, appraisers, other professional advisors and any direct or indirect contractual counterparty in swap agreements or such counterparty's professional advisor in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein, in each case, so long as any such Person (other than any examiners) receiving such information is advised of the provisions of this
Section 11.19 and agrees to be bound thereby, (b) as required or requested by any governmental authority or self-regulatory body or representative thereof or `in' connection with the enforcement hereof or of any Loan Document or related document or (c) pursuant to legal process or with respect to any litigation between or among any Borrower and any of the Administrative Agent, the Lenders or the Issuing Bank. In no event shall the Administrative Agent, any Lender or the Issuing Bank be obligated or required to return any materials furnished to it by the Borrowers. The foregoing provisions shall not apply to the Administrative Agent, a Lender or the Issuing Bank with respect to information that (i) is or becomes generally available to the public (other than through the Administrative Agent, such Lender or the Issuing Bank), (ii) is already in the possession of the Administrative Agent, such Lender or the Issuing Bank on a nonconfidential basis, or (iii) comes into the possession of the Administrative Agent, such Lender or the Issuing Bank in a manner not known to the Administrative Agent, such Lender or the Issuing Bank to involve a breach of a duty of confidentiality owing to the Borrowers.

     Section 11.20 Verestar Entities. Each of the parties hereto hereby acknowledges and agrees that Sections 2, 3 and 4 of the Seventh Amendment to the Prior Loan Agreement remain in full force and effect and that this Agreement does not amend, restate, replace, substitute or modify such provisions.

     Section 11.21 Guarantors. To the extent any Borrower has not directly received the proceeds of all Advances hereunder and prior to the Agreement Date under the Prior Loan Agreement, such Borrower may be deemed to be a guarantor with respect to such Advances rather than a joint and several co-obligor and, accordingly, each party hereto agrees that the liability of such Borrower as a guarantor hereunder would be solely in accordance with, and subject to the limitations contained in, the Borrower Guaranty executed by such Borrower in favor of the Administrative Agent and the Lenders.

                         ARTICLE 12 Waiver of Jury Trial

     Section 12.1 Waiver of Jury Trial. EACH OF THE BORROWERS, FOR ITSELF AND ON BEHALF OF THE RESTRICTED SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT, THE ISSUING BANK AND THE LENDERS, HEREBY AGREE, TO THE EXTENT PERMITTED BY LAW, TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWERS, ANY RESTRICTED SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, THE ISSUING BANK, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION
12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (A) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT, THE ISSUING BANK OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.

BORROWERS:                      AMERICAN TOWER, L.P., a Delaware limited
                                partnership

                                By ATC GP INC., its General Partner


                                By: /s/ Bradley E. Singer
                                   ---------------------------------------------
                                   Name: Bradley E. Singer
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------


                                AMERICAN TOWERS, INC., a Delaware corporation


                                By: /s/ Bradley E. Singer
                                   ---------------------------------------------
                                   Name: Bradley E. Singer
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------


                                TOWERSITES MONITORING, INC., a Delaware
                                corporation


                                By: /s/ Bradley E. Singer
                                   ---------------------------------------------
                                   Name: Bradley E. Singer
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------


                                AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation


                                By: /s/ Bradley E. Singer
                                   ---------------------------------------------
                                   Name: Bradley E. Singer
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                AMERICAN TOWER LLC, a Delaware limited liability company


                                By: /s/ Bradley E. Singer
                                   ---------------------------------------------
                                   Name: Bradley E. Singer
                                        ----------------------------------------
                                   Title: Chief Financial Officer
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

ADMINISTRATIVE AGENT           TORONTO DOMINION (TEXAS), INC., as Administrative
AND LENDERS:                   Agent and as a Lender


                               By: /s/ Jim Bridwell
                                  ----------------------------------------------
                                  Name: Jim Bridwell
                                       -----------------------------------------
                                  Title: Vice President
                                        ----------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                ADDISON CDO, LIMITED (#1279), as a Lender
                                By: Pacific Investment Management Company, LLC,
                                    as its Investment Advisor


                                By: /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Name: Mohan V. Phansalkar
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------


                                ATHENA CDO, LIMITED (#1277), as a Lender
                                By: Pacific Investment Management Company, LLC,
                                    as its Investment Advisor


                                By: /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Name: Mohan V. Phansalkar
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------


                                BEDFORD CDO, LIMITED, as a Lender
                                By: Pacific Investment Management Company, LLC,
                                    as its Investment Advisor


                                By: /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Name: Mohan V. Phansalkar
                                        ----------------------------------------
                                   Title: Director
                                         ---------------------------------------


                                CAPTIVA III FINANCE LTD. (Acct 275), as a Lender As advised by Pacific Investment Management Company, LLC


                                By: /s/ David Dyer
                                   ---------------------------------------------
                                   Name: David Dyer
                                        ----------------------------------------
                                   Title: Director
                                         ---------------------------------------


                                CAPTIVA IV FINANCE LTD. (Acct 1275), as a Lender As advised by Pacific Investment Management Company, LLC


                                By: /s/ David Dyer
                                   ---------------------------------------------
                                   Name: David Dyer
                                        ----------------------------------------
                                   Title: Director
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                JISSEKIKUN FUNDING, LTD. (#1288), as a Lender
                                By: Pacific Investment Management Company, LLC,
                                    as its Investment Advisor


                                By: /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Name: Mohan V. Phansalkar
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------


                                ROYALTON COMPANY (#280), as a Lender
                                By: Pacific Investment Management Company, LLC,
                                    as its Investment Advisor


                                By: /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Name: Mohan V. Phansalkar
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------


                                SEQUILS-MAGNUM, LTD (#1280), as a Lender
                                By: Pacific Investment Management Company, LLC,
                                    as its Investment Advisor


                                By: /s/ Mohan V. Phansalkar
                                   ---------------------------------------------
                                   Name: Mohan V. Phansalkar
                                        ----------------------------------------
                                   Title: Executive Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                AERIES FINANCE-II, LTD., as a Lender
                                By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                AIM FLOATING RATE FUND, as a Lender
                                By: INVESCO Senior Secured Management, Inc., As Attorney in fact

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                AMARA-1 FINANCE, LTD., as a Lender
                                By: INVESCO Senior Secured Management, Inc. As Financial Manager

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                AMARA 2 FINANCE, LTD., as a Lender
                                By: INVESCO Senior Secured Management, Inc., As Financial Manager

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                AVALON CAPITAL LTD., as a Lender
                                By: INVESCO Senior Secured Management, Inc., as Portfolio Advisor

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                AVALON CAPITAL LTD. 2, as a Lender
                                By: INVESCO Senior Secured Management, Inc., as Portfolio Advisor

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                CERES II FINANCE LTD., as a Lender
                                By: INVESCO Senior Secured Management, Inc., as Sub-Managing Agent (Financial)

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                CHARTER VIEW PORTFOLIO, as a Lender
                                By:   INVESCO Senior Secured Management, Inc.,
                                as Investment Advisor

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                DIVERSIFIED CREDIT PORTFOLIO LTD., as a Lender
                                By:   INVESCO Senior Secured Management, Inc.,
                                as Investment Advisor

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                INVESCO EUROPEAN CDO I S.A., as a Lender
                                By: INVESCO Senior Secured Management, Inc. as Collateral Manager

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                SEQUILS-LIBERTY, LTD., as a Lender
                                By: INVESCO Senior Secured Management, Inc., as Collateral Manager


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                TRITON CDO IV, LIMITED, as a Lender
                                By: INVESCO Senior Secured Management, Inc., as Investment Advisor


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                AIMCO CDO SERIES 2000-A, as a Lender


                                By:  /s/ Chris Goezgen
                                   ---------------------------------------------
                                   Name:   Chris Goezgen
                                        ----------------------------------------
                                   Title:  Authorized Signatory
                                         ---------------------------------------


                                By:  /s/ Jerry D. Zinkula
                                   ---------------------------------------------
                                   Name:   Jerry D. Zinkula
                                        ----------------------------------------
                                   Title:  Authorized Signatory
                                         ---------------------------------------


                                AIMCO CLO, SERIES 2001-A, as a Lender


                                By:   /s/ Chris Goezgen
                                   ---------------------------------------------
                                   Name:   Chris Goezgen
                                        ----------------------------------------
                                   Title:  Authorized Signatory
                                         ---------------------------------------


                                By:   /s/ Jerry D. Zinkula
                                   ---------------------------------------------
                                   Name:   Jerry D. Zinkula
                                        ----------------------------------------
                                   Title:  Authorized Signatory
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                ALLFIRST BANK, as a Lender

                                By:  /s/ W. Blake Hampson
                                   ---------------------------------------------
                                   Name:   W. Blake Hampson
                                        ----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                ALPHA U.S. SUBFUND II, LLC, as a Lender
                                By: GoldenTree Asset Management, LLP


                                By:  /s/ Frederick S. Haddad
                                   ---------------------------------------------
                                   Name:   Frederick S. Haddad
                                        ----------------------------------------
                                   Title:_______________________________________


                                GKW UNIFIED HOLDINGS, LLC, as a Lender
                                By: GoldenTree Asset Management, LLP


                                By:  /s/ Frederick S. Haddad
                                   ---------------------------------------------
                                   Name:   Frederick S. Haddad
                                        ----------------------------------------
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                APEX (TRIMARAN) CDO I, LTD., as a Lender
                                By: Trimaran Advisors, L.L.C.


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                               ARCHIMEDES FUNDING, L.L.C., as a Lender
                               By: ING Capital Advisors LLC, as Collateral
                               Manager

                               By:______________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                               ARCHIMEDES FUNDING II, LTD., as a Lender
                               By: ING Capital Advisors LLC, as Collateral
                               Manager

                               By:______________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                               ARCHIMEDES FUNDING III, LTD., as a Lender
                               By: ING Capital Advisors LLC, as Collateral
                               Manager

                               By:______________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                               ARCHIMEDES FUNDING IV (CAYMAN), LTD., as a Lender
                               By: ING Capital Advisors LLC, as Collateral
                               Manager

                               By:______________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                               BALANCED HIGH YIELD FUND I, LTD., as a Lender
                               By: ING Capital Advisors LLC, as Asset Manager

                               By:______________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BALANCED HIGH YIELD FUND II, LTD., as a Lender
                                By: ING Capital Advisors LLC, as Asset Manager

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                ENDURANCE CLO I, LTD., as a Lender
                                c/o: ING Capital Advisors LLC, as Collateral
                                Manager

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                ING-ORYX CLO, LTD., as a Lender
                                By: ING Capital Advisors LLC, as Collateral
                                Manager

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                NEMEAN CLO, LTD., as a Lender
                                By: ING Capital Advisors LLC, as Investment
                                Manager

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SEQUILS-ING I (HBDGM), LTD., as a Lender
                                By: ING Capital Advisors LLC, as Collateral
                                Manager

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                ARES III CLO Ltd.
                                By: ARES CLO Management LLC

                                By:  /s/ Jeff Moore
                                   ---------------------------------------------
                                   Name:   Jeff Moore
                                        ----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BALLYROCK CDO I LIMITED, as a Lender


                                By:_______________________________
                                   Name:__________________________
                                   Title:_________________________


                                FIDELITY ADVISOR SERIES II: FIDELITY ADVISOR
                                FLOATING RATE HIGH INCOME FUND, as a Lender


                                By:_______________________________
                                   Name:__________________________
                                   Title:_________________________


                                FIDELITY DEVONSHIRE TRUST: FIDELITY EQUITY-
                                INCOME FUND, as a Lender


                                By:_______________________________
                                   Name:__________________________
                                   Title:_________________________


                                FIDELITY FIXED INCOME TRUST: FIDELITY HIGH
                                INCOME FUND, as a Lender


                                By:_______________________________
                                   Name:__________________________
                                   Title:_________________________


                                VARIABLE INSURANCE PRODUCTS FUND III:
                                BALANCED PORTFOLIO, as a Lender


                                By:_______________________________
                                   Name:__________________________
                                   Title:_________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                VARIABLE INSURANCE PRODUCTS FUND: EQUITY-INCOME PORTFOLIO, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BANK OF AMERICA, N.A., as a Lender


                                By:  /s/ Patrick Honey
                                   ---------------------------------------------
                                   Name:   Patrick Honey
                                        ----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BANK OF MONTREAL, as a Lender


                                By:  /s/ Z. Szoldatits
                                   ---------------------------------------------
                                   Name:   Z. Szoldatits
                                        ----------------------------------------
                                   Title:  Director
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BANKNORTH, N.A., as a Lender

                                By:  /s/ Nicolas Caussade
                                   ---------------------------------------------
                                   Name:   Nicolas Caussade
                                        ----------------------------------------
                                   Title:  Assistant Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BANK OF SCOTLAND, as a Lender

                                By:  /s/ Joseph Fratus
                                   ---------------------------------------------
                                   Name:   Joseph Fratus
                                        ----------------------------------------
                                   Title:  First Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BLACKROCK SENIOR LOAN TRUST, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                MAGNETITE ASSET INVESTORS, LLC, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                MAGNETITE ASSET INVESTORS III, LLC, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                TITANIUM CBO I, LTD., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BAVARIA TRR CORPORATION, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BAYERISCHE HYPO-UND VEREINSBANK AG, NEW YORK
                                BRANCH, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BEAR STEARNS & CO. INC., as a LENDER

                                By:  /s/ John E. McDermott
                                   ---------------------------------------------
                                   Name:   John E. McDermott
                                        ----------------------------------------
                                   Title:  Senior Managing Director
                                         ---------------------------------------


                                BEAR STEARNS CORPORATE LENDING INC., as a Lender

                                By:  /s/ Victor Bulzacchelli
                                   ---------------------------------------------
                                   Name:   Victor Bulzacchelli
                                        ----------------------------------------
                                   Title:  Authorized Agent
                                         ---------------------------------------


                                BEAR STEARNS INVESTMENT PRODUCTS INC., as a
                                Lender

                                By:  /s/ Keith C. Barnish
                                   ---------------------------------------------
                                   Name:   Keith C. Barnish
                                        ----------------------------------------
                                   Title:  Senior Managing Director
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BOSTON INCOME PORTFOLIO, as a Lender
                                By:  Boston Management and Research as
                                     Investment Advisor

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                DIVERSIFIED INVESTORS HIGH YIELD BOND FUND, as a Lender
                                By:  Boston Management and Research as
                                     Investment Advisor,

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                EATON VANCE CDO II, LTD., as a Lender
                                By:  Eaton Vance Management, as Investment
                                     Advisor

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                EATON VANCE CDO III, LTD., as a Lender
                                By:  Eaton Vance Management, as Investment
                                     Advisor

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                EATON VANCE INSTITUTIONAL SENIOR LOAN FUND, as a Lender

                                By:  Eaton Vance Management, as Investment
                                     Advisor

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                EATON VANCE SENIOR INCOME TRUST, as a Lender
                                By:  Eaton Vance Management, as Investment
                                     Advisor


                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                GRAYSON & CO, as a Lender
                                By:  Boston Management and Research, as
                                     Investment Advisor


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                HIGH INCOME PORTFOLIO, as a Lender
                                By:  Boston Management and Research, as
                                     Investment Advisor


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SENIOR DEBT PORTFOLIO, as a Lender
                                By:  Boston Management and Research, as
                                     Investment Advisor


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                CASTLE HILL I-INGOTS, LTD., as a Lender
                                By: Sankaty Advisors, LLC as Collateral Manager


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                CASTLE HILL II-INGOTS, LTD., as a Lender
                                By: Sankaty Advisors, LLC as Collateral Manager


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SANKATY ADVISORS, INC., as Collateral Manager for BRANT POINT CBO 1999-1, LTD., as Term Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SANKATY ADVISORS, LLC, as Collateral Manager for BRANT POINT II CBO 2000-1, LTD., as Term Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SANKATY ADVISORS, INC., as Collateral Manager for GREAT POINT CLO 1998-1 LTD., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                SANKATY ADVISORS, LLC, as Collateral Manager for GREAT POINT CLO 1999-1 LTD., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SANKATY ADVISORS, LLC, as Collateral Manager for RACE POINT CLO, LIMITED, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SANKATY HIGH YIELD ASSET PARTNERS II, L.P., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                SANKATY HIGH YIELD PARTNERS III, L.P., as a
                                Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                BRYN MAWR CLO, LTD., as a Lender
                                By: Deerfield Capital Management LLC, as its Collateral Manager

                                By:  /s/ Mark E. Wittnebel
                                   ---------------------------------------------
                                   Name:   Mark E. Wittnebel
                                        ----------------------------------------
                                   Title:  Sr. Vice President
                                         ---------------------------------------


                                ROSEMONT CLO, LTD., as a Lender
                                By: Deerfield Capital Management LLC, as its Collateral Manager

                                By:  /s/ Mark E. Wittnebel
                                   ---------------------------------------------
                                   Name:   Mark E. Wittnebel
                                        ----------------------------------------
                                   Title:  Sr. Vice President
                                         ---------------------------------------


                                SEQUILS-CUMBERLAND I, LTD., as a Lender
                                By: Deerfield Capital Management LLC, as its Collateral Manager

                                By:  /s/ Mark E. Wittnebel
                                   ---------------------------------------------
                                   Name:   Mark E. Wittnebel
                                        ----------------------------------------
                                   Title:  Sr. Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                       CALLIDUS DEBT PARTNERS CDO FUND I, LTD.,
                                       as a Lender
                                       By: Callidus Capital Management, LLC, its
                                       Collateral Manager

                                       By:______________________________________
                                          Name:_________________________________
                                          Title:________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                         CARLYLE HIGH YIELD PARTNERS II, LTD.,
                                         as a Lender


                                         By:   /s/ Linda Pace
                                            ------------------------------------
                                            Name:   Linda Pace
                                                --------------------------------
                                            Title:  Principal
                                                 -------------------------------


                                         CARLYLE HIGH YIELD PARTNERS III, LTD.,
                                         as a Lender


                                         By:   /s/ Linda Pace
                                            ------------------------------------
                                            Name:   Linda Pace
                                                --------------------------------
                                            Title:  Principal
                                                 -------------------------------


                                         CARLYLE HIGH YIELD PARTNERS IV, LTD.,
                                         as a Lender


                                         By:   /s/ Linda Pace
                                            ------------------------------------
                                            Name:   Linda Pace
                                                --------------------------------
                                            Title:  Principal
                                                 -------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     ARIEL CBO, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By:  /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:    Leanne Stavrakis
                                            ------------------------------------
                                       Title:   Director - Operations
                                             -----------------------------------


                                     CALHOUN CBO LIMITED, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By:  /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:    Leanne Stavrakis
                                            ------------------------------------
                                       Title:   Director - Operations
                                             -----------------------------------


                                     CEDAR CBO, LIMITED, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By:  /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:    Leanne Stavrakis
                                            ------------------------------------
                                       Title:   Director - Operations
                                             -----------------------------------


                                     CENTURION CDO II, LTD., as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By:  /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:    Leanne Stavrakis
                                            ------------------------------------
                                       Title:   Director - Operations
                                             -----------------------------------


                                     CENTURION CDO III, LIMITED, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By:  /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:    Leanne Stavrakis
                                            ------------------------------------
                                       Title:   Director - Operations
                                             -----------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     CENTURION CDO VI, LIMITED, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By: /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:   Leanne Stavrakis
                                           -------------------------------------
                                       Title:  Director - Operations
                                            ------------------------------------


                                     CLARION CBO LIMITED, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By: /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:   Leanne Stavrakis
                                           -------------------------------------
                                       Title:  Director - Operations
                                            ------------------------------------


                                     ISLES CBO LIMITED, as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By: /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:   Leanne Stavrakis
                                           -------------------------------------
                                       Title:  Director - Operations
                                            ------------------------------------


                                     SEQUILS - CENTURION V, LTD., as a Lender
                                     By: American Express Asset Management Group
                                         Inc., as Collateral Manager

                                     By: /s/ Leanne Stavrakis
                                       -----------------------------------------
                                       Name:   Leanne Stavrakis
                                           -------------------------------------
                                       Title:  Director - Operations
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     CITADEL HILL 2000 LTD., as a Lender


                                     By:________________________________________
                                        Name:___________________________________
                                        Title:__________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     CITIZENS BANK OF MASSACHUSETTS, as a Lender


                                     By:  /s/ Hamilton H. Wood, Jr.
                                        ----------------------------------------
                                        Name:   Hamilton H. Wood, Jr.
                                            ------------------------------------
                                        Title:  Senior Vice President
                                             -----------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                    CLYDESDALE CLO 2001-1, LTD., as a Lender
                                    By:  Nomura Corporate Research and Asset
                                         Management, Inc., as Collateral Manager


                                    By:  /s/ Richard W. Stewart
                                       -----------------------------------------
                                       Name:   Richard W. Stewart
                                           -------------------------------------
                                       Title:  Director
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                    COBANK, ACB, as a Lender


                                    By:
                                       -----------------------------------------
                                       Name:
                                           -------------------------------------
                                       Title:
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                    CONTINENTAL ASSURANCE COMPANY on behalf of its Separate Account (E), as a Lender


                                    By:  /s/ Marilou R. McGirr
                                       -----------------------------------------
                                       Name:  Marilou R. McGirr
                                           -------------------------------------
                                       Title: Vice President
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                    CONTINENTAL CASUALTY COMPANY, as a Lender


                                    By:  /s/ Marilou R. McGirr
                                       -----------------------------------------
                                       Name:  Marilou R. McGirr
                                           -------------------------------------
                                       Title: Vice President
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     COOPERATIEVE CENTRALE RAIFFEISEN-
                                     BOERENLEENBANK B.A., "RABOBANK NEDERLAND",
                                     NEW YORK BRANCH, as a Lender


                                     By: /s/ Michael R. Phelan
                                        ----------------------------------------
                                        Name:   Michael R. Phelan
                                             -----------------------------------
                                        Title:  Executive Director
                                             -----------------------------------


                                     By: /s/ Ian Reece
                                        ---------------------------------------
                                         Name:   Ian Reece
                                             ----------------------------------
                                         Title:  Managing Director
                                              ---------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                   CREDIT LYONNAIS NEW YORK BRANCH, as a Lender


                                   By: /s/ Patrick McCarthy
                                      ------------------------------------------
                                      Name:   Patrick McCarthy
                                           -------------------------------------
                                      Title:  Vice President
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                       CREDIT SUISSE FIRST BOSTON, as a Lender


                                       By: /s/ SoVonna Day-Goins
                                          --------------------------------------
                                          Name:   SoVonna Day-Goins
                                                  ------------------------------
                                          Title:  Vice President
                                                  ------------------------------


                                       By: /s/ Doreen B. Welch
                                          --------------------------------------
                                          Name:   Doreen B. Welch
                                               ---------------------------------
                                          Title:  Associate
                                                --------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                        CSAM FUNDING II, as a Lender


                                        By:_____________________________________
                                           Name:________________________________
                                           Title:_______________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                            CYPRESSTREE INVESTMENT PARTNERS I, LTD., as a
                            Lender
                            By: CypressTree Investment Management Company, Inc.,
                                as Portfolio Manager


                            By:_________________________________________________
                                Name:___________________________________________
                                Title:__________________________________________


                            CYPRESSTREE INVESTMENT PARTNERS II, LTD., as a
                            Lender
                            By: CypressTree Investment Management Company, Inc.,
                                as Portfolio Manager


                            By:_________________________________________________
                                Name:___________________________________________
                                Title:__________________________________________


                            FIRST ALLMERICA FINANCIAL LIFE INSURANCE COMPANY as a Lender

                            By:_________________________________________________
                                Name:___________________________________________
                                Title:__________________________________________

                                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                                MASTER SENIOR FLOATING RATE TRUST, as Lender


                                By: /s/ Greg Spencer
                                   ---------------------------------------------
                                   Name:  Greg Spencer
                                       -----------------------------------------
                                   Title: Authorized Signatory
                                        ----------------------------------------


                                DEBT STRATEGIES FUND, INC., as Lender


                                By: /s/ Greg Spencer
                                   ---------------------------------------------
                                   Name:  Greg Spencer
                                       -----------------------------------------
                                   Title: Authorized Signatory
                                        ----------------------------------------


                                LONGHORN CDO (CAYMAN) LTD., as Lender
                                By: Merrill Lynch Investment Managers, as
                                                Investment Advisor


                                By: /s/ Greg Spencer
                                   ---------------------------------------------
                                   Name:  Greg Spencer
                                       -----------------------------------------
                                   Title: Authorized Signatory
                                        ----------------------------------------


                                LONGHORN CDO II, LTD., as  Lender
                                By: Merrill Lynch Investment Managers, L.P., as
                                                Investment Advisor

                                By: /s/ Greg Spencer
                                   ---------------------------------------------
                                   Name:  Greg Spencer
                                       -----------------------------------------
                                   Title: Authorized Signatory
                                        ----------------------------------------


                                MERRILL LYNCH PRIME RATE PORTFOLIO, as Lender
                                By: Merrill Lynch Investment Managers, L.P., as
                                                Investment Advisor


                                By: /s/ Greg Spencer
                                   ---------------------------------------------
                                   Name:  Greg Spencer
                                       -----------------------------------------
                                   Title: Authorized Signatory
                                        ----------------------------------------

                                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                            MERRILL LYNCH GLOBAL INVESTMENT SERIES:
                                        INCOME STRATEGIES PORTFOLIO
                            By: Merrill Lynch Investment Managers, L.P., as
                                            Investment Advisor, as Lender


                            By: /s/ Greg Spencer
                               -------------------------------------------------
                               Name:   Greg Spencer
                                   ---------------------------------------------
                               Title:  Authorized Signatory
                                    --------------------------------------------


                            SENIOR HIGH INCOME PORTFOLIO, INC., as a Lender


                            By:______________________________________
                               Name:_________________________________
                               Title:________________________________

                                   SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                                    DRESDNER BANK AG, NEW YORK AND GRAND CAYMAN
                                    BRANCHES, as a Lender


                                    By: /s/ Brian Smith
                                       -----------------------------------------
                                       Name:     Brian Smith
                                           -------------------------------------
                                       Title:    Director
                                            ------------------------------------


                                    By: /s/ Brian Schneider
                                       -----------------------------------------
                                       Name:     Brian Schneider
                                           -------------------------------------
                                       Title:    Vice President
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                                       DEUTSCHE BANK TRUST COMPANY AMERICAS
                                       f/k/a BANKERS TRUST COMPANY, as a Lender


                                       By: /s/ Scottye Lindsey
                                          --------------------------------------
                                          Name:    Scottye Lindsey
                                              ----------------------------------
                                          Title:   Vice President
                                               ---------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                        DEXIA CREDIT LOCAL, as a Lender


                                        By:_____________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                        By:_____________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                                  ELC (CAYMAN) LTD., as a Lender
                                  By: David L. Babson & Company Inc., as
                                      Collateral Manager


                                  By:      /s/ David P. Wells, CFA
                                      ------------------------------------------
                                      Name:    David P. Wells, CFA
                                           -------------------------------------
                                      Title:   Managing Director
                                           -------------------------------------


                                  ELC (CAYMAN) LTD. 1999-II, as a Lender
                                  By: David L. Babson & Company Inc., as
                                      Collateral Manager

                                  By:      /s/ David P. Wells, CFA
                                      ------------------------------------------
                                      Name:    David P. Wells, CFA
                                           -------------------------------------
                                      Title:   Managing Director
                                           -------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  ELF FUNDING TRUST III, as a Lender
                                  By: New York Life Investment Management, LLC, as attorney-in-fact

                                  By:      /s/ R. H. Dial
                                      ------------------------------------------
                                      Name:    R. H. Dial
                                           -------------------------------------
                                      Title:   VP
                                           -------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                 ERSTE BANK DER OESTERREICHISCHEN SPARKASSEN AG, as a Lender


                                 By:      /s/ John Fay
                                     ------------------------------------------
                                     Name:    John Fay
                                          -------------------------------------
                                     Title:   Vice President
                                          -------------------------------------
                                          Erste Bank New York Brank
                                          -------------------------------------


                                 By:      /s/ Lynnis McCarthy
                                     ------------------------------------------
                                     Name:    Lynnis McCarthy
                                          -------------------------------------
                                     Title:   Vice President
                                          -------------------------------------
                                          Erste Bank New York Brank
                                          -------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                                  FC-CBO III LIMITED, as a Lender


                                  By:
                                      __________________________________________
                                      Name:
                                           _____________________________________
                                      Title:
                                           _____________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  FIRST DOMINION FUNDING III, as a Lender


                                  By:
                                      __________________________________________
                                      Name:
                                           _____________________________________
                                      Title:
                                           _____________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                               FLEET NATIONAL BANK, as a Lender


                               By: /s/ Corinne M. Barrett
                                   ---------------------------------------------
                                   Name:      Corinne M. Barrett
                                         ---------------------------------------
                                   Title:     S.V.P. Authorized Officer
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                   FORTIS CAPITAL CORP., as a Lender


                                   By:      /s/ Roy G. Anderson
                                       -----------------------------------------
                                       Name:    Roy G. Anderson
                                            ------------------------------------
                                       Title:   Executive Vice President
                                            ------------------------------------


                                   By:      /s/ Anthony Ciraulo
                                       -----------------------------------------
                                       Name:    Anthony Ciraulo
                                            ------------------------------------
                                       Title:   Assistant Vice President
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  GALAXY CLO 1999-1, LTD., as a Lender
                                  By: SAI Investment Adviser, Inc., its
                                      Collateral Agent


                                  By:      /s/ Thomas G. Brandt
                                       -----------------------------------------
                                       Name:   Thomas G. Brandt
                                            ------------------------------------
                                       Title:  Managing Director
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                            GE CAPITAL CFE, INC., as a Lender


                                            By:
                                                ________________________________
                                                Name:
                                                      __________________________
                                                Title:
                                                      __________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  GENERAL ELECTRIC CAPITAL CORPORATION, as a
                                  Lender


                                  By:     /s/ Peter Foley
                                      ------------------------------------------
                                      Name:   Peter Foley
                                            ------------------------------------
                                      Title:  Operations-Manager
                                            ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                      GOLDENTREE HIGH YIELD MASTER FUND LTD,
                                      as a Lender
                                      By: GoldenTree Asset Management, L.P.


                                      By:      /s/ Frederick S. Haddad
                                          --------------------------------------
                                          Name:    Frederick S. Haddad
                                               ---------------------------------
                                          Title:________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                      HARBOUR TOWN FUNDING TRUST, as a Lender


                                      By:
                                          ______________________________________
                                          Name:
                                               _________________________________
                                          Title:
                                               _________________________________


                                      JUPITER FUNDING TRUST, as a Lender


                                      By:      /s/ Kelly W. Warnement
                                          --------------------------------------
                                          Name:    Kelly W. Warnement
                                               ---------------------------------
                                          Title:   Authorized Agent
                                               ---------------------------------


                                      MUIRFIELD TRADING LLC, as a Lender


                                      By:      /s/ Kelly W. Warnement
                                          --------------------------------------
                                          Name:    Kelly W. Warnement
                                               ---------------------------------
                                          Title:   Authorized Agent
                                               ---------------------------------


                                      OLYMPIC FUNDING TRUST, SERIES 1999-1, as a
                                      Lender


                                      By:      /s/ Kelly W. Warnement
                                          --------------------------------------
                                          Name:     Kelly W. Warnement
                                               ---------------------------------
                                          Title:    Authorized Agent
                                               ---------------------------------


                                      PPM SPYGLASS FUNDING TRUST, as a Lender


                                      By:      /s/ Kelly W. Warnement
                                          --------------------------------------
                                          Name:    Kelly W. Warnement
                                               ---------------------------------
                                          Title:   Authorized Agent
                                               ---------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                      STANWICH LOAN FUNDING LLC, as a Lender


                                      By:      /s/ Kelly W. Warnement
                                          --------------------------------------
                                          Name:    Kelly W. Warnement
                                               ---------------------------------
                                          Title:   Vice President
                                               ---------------------------------


                                      WINGED FOOT FUNDING TRUST, as a Lender


                                      By:      /s/ Kelly W. Warnement
                                          --------------------------------------
                                          Name:    Kelly W. Warnement
                                               ---------------------------------
                                          Title:   Authorized Agent
                                               ---------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     HARBOURVIEW CDO II, LTD., as a Lender


                                     By:
                                         _______________________________________
                                         Name:
                                               _________________________________
                                         Title:
                                               _________________________________


                                     HARBOURVIEW CDO IV, LTD., as a Lender


                                     By:
                                         _______________________________________
                                         Name:
                                               _________________________________
                                         Title:
                                               _________________________________


                                     OPPENHEIMER SENIOR FLOATING RATE FUND, as a
                                     Lender


                                     By:
                                         _______________________________________
                                         Name:
                                               _________________________________
                                         Title:
                                               _________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                     IBM CREDIT CORPORATION, as a Lender


                                     By:
                                         _______________________________________
                                         Name:
                                               _________________________________
                                         Title:
                                               _________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                        ING PRIME RATE TRUST, as a Lender
                                        By:      ING Investments, LLC, as its
                                        investment manager


                                        By:      /s/ Jeff Balkar
                                            ------------------------------------
                                            Name:    Jeff Balkar
                                                 -------------------------------
                                            Title:   Senior V.P.-Co Senior
                                                     Portfolio Manager
                                                 -------------------------------


                                        ING SENIOR INCOME FUND, as a Lender
                                        By:      ING Investments, LLC, as its
                                        investment manager


                                        By:      /s/ Jeff Balkar
                                            ------------------------------------
                                            Name:    Jeff Balkar
                                                 -------------------------------
                                            Title:   Senior V.P.- Co Senior
                                                     Portfolio Manager
                                                 -------------------------------


                                        ML CLO XV PILGRIM AMERICA (CAYMAN) LTD.,
                                        as a Lender
                                        By:      ING Investments, LLC, as its
                                        investment manager


                                        By:      /s/ Jeff Balkar
                                            ------------------------------------
                                            Name:    Jeff Balkar
                                                 -------------------------------
                                            Title:   Senior V.P.- Co Senior
                                                     Portfolio Manager
                                                 -------------------------------


                                        ML CLO XX PILGRIM AMERICA (CAYMAN) LTD.,
                                        as a Lender
                                        By:      ING Investments, LLC, as its
                                        investment manager


                                        By:      /s/ Jeff Balkar
                                            ------------------------------------
                                            Name:    Jeff Balkar
                                                 -------------------------------
                                            Title:   Senior V.P.- Co Senior
                                                     Portfolio Manager
                                                 -------------------------------


                                        PILGRIM CLO 1999-1 LTD., as a Lender
                                        By:      ING Investments, LLC, as its
                                        investment manager


                                        By:      /s/ Jeff Balkar
                                            ------------------------------------
                                            Name:    Jeff
                                                 -------------------------------
                                            Title:   Senior V.P.- Co Senior
                                                     Portfolio Manager
                                                 -------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                        SEQUILS-PILGRIM I, LTD., as a Lender
                                        By:      ING Investments, LLC, as its
                                        investment manager


                                        By:      /s/ Jeff Balkar
                                            ------------------------------------
                                            Name:    Jeff Balkar
                                                 -------------------------------
                                            Title:   Senior V.P.- Co Senior
                                                     Portfolio Manager
                                                 -------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                 JPMORGAN CHASE BANK, as a Lender


                                 By:
                                     ___________________________________________
                                     Name:
                                           _____________________________________
                                     Title:
                                           _____________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                   KEY CORPORATE CAPITAL INC., as a Lender


                                   By:      /s/ Jason R. Weaver
                                       -----------------------------------------
                                       Name:    Jason R. Weaver
                                             -----------------------------------
                                       Title:   Senior Vice President
                                             -----------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                KZH CYPRESSTREE-1 LLC, as a Lender


                                By:      /s/ Susan Lee
                                    --------------------------------------------
                                    Name:    Susan Lee
                                         ---------------------------------------
                                    Title:   Authorized Agent
                                         ---------------------------------------


                                KZH ING-2 LLC, as a Lender


                                By:      /s/ Susan Lee
                                    --------------------------------------------
                                    Name:    Susan Lee
                                         ---------------------------------------
                                    Title:   Authorized Agent
                                         ---------------------------------------


                                KZH ING-3 LLC, as a Lender


                                By:      /s/ Susan Lee
                                    --------------------------------------------
                                    Name:    Susan Lee
                                         ---------------------------------------
                                    Title:   Authorized Agent
                                         ---------------------------------------


                                KZH RIVERSIDE LLC, as a Lender


                                By:      /s/ Susan Lee
                                    --------------------------------------------
                                    Name:    Susan Lee
                                         ---------------------------------------
                                    Title:   Authorized Agent
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                          KZH SOLEIL LLC, as a Lender

                          By: /s/ Susan Lee
                             ---------------------------------------------------
                             Name:  Susan Lee
                                  ----------------------------------------------
                             Title: Authorized Agent
                                   ---------------------------------------------


                          KZH SOLEIL-2 LLC, as a Lender

                          By: /s/ Susan Lee
                             ---------------------------------------------------
                             Name:  Susan Lee
                                  ----------------------------------------------
                             Title: Authorized Agent
                                   ---------------------------------------------


                          KZH STERLING LLC, as a Lender

                          By: /s/ Susan Lee
                             ---------------------------------------------------
                             Name:  Susan Lee
                                  ----------------------------------------------
                             Title: Authorized Agent
                                   ---------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                           LANDMARK CDO LIMITED, as a Lender
                           By: Aladdin Asset Management LLC, as Manager

                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                       LCM I LIMITED PARTNERSHIP, as a Lender
                       By: Lyon Capital Management LLC, as Attorney in Fact

                       By: /s/ Farboud Tavanger
                          ------------------------------------------------------
                          Name: Farboud Tavanger
                               -------------------------------------------------
                          Title: Senior Portfolio Manager
                                ------------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                 LEHMAN COMMERCIAL PAPER, as a Lender


                 By: /s/ G. Robert Berzins
                    ------------------------------------------------------------
                    Name:  G. Robert Berzins
                         -------------------------------------------------------
                    Title: Authorized Signatory
                          ------------------------------------------------------


                 SYNDICATED LOAN FUNDING TRUST, as a Lender
                 By: Lehman Commercial Paper, Inc.,
                     Not in its individual capacity but solely as Asset Manager

                 By: /s/ G. Robert Berzins
                    ------------------------------------------------------------
                    Name:  G. Robert Berzins
                         -------------------------------------------------------
                    Title: Authorized Signatory
                          ------------------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                       MADISON AVENUE CDO I, LTD, as a Lender
                       By:  Metropolitan Life Insurance Company, as
                            Collateral Manager

                       By: /s/ James R. Dingler
                          ------------------------------------------------------
                          Name:  James R. Dingler
                               -------------------------------------------------
                          Title: Director
                                ------------------------------------------------


                       MADISON AVENUE CDO III, LTD, as a Lender
                       By:  Metropolitan Life Insurance Company, as
                            Collateral Manager

                       By: /s/ James R. Dingler
                          ------------------------------------------------------
                          Name:  James R. Dingler
                               -------------------------------------------------
                          Title: Director
                                ------------------------------------------------


                       METROPOLITAN LIFE INSURANCE COMPANY,
                       as a Lender

                       By: /s/ James R. Dingler
                          ------------------------------------------------------
                          Name:  James R. Dingler
                               -------------------------------------------------
                          Title: Director
                                ------------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                MIZUHO CORPORATE BANK, LTD., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                MORGAN STANLEY PRIME INCOME TRUST, as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                MOUNTAIN CAPITAL CLO I, LTD., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________


                                MOUNTAIN CAPITAL CLO II, LTD., as a Lender


                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                NATEXIS BANQUES POPULAIRES, as a Lender


                                By:  /s/ Cynthia E. Sachs
                                   ---------------------------------------------
                                   Name:   Cynthia E. Sachs
                                        ----------------------------------------
                                   Title:  VP Group Manager
                                         ---------------------------------------


                                By:  /s/ Michael T. Pellerito
                                   ---------------------------------------------
                                   Name:   Michael T. Pellerito
                                        ----------------------------------------
                                   Title:  Vice President
                                         ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                NATIONAL CITY BANK, as a Lender

                                By:_____________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                         NIB CAPITAL BANK N.V., as a Lender


                         By: /s/ Henny J. Th. Spanjaard
                            ----------------------------------------------------
                            Name:  Henny J. Th. Spanjaard
                                 -----------------------------------------------
                            Title: Head Special Credits
                                  ----------------------------------------------


                         By: /s/ N. Vroan
                            ----------------------------------------------------
                            Name:  N. Vroan
                                 -----------------------------------------------
                            Title: Special Credits
                                  ----------------------------------------------

                                     SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                 Signature Page

                     OCTAGON INVESTMENT PARTNERS II, LLC, as a Lender
                     By: Octagon Credit Investors, LLC, as sub-investment
                         manager


                     By:________________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________


                     OCTAGON INVESTMENT PARTNERS III, LTD., as a Lender
                     By: Octagon Credit Investors, LLC, as Portfolio Manager


                     By:________________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________


                     OCTAGON INVESTMENT PARTNERS IV, LTD., as a Lender
                     By: Octagon Credit Investors, LLC, as Collateral Manager


                     By:________________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                      PACIFICA PARTNERS I, L.P., as a Lender
                      By: Imperial Credit Asset Management, as its Investment Manager

                      By:  /s/ Sean R. Walker
                         -------------------------------------------------------
                         Name:  Sean R. Walker
                              --------------------------------------------------
                         Title: Vice President
                               -------------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                     PRESIDENT & FELLOWS OF HARVARD COLLEGE, as a Lender
                     By: Regiment Capital Management, LLC, as its Investment Advisor
                     By: Regiment Capital Advisors, LLC, its Manager and pursuant to delegated authority


                     By:________________________________________________________
                         Name:__________________________________________________
                         Title:_________________________________________________


                     REGIMENT CAPITAL LTD. as a Lender
                     By: Regiment Capital Management, LLC, as its Investment Advisor
                     By: Regiment Capital Advisors, LLC, its Manager and pursuant to delegated authority


                     By:________________________________________________________
                          Name:_________________________________________________
                          Title:________________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                     ROBECO CDO II, LTD., as a Lender


                     By:________________________________________________________
                        Name:___________________________________________________
                        Title:__________________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  ROYAL BANK OF CANADA, as a Lender


                                  By:  /s/ John M. Crawford
                                     ------------------------------------------
                                     Name:    John M. Crawford
                                          -------------------------------------
                                     Title:   Senior Manager
                                           ------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  SEABOARD CLO 2000 LTD, as a Lender


                                  By: _________________________________________
                                     Name: ____________________________________
                                     Title: ___________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  SENECA CBO II, L.P., as a Lender


                                  By:      /s/ Sandra J. Monticelli
                                     ------------------------------------------
                                     Name:      Sandra J. Monticelli
                                          -------------------------------------
                                     Title: ___________________________________


                                  SENECA CBO III, LIMITED, as a Lender


                                  By:      /s/ Sandra J. Monticelli
                                     ------------------------------------------
                                     Name:      Sandra J. Monticelli
                                          -------------------------------------
                                     Title: ___________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  SIERRA CLO I, LTD., as a Lender
                                  By: Centre Pacific LLC


                                  By:   /s/ John M. Casparian
                                     ------------------------------------------
                                     Name:     John M. Casparian
                                         --------------------------------------
                                     Title:    Chief Operating Officer
                                          -------------------------------------
                                           Centre Pacific LLP (Manager)

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                  SUNTRUST BANK, as a Lender


                                  By:  /s/ William C. Washburn, Jr.
                                     ------------------------------------------
                                     Name:    William C. Washburn, Jr.
                                          -------------------------------------
                                     Title:   Vice President
                                          -------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              TEXTRON FINANCIAL CORPORATION, as a Lender


                              By:    /s/ Matthew J. Colgan
                                 ---------------------------------------------
                                 Name:   Matthew J. Colgan
                                      ----------------------------------------
                                 Title:  Vice President
                                       ---------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              THE BANK OF NEW YORK, as a Lender


                              By:   /s/ Steven J. Correll
                                 -----------------------------------------------
                                 Name:    Steven J. Correll
                                      ------------------------------------------
                                 Title:   Vice President
                                       -----------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              THE BANK OF NOVA SCOTIA, as a Lender


                              By:   /s/ Paul Weissenberger
                                 -----------------------------------------------
                                 Name:     P.A. Weissenberger
                                      ------------------------------------------
                                 Title:    Authorized Signatory
                                       -----------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              THE CIT GROUP/EQUIPMENT FINANCING, INC., as a
                              Lender


                              By:   /s/ Steven Reedy
                                 -----------------------------------------------
                                 Name:     Steven Reedy
                                      ------------------------------------------
                                 Title:    Vice President
                                       -----------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              TRS ECLIPSE LLC, as a Lender


                              By:_______________________________________________
                                 Name: _________________________________________
                                 Title: ________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                            UNION BANK OF CALIFORNIA, N.A., as a Lender


                            By:  /s/ Peter Connoy
                               ------------------------------------------------
                               Name:    Peter Connoy
                                    -------------------------------------------
                               Title:   Senior Vice President
                                     ------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                         VAN KAMPEN CLO I, LIMITED, as a Lender
                         By: Van Kampen Management, Inc., as Collateral Manager

                         By:___________________________________________________
                            Name: _____________________________________________
                            Title: ____________________________________________


                         VAN KAMPEN CLO II, LIMITED, as a Lender
                         By: Van Kampen Management, Inc., as Collateral Manager

                         By:___________________________________________________
                            Name: _____________________________________________
                            Title: ____________________________________________


                         VAN KAMPEN SENIOR INCOME TRUST, as a Lender
                         By: Van Kampen Investment Advisory Corp.

                         By:___________________________________________________
                            Name: _____________________________________________
                            Title: ____________________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              WACHOVIA BANK, N. A., as a Lender


                              By:  /s/ Mark L. Cook
                                 ----------------------------------------------
                                 Name:   Mark L. Cook
                                      -----------------------------------------
                                 Title:  Director
                                       ----------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                              WASHINGTON MUTUAL BANK, as a Lender


                              By:_____________________________________________
                                 Name: _______________________________________
                                 Title: ______________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                         WEBSTER BANK, as a Lender


                         By:  /s/ Paul T. Savino
                            ---------------------------------------------------
                            Name:    Paul T. Savino
                                 ----------------------------------------------
                            Title:   Vice President
                                  ---------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                                  Signature Page

                                    EXHIBIT A

                               REQUEST FOR ADVANCE

     AMERICAN TOWERS, INC., a Delaware corporation ("AT Inc."), TOWERSITES MONITORING, INC., a Delaware corporation ("Towersites"), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation ("AT International"), AMERICAN TOWER LLC, a Delaware limited liability company ("AT LLC") and AMERICAN TOWER, L.P., a Delaware limited partnership (collectively, with AT Inc., Towersites, AT International and AT LLC, the "Borrowers"), in connection with that certain Second Amended and Restated Loan Agreement (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Loan Agreement"), dated February 21, 2003, among the Borrowers, the Lenders (as defined therein), the Issuing Bank (as defined therein) and Toronto-Dominion (Texas), Inc., as administrative agent (the "Administrative Agent"), each acting through its Authorized Signatory, hereby certify to each of the foregoing Persons other than the Borrowers that:

     1. [With respect to Advances] The Borrowers hereby request an Advance in the aggregate amount of ______________________________ AND ___/100 DOLLARS
($___________) to be made on ____________ __, _____, which is a Business Day, under the Revolving Loan Commitment. Such Advance shall be a [Base Rate/Advance/LIBOR Advance maturing on __________, _______]. The proceeds of the Advance should be wired as set forth on Schedule 1 attached hereto. The foregoing instructions shall be irrevocable.

          [With respect to Continuations and Conversions] The Borrowers hereby request that the [LIBOR Advance maturing on __________ ___, ____/Base Rate Advance] in an aggregate amount of ______________________________ AND ___/100
DOLLARS ($__________) be [Continued as a LIBOR/Converted to a Base Rate/LIBOR] Advance in an aggregate amount of _______________ AND ___/100 DOLLARS ($____________).

     2. [With respect to Advances] All of the representations and warranties of the Borrowers made under the Loan Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Restricted Subsidiaries) which, pursuant to Section 4.2 of the Loan Agreement are made at and as of the date of such Advance, are true and correct in all material aspects both before and after giving effect to the application of the proceeds of the Advance of the Loans in connection with which this Request for Advance is given, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of the Loan Agreement.

     3. [With respect to Advances] There does not exist, on this date, and there will not exist after giving effect to the Advance requested in this Request for Advance, any Default or Event of Default under the Loan Agreement.

     4. [With respect to Advances] All Necessary Authorizations, except for such Necessary Authorizations the failure of which to secure would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect, have been obtained or made, are in full force and effect and are not subject to any pending or, to the Knowledge of the Borrowers, threatened revocations, which if determined adversely to any Borrower or any Restricted Subsidiary would not reasonably be expected to have, individually or in the aggregate, a Materially Adverse Effect.

     5. [With respect to Advances] On the date of such Advance, after giving effect to the Advance requested hereby, the Borrowers shall be in compliance on a pro forma basis with the covenants set forth in Sections 7.8, 7.9, 7.10, 7.11 and 7.15 of the Loan Agreement, and Schedule 2 attached hereto sets forth calculations demonstrating such compliance.

     6. [With respect to Advances] The cash balance on hand as of the date of such Advance (excluding amounts which are held in the Proceeds Account) of the Borrowers and their Subsidiaries shall not exceed (after giving effect to application of proceeds of such Advance which proceeds must be intended to be used within a reasonable period of time) $50,000,000.

     7. [With respect to Advances] All other conditions precedent to the Advance requested hereby set forth in Section 3.2 of the Loan Agreement have been satisfied.

     Capitalized terms used in this Request for Advance and not otherwise defined are used as defined in the Loan Agreement.

                                       -2-

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                            REQUEST FOR ADVANCE
                                                                  Signature Page

     IN WITNESS WHEREOF, the Borrowers, acting through their Authorized Signatories, have signed this Request for Advance, on the ______ day of __________, ____.


                                          AMERICAN TOWERS, INC., a Delaware
                                          corporation


                                          By:__________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                          AMERICAN TOWER, L.P., a Delaware
                                          limited partnership

                                          By: ATC GP Inc., its General Partner


                                          By:__________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                          TOWERSITES MONITORING, INC., a
                                          Delaware corporation


                                          By:__________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                          AMERICAN TOWER INTERNATIONAL, INC.,
                                          a Delaware corporation


                                          By:__________________________________
                                             Name:_____________________________
                                             Title:____________________________


                                          AMERICAN TOWER LLC, a Delaware limited
                                          liability company

                                          By:__________________________________
                                             Name:_____________________________
                                             Title:____________________________

                                       -3-

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                           REQUEST FOR ADVANCE
                                                                  Signature Page

                                    EXHIBIT B

                    REQUEST FOR ISSUANCE OF LETTER OF CREDIT

         AMERICAN TOWERS, INC., a Delaware corporation ("AT Inc."), TOWERSITES MONITORING, INC., a Delaware corporation ("Towersites"), AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation ("AT International"), AMERICAN TOWER LLC, a Delaware limited liability company ("AT LLC") and AMERICAN TOWER, L.P., a Delaware limited partnership (collectively, with AT Inc., Towersites, AT International and AT LLC, the "Borrowers"), in connection with that certain Second Amended and Restated Loan Agreement dated February 21, 2003 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Loan Agreement") by and among the Borrowers, the financial institutions parties thereto (collectively, "Lenders"), the Issuing Bank (as defined in the Loan Agreement) and Toronto Dominion (Texas), Inc., as administrative agent (the "Administrative Agent"), each acting through its Authorized Signatory, hereby certify to each of the foregoing Persons other than the Borrowers that:

         1. The Borrowers hereby request a [Standby/Commercial] Letter of Credit in the face amount of $____________, to be issued on the date hereof substantially in the form of Exhibit A attached hereto. The beneficiary of the Letter of Credit requested hereunder shall be ________________________. The Letter of Credit shall expire on _____________, _____ unless renewed as provided therein.

         2. The purpose of the Letter of Credit requested hereunder is to
___________________.

         3. The Borrowers hereby represent and warrant in favor of each of the Administrative Agent and the Lender, that all of the representations and warranties of the Borrowers under the Loan Agreement, shall be true and correct in all material respects, both before and after giving effect to the issuance of such Letter of Credit and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties

         4. The incumbency of Persons authorized by the Borrowers to sign documents on behalf of the Borrowers is as stated in the applicable certificate of incumbency contained in the certificate of the Borrowers delivered to the Administrative Agent prior to or on the Agreement Date or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent and the Lenders having a Revolving Loan Commitment.

         5. There does not exist, on this date, and after issuing the Letter of Credit requested hereunder, a Default or Event of Default under the Loan Agreement.

         6. [With respect to any Letter of Credit issued hereunder on which any of the Borrowers or their Restricted Subsidiaries is the named beneficiary] The cash balance on hand as of the date of such Letter of Credit (excluding amounts which are held in the Proceeds Account) of the Borrowers and their Subsidiaries shall not exceed (after giving effect to the stated amount of such Letter of Credit) $50,000,000.

         7. All other conditions precedent to the Letter of Credit requested hereby set forth in Section 3.3 of the Loan Agreement have been satisfied.

         Capitalized terms used in this Request for Issuance of Letter of Credit and not otherwise defined are used as defined in the Loan Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -2-

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                        REQUEST FOR ISSUANCE OF LETTER OF CREDIT
                                                                  Signature Page

         IN WITNESS WHEREOF, the undersigned, an Authorized Signatory, has signed this Request for Issuance of Letter of Credit on the _____ day of
__________ _____.

                  AMERICAN TOWERS, INC., a Delaware corporation

                  By:___________________________________________________________
                       Name:____________________________________________________
                       Title:___________________________________________________

                  AMERICAN TOWER, L.P., a Delaware limited partnership

                  By: ATC GP Inc., its General Partner

                  By:___________________________________________________________
                       Name:____________________________________________________
                       Title:___________________________________________________

                  TOWERSITES MONITORING, INC., a Delaware corporation

                  By:___________________________________________________________
                       Name:____________________________________________________
                       Title:___________________________________________________

                  AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation

                  By:___________________________________________________________
                       Name:____________________________________________________
                       Title:___________________________________________________


                  AMERICAN TOWER LLC, a Delaware limited liability company

                  By:___________________________________________________________
                       Name:____________________________________________________
                       Title:___________________________________________________

                                      -3-

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                        REQUEST FOR ISSUANCE OF LETTER OF CREDIT
                                                                  Signature Page

                                    EXHIBIT C

                         REVOLVING LOAN PROMISSORY NOTE

$____________________                                             _______, _____

         FOR VALUE RECEIVED, the undersigned, American Tower, L.P., a Delaware limited partnership ("AT LP"), American Towers, Inc., a Delaware corporation ("AT Inc."), Towersites Monitoring, Inc., a Delaware corporation ("Towersites"), American Tower International, Inc., a Delaware corporation ("AT International") and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc., Towersites and AT International, the "Borrowers"), promise to pay, on a joint and several basis, to the order of _______________________________________ (hereinafter, together with its successors and assigns, called the "Lender"), in immediately available funds, at such place as is designated in or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of ______________________ AND __/100s DOLLARS ($_________________) of United States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrowers and is outstanding hereunder, plus interest as hereinafter provided. Such advances and repayments thereof may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrowers to repay, on a joint and several basis, unpaid principal and interest hereunder.

         Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of February 21, 2003 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") among the Borrowers, the Lender, the other financial institutions party thereto (together with the Lender, the "Lenders"), the Issuing Bank (as defined in the Loan Agreement) and Toronto Dominion (Texas), Inc., as administrative agent (the "Administrative Agent").

         The principal amount of this Revolving Loan Note shall be paid in such amounts and at such times as are set forth in Sections 2.5 and 2.7 of the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Revolving Loan Maturity Date.

         The Borrowers shall be entitled to borrow, repay, reborrow, Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

         The Borrowers hereby promise to pay, on a joint and several basis, interest on the unpaid principal amount of the Revolving Loans outstanding hereunder as provided in the Loan Agreement. Interest under this Revolving Loan Note shall also be due and payable when this

Revolving Loan Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Revolving Loan Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

         No provision of the Loan Agreement or this Revolving Loan Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided for, in connection with the Revolving Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and neither the Borrowers nor any sureties, guarantors, successors or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrowers ever pay, or the Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrowers shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrowers. Because of the variable nature of the rates of interest applicable to the Revolving Loans evidenced by this Revolving Loan Note, the total interest that will accrue hereon cannot be determined in advance. None of the Borrowers nor the Lender intends for the Lender to contract for, charge or receive usurious interest and, to prevent such an occurrence, any agreements which may now or hereafter be in effect among the Borrowers, or any of them, and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating or allocating all interest at any time contracted for, charged or received from the Borrowers in connection with the portion of the Revolving Loans outstanding hereunder until the Revolving Loan Maturity Date, so that the actual rate of interest on account of the Revolving Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law.

         All parties now or hereafter liable with respect to this Revolving Loan Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

         No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Revolving Loan Note, or delay or omission on the part of the Lender, the Administrative Agent or the Lenders collectively, in exercising its or their rights under the Loan Agreement or any other Loan Documents, or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, the Administrative Agent or the Lenders collectively, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

         The Borrowers promise to pay, on a joint and several basis, all reasonable costs of collection, including, without limitation, attorneys' fees, should this Revolving Loan Note be collected by or through an attorney-at-law or under advice therefrom.

         Time is of the essence of this Revolving Loan Note.

         This Revolving Loan Note evidences the Lender's portion of the Revolving Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains provisions with respect of the acceleration of the maturity of this Revolving Loan Note upon the happening of certain stated events and provisions for prepayment. This Revolving Loan Note is secured by and is also entitled to the benefits of the Security Documents.

         This Revolving Loan Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the Borrowers have executed this Revolving Loan Note on the day and year first above written.

                                      AMERICAN TOWERS, INC., a Delaware
                                      corporation

                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                      AMERICAN TOWER, L.P., a Delaware limited partnership

                                      By: ATC GP Inc., a Delaware corporation,
                                      its General Partner

                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                      TOWERSITES MONITORING, INC., a Delaware
                                      corporation

                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                      AMERICAN TOWER INTERNATIONAL, INC., a
                                      Delaware corporation

                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                      AMERICAN TOWER LLC, a Delaware limited
                                      liability company

                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                  REVOLVING LOAN PROMISSORY NOTE
                                                                  Signature Page

                                    ADVANCES

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Date      Advance     Rate Basis      Paid or Prepaid        Paid      Made By

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

                                    EXHIBIT D

                               SUBSIDIARY GUARANTY

     THIS SUBSIDIARY GUARANTY (the "Guaranty"), is made this ___ day of _________, __________, by ____________, a ___________ (the "Guarantor"), in
favor of the Guarantied Parties defined below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, American Tower, L.P., a Delaware limited partnership ("AT LP"), American Towers, Inc., a Delaware corporation ("AT Inc."), Towersites Monitoring, Inc., a Delaware corporation ("Towersites"), American Tower International, Inc., a Delaware corporation ("AT International") and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc., Towersites and AT International, the "Borrowers"), the Lenders (as defined therein), the Issuing Bank (as defined therein) and Toronto Dominion (Texas), Inc., as administrative agent thereunder (the "Administrative Agent", and together with the Lenders, Affiliates of a Lender party to an Interest Hedge Agreement which is a Loan Document and the Issuing Bank, the "Guarantied Parties") are all parties to that certain Second Amended and Restated Loan Agreement dated February 21, 2003 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement"); and

     WHEREAS, pursuant to the terms of the Loan Agreement, the Guarantor is required to execute and deliver this Guaranty; and

     WHEREAS, the Guarantor is a Restricted Subsidiary; and

     WHEREAS, the Borrowers and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrowers have as one of their purposes the obtaining of financing needed from time to time by the Guarantor, with the Borrowers' ability to obtain such financing being dependent, in part, on the successful operations of and the properties owned by the Guarantor; and

     WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

     WHEREAS, as a condition to the extension of the Loans by the Lenders and the issuance of Letters of Credit by the Issuing Bank, the Guarantor has agreed to execute this Guaranty guaranteeing the payment and performance by the Borrowers of their obligations and covenants under the Notes, the Loan Agreement and the other Loan Documents (the Loan Agreement, the Notes and the other Loan Documents, as executed on the date hereof and as they may be amended, modified or extended from time to time being hereinafter referred to as the "Guarantied Agreements"); and

     WHEREAS, capitalized terms used herein and not otherwise defined shall be used as defined in the Loan Agreement;

     NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, subject to the provisions of
Section 7 hereof, the Guarantor hereby unconditionally guarantees to the Guarantied Parties full and prompt payment and performance when due whether at maturity, by acceleration or otherwise of all Obligations under the Loan Agreement (collectively referred to herein as the "Guarantied Obligations"). Each Obligation shall rank pari passu with each other Obligation.

     The Guarantor hereby further agrees, for the benefit of the Guarantied Parties, that:

     1. Obligations Several. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Guarantied Parties, or any of them, for or in respect of the Guarantied Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Guarantied Parties, or any of them, for the Guarantied Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to this Guaranty.

     2. Guaranty Final. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability (other than as expressly set forth in Section 7 hereof), and no statement, representation, agreement or promise on the part of the Guarantied Parties, the Borrowers, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

     3. Amendment and Waiver. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

     4. Dealings with Guarantor. The Guarantied Parties, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Guarantied Obligations or any part thereof as the Guarantied Parties, or any of them, may deem proper, consistent with the Loan Agreement, or (ii) release, discharge, abandon or otherwise deal with or fail to deal with any guarantor of the Guarantied Obligations or any security or securities therefor or any part thereof now or hereafter held by the Guarantied Parties, or any of them, or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate or waive in any manner any of the provisions, terms, or conditions of the Guarantied Agreements, all as the Guarantied Parties, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Paragraph 5 hereof, it is understood that the Guarantied Parties, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Guarantied Obligations and accept or make any compositions or arrangements, and realize upon any security for the Guarantied Obligations when, and in such manner, as the Guarantied Parties, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to the Guarantor, except as required by Applicable Law.

     5. Guaranty Unconditional. The Guarantor acknowledges and agrees that no change in the nature or terms of the Guarantied Obligations or any of the Guarantied Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Guarantied Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor and the Guarantied Parties that the covenants, agreements and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Guarantied Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Guarantied Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrowers and the Guarantied Parties, or any of them, or any other guarantor or surety, and the Guarantor, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

     6. Set-off. The Guarantied Parties, or any of them, may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrowers shall not have timely paid their Guarantied Obligations, set off and appropriate any property, balances, credit accounts or moneys of the Guarantor (other than those held in a trust) in the possession of the Guarantied Parties, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts or moneys shall thereupon be turned over and remitted to the Administrative Agent, to be held and applied to the Guarantied Obligations by the Administrative Agent in accordance with the Loan Agreement, and the Guarantor hereby grants to the Guarantied Parties, a security interest in all such property. The Administrative Agent shall give written notice to the Borrowers of the exercise of any of the foregoing rights within one (1) Business Day following the exercise thereof.

     7. Maximum Guarantied Amount. The creation or existence from time to time of Guarantied Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by the Guarantor, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Guarantied Parties, or any of them, herein. Anything in this Guaranty to be contrary notwithstanding, it is the intention of the Guarantor and the Guarantied Parties, that the Guarantor's obligations hereunder shall be, but not in excess of, the Maximum Guarantied Amount. The "Maximum Guarantied Amount" shall mean the greater of (a) the amount of economic benefit received (directly or indirectly) by the Guarantor pursuant to the Loan Agreement and the other Loan Documents, and (b) the maximum amount which could be paid out by the Guarantor without rendering this Guaranty void or voidable under Applicable Law including, without limitation, (i) Title 11 of the United States Code, as amended, and (ii) applicable state law regarding fraudulent conveyances.

     8. Bankruptcy. Upon the bankruptcy or winding up or other distribution of assets of the Borrowers or any Subsidiary of the Borrowers (other than the Guarantor) or of any surety or guarantor for the Guarantied Obligations, the rights of the Guarantied Parties, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Guarantied Parties, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Guarantied Parties may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Guarantied Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Guarantied Parties of the Guarantor.

     9. Application of Payments. Any amount received by the Guarantied Parties, or any of them, from whatsoever source and applied toward the payment of the Guarantied Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

     10. Waivers by Guarantor. The Guarantor hereby expressly waives, to the extent permitted by Applicable Law: (a) notice of acceptance of this Guaranty,
(b) notice of the existence or creation of all or any of the Guarantied Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Guarantied Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and (e) all rights of subrogation, indemnification, contribution and reimbursement against the Borrowers, all rights to enforce any remedy the Guarantied Parties, or any of them, may have against the Borrowers and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Guarantied Parties, or any of them, in respect of the Guarantied Obligations, even upon payment in full of the Guarantied Obligations. Any money received by the Guarantor in violation of this Section shall be held in trust by the Guarantor for the benefit of the Guarantied Parties. If a claim is ever made upon the Guarantied Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Guarantied Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including any of the Borrowers, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Guarantied Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

     11. Assignment by the Guarantied Parties. To the extent permitted under the Loan Agreement, the Guarantied Parties may each, and without notice of any kind, except as otherwise required by the Loan Agreement, sell, assign or transfer all or any of the Guarantied Obligations. The Guarantor shall not assign its rights or obligations under this Guaranty without the consent of the Administrative Agent, nor shall the Guarantor amend this Guaranty, without the consent of the Majority Lenders. In the event of an assignment hereunder, each and every immediate and successive assignee, transferee, or holder of all or any of the Guarantied Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee or holder were herein by name specifically given such rights, powers and benefits. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Guarantor.

     12. Remedies Cumulative. No delay by the Guarantied Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guarantied Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Guarantied Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Guarantied Obligations shall include, without limitation, all Guarantied Obligations of the Borrowers to the Guarantied Parties notwithstanding any right or power of any third party, individually or in the name of any of the Borrowers or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

     13. Miscellaneous. This is a Guaranty of payment and not of collection. In the event of a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Guarantied Parties directly as debtor in respect of the payment of the amounts hereby Guarantied. All reasonable costs and expenses, including, without limitation, attorneys' fees and expenses, incurred by the Guarantied Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Guarantied Obligations Guarantied hereby. Any notice or demand which the Guarantied Parties, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in Section 11.1 of the Loan Agreement in care of the Borrowers at the address for the Borrowers set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

     14. Loans Benefit Guarantor. The Guarantor expressly represents and acknowledges that any financial accommodations by the Guarantied Parties, or any of them, to the Borrowers, including, without limitation, the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

     15. Solvency. The Guarantor expressly represents and warrants that on the date hereof and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Guarantor, at a fair valuation, will exceed its debt; (ii) the capital of the Guarantor will not be unreasonably small to conduct its business; (iii) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Guarantor will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 15, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

     16. Visits and Inspections. The Guarantor covenants and agrees that so long as any amount is owing on account of Guarantied Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Guarantied Parties, or any of them, to visit and inspect properties of the Guarantor during normal business hours after reasonable notice, inspect the Guarantor's books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

     17. Governing Law. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

     18. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     19. Waiver of Jury Trial. THE GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

     20. Time of the Essence. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

     21. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Guarantied Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Guarantied Parties.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by an Authorized Signatory on the date first above written.

GUARANTOR:                          _____________________________, a
                                    ________________


                                    By:  _______________________________________
                                           Name:________________________________
                                           Its:_________________________________

                                    EXHIBIT E

                           SUBSIDIARY PLEDGE AGREEMENT

         THIS SUBSIDIARY PLEDGE AGREEMENT (the "Agreement") is entered into on this ___ day of _______, ____ by and between ___________________, a __________
(the "Pledgor") and TORONTO DOMINION (TEXAS), INC., as administrative agent (the "Administrative Agent") on behalf of the Secured Parties defined below.

                              W I T N E S S E T H:

         WHEREAS, American Tower, L.P., a Delaware limited partnership ("AT LP"), American Towers, Inc., a Delaware corporation ("AT Inc."), Towersites Monitoring, Inc., a Delaware corporation ("Towersites"), American Tower International, Inc., a Delaware corporation ("AT International") and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc., Towersites and AT International, the "Borrowers"), the Lenders (as defined therein), the Issuing Bank (as defined therein) and Toronto Dominion (Texas), Inc., as administrative agent thereunder (the "Administrative Agent", and together with the Lenders, Affiliates of a Lender party to an Interest Hedge Agreement which is a Loan Document and the Issuing Bank, the "Secured Parties") are all parties to that certain Second Amended and Restated Loan Agreement dated as of February 21, 2003 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Loan Agreement"); and

         WHEREAS, pursuant to the terms of the Loan Agreement, the Pledgor executed that certain Subsidiary Guaranty dated as of __________ (the "Guaranty") and is required to execute and deliver this Agreement; and

         WHEREAS, the Pledgor is a Restricted Subsidiary and is engaged in the business of owning and operating communications tower facilities as an integrated operation with the Borrowers and their other Subsidiaries; and

         WHEREAS, the Pledgor has determined that its execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Pledgor; and

         WHEREAS, to secure the payment and performance by the Borrowers of their Obligations arising under the Loan Agreement, the Pledgor and the Administrative Agent (on behalf of the Secured Parties) have agreed that the shares of capital stock (the "Stock") owned by the Pledgor in each of the corporate Restricted Subsidiaries of the Pledgor listed on Schedule 1 attached hereto (the "Subsidiaries") shall be pledged by the Pledgor to the Administrative Agent (on behalf of the Secured Parties) to secure the Guarantied Obligations (as defined in the Guaranty);

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreements to the extent not otherwise defined or limited herein, and further agree as follows:

         1. Warranty. The Pledgor hereby represents and warrants to the Secured Parties that, except for the security interest created hereby, the Pledgor owns the Stock, which constitutes the percentage of the issued and outstanding stock of the corporate Restricted Subsidiaries as set forth on
Schedule 1 attached hereto, free and clear of all Liens (except Permitted Liens), that the Stock is duly issued, fully paid and non-assessable, and that the Pledgor has the unencumbered right to pledge the Stock. In addition, Pledgor represents and covenants as follows: (1) the Stock represents all of Pledgor's shares of capital stock in any corporate Restricted Subsidiary; (2) upon possession and retention of the Stock by the Administrative Agent, the Administrative Agent shall have a valid and perfected first priority security interest in the Stock, securing the payment of the Guarantied Obligations; and
(3) except as noted on Schedule 2 attached hereto, the Stock represents all the outstanding shares of stock issued by any corporate Restricted Subsidiary of the Pledgor.

         2. Security Interest. The Pledgor hereby unconditionally grants and assigns to the Administrative Agent, on behalf of the Secured Parties, and their respective successors and assigns, a continuing security interest in and security title to the Stock and any other shares of capital stock of any corporate Restricted Subsidiary of the Pledgor obtained in the future, and in each case, all certificates representing such shares, all rights, options, warrants, stock or other securities or other property which may hereafter be received, receivable or distributed in respect of the Stock, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, all of which shall constitute "Stock" hereunder. The Pledgor has delivered to and deposited with the Administrative Agent herewith all of its right, title and interest in and to the Stock, together with certificates representing the Stock, and undated stock powers endorsed in blank, as security for the payment and performance of all of the Guarantied Obligations of the Pledgor and any other obligor to the Secured Parties, or any of them, under this Agreement and the Guaranty and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due; it being the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence and during continuance of an Event of Default and until the Administrative Agent shall notify the Pledgor of the Administrative Agent's exercise of voting and dividend rights to the Stock pursuant to Section 9 of this Agreement.

         3.    Additional Shares. In the event that, during the term of this
Agreement:

               (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of any corporate Restricted Subsidiary of the Pledgor, or any new stock is issued by such corporate Restricted Subsidiary of the Pledgor, or any new corporate Restricted Subsidiary of the Pledgor is formed or acquired, all new, substituted, and additional shares shall be issued to the Pledgor and shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank by the Pledgor, and shall thereupon constitute Stock to be held by the Administrative Agent under the terms of this Agreement; and

               b) any subscriptions, warrants or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights or options by the Pledgor shall be promptly delivered to the Administrative Agent, together with undated Stock powers endorsed in blank, and shall thereupon constitute Stock to be held by the Administrative Agent under the terms of this Agreement.

         4. Default. In the event of the occurrence of an Event of Default and so long as any such Event of Default is continuing, the Administrative Agent may sell or otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after fifteen (15) days' notice to the Pledgor and the Secured Parties, or any of them, may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied first to the costs of the Administrative Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then as provided in the Loan Agreement. In the event the proceeds of the sale or other disposition of the Stock are insufficient to satisfy the Guarantied Obligations, the Pledgor shall remain liable for any such deficiency to the extent provided in the Guaranty. The Pledgor waives, to the extent permitted by Applicable Law, the rights of equity of redemption, appraisal, notice of acceptance, presentment, demand and marshalling, to the extent applicable.

         5. Additional Rights of Secured Party. In addition to its rights and privileges under this Agreement, the Administrative Agent, on behalf of the Secured Parties, shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and other Applicable Law.

         6. Return of Stock to the Pledgor. Upon payment in full of all principal and interest on the Notes, full performance by the Borrowers of all covenants, undertakings and Obligations under the Loan Agreement and the other Loan Documents, and satisfaction in full of any other Guarantied Obligations, other than the Guarantied Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, and after such time as the Lenders shall have no obligation to make any further Advances to the Borrowers, this Agreement shall terminate and the Administrative Agent shall return the remaining Stock and all rights received by the Administrative Agent as a result of its possessory interest in the Stock to the Pledgor.

         7. Disposition of Stock by Administrative Agent. The Stock is not registered or qualified under the various Federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Pledgor understands that upon such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered and qualified pursuant to federal and state securities laws and sold on the open market. The Pledgor, therefore, agrees that:

                 (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of communications tower companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

                 (b) that such reliance shall be conclusive evidence that the Administrative Agent has handled such disposition in a commercially reasonable manner absent manifest error.

         8. Pledgor's Obligations Absolute. The obligations of the Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrowers or any other Person, nor against other security or liens available to any Secured Party. The Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of any of the Secured Parties in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Administrative Agent to any other security or collateral for the Guarantied Obligations. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Pledgor or any other obligor with respect to the Guarantied Obligations to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrowers, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrowers or any other person or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release the Pledgor from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations. None of the Secured Parties shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         9.      Voting Rights.

                 (a) For so long as any Guarantied Obligations remain unpaid, after and during the continuation of an Event of Default, but subject to the provisions of Section 15 hereof, (i) the Administrative Agent may, upon fifteen (15) days' prior written notice to the Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Stock, but under no circumstances is the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Administrative Agent, which appointment shall be effective on the fifteenth (15th) day following the giving of notice by the Administrative Agent as provided in the foregoing Section 9(a)(i), the Pledgor's true and lawful attorney-in-fact and IRREVOCABLE PROXY to vote the Stock in any manner the Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

                 (b) For so long as the Pledgor shall have the right to vote the Stock, the Pledgor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Stock which would constitute an Event of Default.

         10. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Pledgor or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Pledgor, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Pledgor or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release the Pledgor from any Guarantied Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Guarantied Obligation or upon full payment and satisfaction of all Guarantied Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         11. Assignment. The Pledgor hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms "Administrative Agent" or "Secured Parties," wherever used herein, shall be deemed, as applicable, to refer to and include any such assignee. This Agreement may not be assigned by the Pledgor, but shall apply to and bind the respective successors and permitted assigns of the Pledgor and inure to the benefit of the successors and permitted assigns of the Pledgor.

         12. Notices. All notices and other communications required or permitted hereunder shall be in writing, and shall be given in the fashion set forth in
Section 11.1 of the Loan Agreement, and with respect to the Pledgor, at the address for the Borrowers set forth in or otherwise provided pursuant to Section
11.1 of the Loan Agreement.

         13. Governing Law. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Pledgor and delivered by the Administrative Agent to the Pledgor.

         14. Severability. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         15. FCC Compliance. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, and the proxy granted in
Section 9(a) hereof shall not become effective, unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. The Pledgor covenants that, following and during the continuation of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

         16. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         17. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Secured Parties.

         18. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Pledgor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Pledgor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Pledgor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         19. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

         20. Time of the Essence. Time is of the essence with regard to the Pledgor's performance of its obligations hereunder.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, on the day and year first above written.

PLEDGOR:                              ________________, a ____________


                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________



ADMINISTRATIVE AGENT:                 TORONTO DOMINION (TEXAS), INC., as
                                      Administrative Agent


                                      By:_______________________________________
                                         Name:__________________________________
                                         Title:_________________________________


                                             AMENDED AND RESTATED LOAN AGREEMENT
                                                                PLEDGE AGREEMENT
                                                                  Signature Page

                                    EXHIBIT F

                          SUBSIDIARY SECURITY AGREEMENT

     THIS SUBSIDIARY SECURITY AGREEMENT (this "Agreement") dated the ___ day of _________, ____ is made by and between __________________, a ____________(the
"Subsidiary"), and TORONTO DOMINION (TEXAS), INC., as administrative agent (the "Administrative Agent") on behalf of the Secured Parties defined below.

                              W I T N E S S E T H:

     WHEREAS, American Tower, L.P., a Delaware limited partnership ("AT LP"), American Towers, Inc., a Delaware corporation ("AT Inc."), Towersites Monitoring, Inc., a Delaware corporation ("Towersites"), American Tower International, Inc., a Delaware corporation ("AT International") and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc., Towersites and AT International, the "Borrowers"), the Lenders (as defined therein), the Issuing Bank (as defined therein) and Toronto Dominion (Texas), Inc., as administrative agent thereunder (the "Administrative Agent", and together with the Lenders, Affiliates of a Lender party to an Interest Hedge Agreement which is a Loan Document and the Issuing Bank, the "Secured Parties") are all parties to that certain Second Amended and Restated Loan Agreement dated as of February 21, 2003 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Loan Agreement"); and

     WHEREAS, the Borrowers and the Subsidiary are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Borrowers have as one of their corporate and partnership purposes the obtaining of financing from time to time by the Subsidiary, with the Borrowers' ability to obtain such financing being dependent, in part, on the successful operations of the properties owned by the Subsidiary; and

     WHEREAS, the Subsidiary has determined that its execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of, the Subsidiary; and

     WHEREAS, pursuant to the terms of the Loan Agreement, the Subsidiary is required to execute and deliver this Agreement;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

     1. Grant of Security Interest. Subject to the provisions of Sections 22 and 24 hereof, the Subsidiary hereby unconditionally grants and assigns to the Administrative Agent (on behalf of the Secured Parties) a continuing security interest in and security title to (hereinafter referred to as the "Security Interest") all of its property and assets and all additions thereto and replacements thereof, and all other property whether now owned or hereafter created, acquired or reacquired by the Subsidiary, including:

Inventory

     All inventory and supplies of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the "Inventory");

Accounts

     All right to payment for goods sold or leased or for services rendered, expressly including, without limitation, in connection with owning, leasing, managing and operating communications tower facilities, whether or not earned by performance, including, without limitation, all agreements with and sums due from customers and other Persons, and all books and records recording, evidencing or relating to such rights or any part thereof (the "Accounts");

Equipment

     All machinery, equipment, communications towers and supplies (installed and uninstalled) not included in Inventory above, including motor vehicles and accretions and accessions thereto; and expressly including, without limitation, towers, antennas and equipment located at communications tower facilities; any distribution systems and all components thereof, including, without limitation, hardware, cables, fiber optic cables, switches, CODECs, computer equipment, amplifiers, and associated devices; and any other equipment used in connection with the Subsidiary's business (the "Equipment");

Contracts and Leases

     All assignable (a) construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts and other agreements to which the Subsidiary is a party, whether now existing or hereafter arising (the "Contracts"); (b) lease agreements for personal property to which the Subsidiary is a party, whether now existing or hereafter arising (the "Leases"); and (c) other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of the Subsidiary (the "Other Contracts");

General Intangibles

     All general intangibles including personal property not included above, such as, without limitation, all goodwill, trademarks, trademark applications, trade names, trade secrets, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, claims for tax refunds, and tax refund amounts (the "Intangibles");

Membership Interests

     All membership rights, privileges and interests of the Subsidiary in any Person, including, without limitation, (a) the right to receive distributions at any time or from time to time in cash or other property, (b) the right to any specific property of such Person, if any, and (c) all of the Subsidiary's right to participate in the management of such Person (the "Membership Interests");

Investment Property

     All investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts (the "Investment Property");

Licenses

     To the extent permitted by Applicable Law and subject to Sections 22 and 24 hereof, all franchises, licenses, permits and operating rights authorizing or relating to the Subsidiary's rights to operate and maintain communications tower facilities or similar business including, without limitation, the Licenses, all as more particularly described on Schedule 1 attached hereto (the "Licenses");

Furniture and Fixtures

     All furniture and fixtures in which the Subsidiary has an interest (the "Furniture and Fixtures");

Miscellaneous Items

     All goods, chattel paper, documents, instruments, supplies, choses in action, claims, money, deposits, certificates of deposit, stock or share certificates, and licenses and other rights in intellectual property and other tangible personal property not included above (the "Miscellaneous Items"); and

Proceeds

     All proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above including, without limitation, the proceeds of the sale of any License, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of the Subsidiary, any rebates or refunds, whether for taxes or otherwise, together with all proceeds of any such proceeds (the "Proceeds").

     The Inventory, Accounts, Equipment, Contracts, Other Contracts, Leases, Intangibles, Membership Interests, Investment Property, Licenses, Furniture and Fixtures, Miscellaneous Items, and Proceeds, as described above, are hereinafter collectively referred to as the "Collateral."

     This Agreement and the Security Interest secure payment and performance of all obligations of the Subsidiary to the Secured Parties, or any of them, under that certain Subsidiary Guaranty of even date given by the Subsidiary for the benefit of the Secured Parties, and any extensions, renewals or amendments thereto, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, (all of the foregoing obligations being hereinafter collectively referred to as the "Obligations").

     2. Further Assurances. The Subsidiary hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may reasonably require to protect or perfect the interest of the Secured Parties in the Collateral, and the Subsidiary further irrevocably appoints the Administrative Agent as its attorney-in-fact, with a power of attorney to execute on behalf of the Subsidiary such Uniform Commercial Code (the "UCC") financing statement forms as the Administrative Agent may from time to time reasonably deem necessary or desirable to protect or perfect such interest in the Collateral. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, the Subsidiary agrees to do, execute and deliver or cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting the rights of the Secured Parties hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.

     3. Representations and Warranties. The Subsidiary represents and warrants to the Secured Parties that:

          (a) the execution of this Agreement and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Subsidiary's Certificate or Articles of Incorporation or By-Laws as currently in effect, or any order, rule or regulation applicable to the Subsidiary of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Subsidiary, or result in the termination or cancellation or breach of any indenture, mortgage, deed of trust, deed to secure debt, lease or other agreement or instrument to which the Subsidiary is a party or by which it is bound or affected;

          (b) the Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, and this Agreement, when executed and delivered, will be the valid and binding obligation of the Subsidiary enforceable in accordance with its terms, subject only to the following qualifications:

               (i) certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law,

               (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Subsidiary), and

               (iii) enforcement as to the Licenses is limited by FCC rules and regulations restricting the transfer of such Licenses.

          (c) Schedule 1 attached hereto and incorporated herein by this reference sets forth a complete and accurate list of the Licenses in effect on the date hereof.

     4. Representations and Warranties Concerning Collateral. The Subsidiary further represents and warrants that (a) the Security Interest in the Collateral granted hereunder shall constitute at all times a valid first priority security interest (subject only to Permitted Liens), vested in the Administrative Agent, in and upon the Collateral, free of any Liens except for Permitted Liens, (b) the location of the Inventory and the Equipment is as set forth on Schedule 2 hereto, and (c) none of the Accounts are represented by promissory notes or other instruments. The Subsidiary shall take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Security Interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, and that the Collateral shall not otherwise be or become subject to any Lien, except for Permitted Liens.

     5. Location of Books and Records. The Subsidiary further represents and warrants that it now keeps all of its records concerning its Accounts, Contracts, Leases, Other Contracts, and Intangibles at its chief executive office, except as listed on Schedule 3 hereto. The Subsidiary covenants and agrees that it shall not keep any of such records at any other address, unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the creation of any new address for the keeping of such records. The Subsidiary further agrees that it shall promptly advise the Administrative Agent, in writing making reference to this Section 5 of this Agreement, of the opening of any material new place of business, the closing of any existing material place of business, or any change in the location of the place where it keeps the Collateral or of its chief executive officer.

     6. Collateral Not Fixtures. The parties intend that, to the extent permitted by Applicable Law, the Collateral, including, without limitation, all communications towers, shall remain personal property irrespective of the manner of its attachment or affixation to realty.

     7. Covenants Regarding Collateral. Any and all injury to, or loss or destruction of, the Collateral shall be at the Subsidiary's risk, and shall not release the Subsidiary from its obligations hereunder. The Subsidiary agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in, or encumber any of the Collateral except as permitted under the Loan Agreement. The Subsidiary agrees to maintain in force such insurance with respect to the Collateral as is required under the Loan Agreement. The Subsidiary agrees to pay all required taxes, liens, and assessments upon the Collateral, its use or operation, as required under the Loan Agreement. The Subsidiary further agrees that the Administrative Agent may, but shall in no event be obligated to, following written notice to the Subsidiary, insure any of the Collateral in such form and amount as the Administrative Agent may deem necessary or desirable if the Subsidiary fails to obtain insurance as required by the Loan Agreement, and that the Administrative Agent may pay or discharge any taxes if the Subsidiary fails to pay such taxes as required by the Loan Agreement or Liens (which are not Permitted Liens) on any of the Collateral, and the Subsidiary agrees to pay any such sum so expended by the Administrative Agent, with interest at the Default Rate, and such amounts shall be deemed to be a part of the Obligations secured by the Collateral under the terms of this Agreement.

     8. Covenants Regarding Contracts, Other Contracts and Leases. The Subsidiary shall (a) fulfill, perform and observe each and every material condition and covenant contained in any of the Contracts, the Other Contracts or the Leases, other than those being contested in good faith or unless the other party thereto is in default, (b) give prompt notice to the Administrative Agent of any claim of material default under any Contract, Other Contract or Lease given to the Subsidiary or by the Subsidiary other than those which in the Subsidiary's reasonable business judgment are no longer in the best interest of the Subsidiary to enforce and which have been previously approved by the Administrative Agent, (c) at the sole cost and expense of the Subsidiary, enforce the performance and observance of each and every material covenant and condition of the Contracts, the Other Contracts and the Leases to which it is a party other than those which in the Subsidiary's reasonable business judgment are no longer in the best interest of the Subsidiary to enforce and which have been previously approved by the Administrative Agent, and (d) appear in and defend any action growing out of or in any manner connected with any Contract, Other Contract or Lease to which it is a party. The rights and interests granted to the Administrative Agent hereunder include all of the Subsidiary's rights and title (i) to modify the Contracts, the Other Contracts and the Leases, (ii) to terminate the Contracts, the Other Contracts and the Leases, and (iii) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; provided, however, that the Subsidiary shall have the right to exercise these rights in a fashion consistent with this Agreement prior to any Event of Default and that these rights shall not be exercised by the Administrative Agent prior to the occurrence and during the continuation of an Event of Default.

     9. Remedies. Upon the occurrence and during the continuation of an Event of Default, the Secured Parties shall have such rights and remedies as are set forth in the Loan Agreement, the other Loan Documents and herein, all the rights, powers and privileges of a secured party under the Uniform Commercial Code of the State of New York and any other applicable jurisdiction, and all other rights and remedies available to the Secured Parties, or any of them, at law or in equity. The Subsidiary covenants and agrees that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in Section 19 hereof at least ten (10) days prior to such disposition. Under such circumstances, the Secured Parties shall have the right to the appointment of a receiver for the properties and assets of the Subsidiary, and the Subsidiary hereby consents to such rights and to such appointment and hereby waives any objection it may have thereto and hereby waives the right to have a bond or other security posted by the Administrative Agent or any other Person in connection therewith. The Subsidiary agrees, after the occurrence of an Event of Default, to take any actions that the Secured Parties may reasonably request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to the Administrative Agent under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Subsidiary shall, at the Subsidiary's cost and expense, use its reasonable best efforts to assist in obtaining all approvals of the FCC which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the UCC as in effect in any applicable jurisdiction, and, at the Administrative Agent's request, prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of the Licenses or transfer of control thereof necessary or appropriate under the FCC's rules for approval of any sale or transfer of the Administrative Agent's remedies under this Agreement. The Administrative Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the Collateral to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Administrative Agent, all as permitted by Applicable Law. All amounts realized or collected through the exercise of remedies hereunder shall be applied to the Obligations as provided in the Loan Agreement.

     10. Notification of Account Debtors. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may notify the account debtors that all payments with respect to Accounts are to be paid directly to the Administrative Agent and any amount thereafter paid to the Subsidiary shall be received in trust by the Subsidiary for the benefit of the Administrative Agent and segregated from other funds of the Subsidiary and paid over to the Administrative Agent in the form received (together with any necessary endorsements).

     11. Remedies of Administrative Agent. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent or its designee may proceed to perform any and all of the obligations of the Subsidiary contained in any of the Contracts, Other Contracts or Leases and exercise any and all rights of the Subsidiary therein contained as fully as the Subsidiary itself could. The Subsidiary hereby appoints the Administrative Agent its attorney-in-fact, with power of substitution, to take such action, execute such documents, and perform such work as the Administrative Agent may deem appropriate in exercise of the rights and remedies granted the Secured Parties, or any of them, herein or in any other Loan Document following written notice to the Subsidiary. The powers herein granted shall include, without limitation, powers to: (a) sue on the Contracts, the Other Contracts or the Leases; (b) seek all governmental approvals (other than FCC approvals) required for the operation of the business of the Subsidiary; (c) modify or terminate the Contracts, the Other Contracts and the Leases; and (d) waive or release the performance or observance of any obligation under any of the Contracts, Other Contracts or Leases. The power of attorney granted herein is coupled with an interest and shall be irrevocable.

     12. Additional Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, should the Subsidiary fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then following written notice to the Subsidiary, the Administrative Agent may, but without obligation to do so and without releasing the Subsidiary from its obligation to do so, perform such covenant or condition and, to the extent that the Administrative Agent shall incur any reasonable costs or pay any expenses in connection therewith, including, without limitation, any reasonable costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Obligations secured hereby and shall bear interest from the payment of such costs or expenses by the Administrative Agent at the Default Rate. None of the Secured Parties shall be obliged to perform or discharge any obligation of the Subsidiary under any of the Contracts, the Other Contracts or the Leases, and, except as may result from the bad faith, gross negligence or willful misconduct of the Person seeking indemnification, the Subsidiary agrees to indemnify and hold each Secured Party harmless against any and all liability, loss or damage which any such Person may incur under any of the Contracts, the Other Contracts or the Leases or under or by reason of this Agreement, and any and all claims and demands whatsoever which may be asserted against the Subsidiary by reason of an act of any Secured Party under any of the terms of this Agreement or under the Contracts, the Other Contracts or the Leases.

     13. Administrative Agent May Collect Accounts. The Subsidiary hereby further appoints the Administrative Agent as its attorney-in-fact, with power of substitution, with authority to collect all Accounts, to endorse the name of the Subsidiary on any note, acceptance, check, draft, money order or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Secured Parties, or any of them, and generally to do such other things and acts in the name of the Subsidiary with respect to the Collateral as are necessary or appropriate to protect or enforce the rights hereunder of the Secured Parties. The Subsidiary further authorizes the Administrative Agent, effective upon the occurrence of an Event of Default and during the continuation thereof, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by the Subsidiary which constitute a portion of the Collateral, all in the name of the Subsidiary. After deducting all reasonable expenses and charges (including, without limitation, the Administrative Agent's attorneys' fees) of retaking, keeping, storing and selling the Collateral, the Administrative Agent may apply the proceeds in payment of any of the Obligations in the order of application set forth in the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall be irrevocable. The Subsidiary agrees that a failure to so notify the Administrative Agent shall be a waiver and bar to any subsequent claim for any such property. The Subsidiary agrees that if steps are taken by the Administrative Agent to enforce its rights hereunder, or to realize upon any of the Collateral, the Subsidiary shall pay to the Administrative Agent the amount of the Administrative Agent's reasonable costs, including, without limitation, attorneys' fees, and the Subsidiary's obligation to pay such amounts shall be deemed to be a part of the Obligations secured hereunder. Upon the occurrence and during the continuation of an Event of Default, the Subsidiary shall segregate all proceeds of any Collateral from other assets of the Subsidiary.

     14. Indemnification. The Subsidiary shall indemnify and hold harmless each Secured Party and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release each Secured Party and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except, in either event, in the case of bad faith, gross negligence or willful misconduct by the Person seeking indemnification.

     15. Remedies Cumulative. The Subsidiary agrees that the rights of the Secured Parties, or any of them, under this Agreement, the Loan Agreement, any other Loan Document, or any other contract or agreement now or hereafter in existence among the Secured Parties and the Subsidiary and the other obligors thereunder, or any of them, shall be cumulative, and that each Secured Party may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that such Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. The Subsidiary further expressly agrees that the Secured Parties shall in no event be under any obligation to resort to any Collateral secured hereby prior to exercising any other rights that the Secured Parties, or any of them, may have against the Subsidiary or its property, nor shall the Secured Parties be obliged to resort to any other collateral or security for the Obligations, other than the Collateral, prior to any exercise of the Administrative Agent's rights against the Subsidiary and its property hereunder.

     16. Obligations Commercial in Nature. The Subsidiary hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, the Administrative Agent shall, to the extent permitted by Applicable Law, have the right to immediate possession without notice or a hearing, and hereby knowingly and intelligently waives, to the extent permitted by Applicable Law, any and all rights it may have to any notice and posting of a bond by the Secured Parties, or any of them, prior to seizure by the Administrative Agent or any of its transferees, assigns or successors in interest of the Collateral or any portion thereof.

     17. Amendments and Waivers. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreements or of any other Loan Document, or of any instrument or document executed and delivered by the Subsidiary or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrowers, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Subsidiary by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release the Subsidiary from any Obligation, except a release or discharge executed in writing by the Administrative

Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Commitment. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

     18. Assignment. The Subsidiary agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms "Secured Parties" or "Administrative Agent" wherever used herein shall be deemed, as applicable, to refer to and include any such assignee. This Agreement may not be assigned by the Borrowers without the consent of the Administrative Agent, but shall apply to and bind the respective successors and permitted assigns of the Subsidiary and inure to the benefit of the successors and permitted assigns of the Subsidiary.

     19. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be given in a fashion prescribed in
Section 11.1 of the Loan Agreement with respect to the Secured Parties, and in the fashion prescribed in Section 11.1 of the Loan Agreement with respect to the Subsidiary to the address of the Borrowers set forth in or otherwise provided pursuant to the Loan Agreement.

     20. Governing Law. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement among the Subsidiary and the Secured Parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and delivered to the Subsidiary.

     21. Severability. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

     22. FCC Compliance. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, unless and until all requirements of Applicable Law, including, without limitation any required approval under the Communications Act, requiring the consent to or approval of such action by the FCC or any governmental or other authority have been satisfied.

The Subsidiary covenants that, following and during the continuation of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be reasonably requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

     23. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

     24. Changes in Applicable Law. The parties acknowledge their intent that, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall receive, to the fullest extent permitted by Applicable Law and governmental policy (including, without limitation, the rules, regulations and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Agreement, the UCC as in effect in any applicable jurisdiction, or other Applicable Law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Administrative Agent's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Administrative Agent to obtain such rights of access, use or sale, the Administrative Agent and the Subsidiary shall amend this Agreement in such manner as the Administrative Agent shall reasonably request in order to provide the Administrative Agent such rights to the greatest extent possible consistent with Applicable Law and governmental policy.

     25. Administrative Agent. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Secured Parties.

     26. Jurisdiction and Venue. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Subsidiary hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Subsidiary hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Subsidiary agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

     27. WAIVER OF JURY TRIAL. THE SUBSIDIARY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands, by and through their duly authorized representatives, on the day and year first written above.

SUBSIDIARY:                             ______________, a ______________


                                        By:_____________________________________
                                           Name:________________________________
                                           Its:_________________________________



ADMINISTRATIVE AGENT:                   TORONTO DOMINION (TEXAS), INC., as
                                        Administrative Agent


                                        By:_____________________________________
                                           Name:________________________________
                                           Its:_________________________________


                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT
                                                   SUBSIDIARY SECURITY AGREEMENT
                                                                  Signature Page

                                    EXHIBIT G

                           TERM LOAN A PROMISSORY NOTE

$
 --------------------                                            --------, -----

     FOR VALUE RECEIVED, the undersigned, American Tower, L.P., a Delaware limited partnership ("AT LP"), American Towers, Inc., a Delaware corporation ("AT Inc."), Towersites Monitoring, Inc., a Delaware corporation ("Towersites"), American Tower International, Inc., a Delaware corporation ("AT International") and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc., Towersites and AT International, the "Borrowers"), promise to pay, on a joint and several basis, to the order of
                                                   -------------------
(hereinafter, together with its successors and assigns, called the "Lender"), in immediately available funds, at such place as is designated in or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of
                       AND   /100s DOLLARS ($_________________) of United States
----------------------     --
funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrowers and is outstanding hereunder, plus interest as hereinafter provided. Such advances and repayments thereof may be endorsed from time to time on the grid attached hereto, but the failure to make such notations (or any error in such notation) shall not affect the obligation of the Borrowers to repay, on a joint and several basis, unpaid principal and interest hereunder.

     Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of February 21, 2003 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") among the Borrowers, the Lender, the other financial institutions party thereto (together with the Lender, the "Lenders"), the Issuing Bank (as defined therein) and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the "Administrative Agent").

     The principal amount of this Term Loan A Note shall be paid in such amounts and at such times as are set forth in Sections 2.5 and 2.7 of the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Term Loan A Maturity Date.

     The Borrowers shall be entitled to borrow, repay, Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

     The Borrowers hereby promise to pay, on a joint and several basis, interest on the unpaid principal amount of the Term Loan A Loans outstanding hereunder as provided in the Loan Agreement. Interest under this Term Loan A Note shall also be due and payable when this Term

Loan A Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Term Loan A Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

     No provision of the Loan Agreement or this Term Loan A Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided for, in connection with the Term Loan A Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and none of the Borrowers nor any sureties, guarantors, successors or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrowers ever pay, or the Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrowers shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrowers. Because of the variable nature of the rates of interest applicable to the Term Loan A Loans evidenced by this Term Loan A Note, the total interest that will accrue hereon cannot be determined in advance. None of the Borrowers nor the Lender intends for the Lender to contract for, charge or receive usurious interest and, to prevent such an occurrence, any agreements which may now or hereafter be in effect among the Borrowers and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating or allocating all interest at any time contracted for, charged or received from the Borrowers in connection with the portion of the Term Loan A Loans outstanding hereunder until the Term Loan A Maturity Date, so that the actual rate of interest on account of the Term Loan A Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law.

     All parties now or hereafter liable with respect to this Term Loan A Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term Loan A Note, or delay or omission on the part of the Lender, the Administrative Agent or the Lenders collectively, in exercising its or their rights under the Loan Agreement or any other Loan Documents, or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, the Administrative Agent or the Lenders collectively, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrowers promise to pay, on a joint and several basis, all reasonable costs of collection, including, without limitation, attorneys' fees, should this Term Loan A Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Term Loan A Note.

     This Term Loan A Note evidences the Lender's portion of the Term Loan A Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains provisions with respect of the acceleration of the maturity of this Term Loan A Note upon the happening of certain stated events and provisions for prepayment. This Term Loan A Note is secured by and is also entitled to the benefits of the Security Documents.

     This Term Loan A Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrowers have executed this Term Loan A Note on the day and year first above written.

                            AMERICAN TOWERS, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            AMERICAN TOWER, L.P., a Delaware limited partnership


                            By: ATC GP Inc., a Delaware corporation, its General Partner


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            TOWERSITES MONITORING, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            AMERICAN TOWER INTERNATIONAL, INC., a
                            Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            AMERICAN TOWER LLC, a Delaware limited liability company


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                    EXHIBIT H

                           TERM LOAN B PROMISSORY NOTE

$
 --------------------                                          -----------, ----

     FOR VALUE RECEIVED, the undersigned, American Tower, L.P., a Delaware limited partnership ("AT LP"), American Towers, Inc., a Delaware corporation ("AT Inc."), Towersites Monitoring, Inc., a Delaware corporation ("Towersites"), American Tower International, Inc., a Delaware corporation ("AT International") and American Tower LLC, a Delaware limited liability company (collectively, with AT LP, AT Inc., Towersites and AT International, the "Borrowers"), promise to pay, on a joint and several basis, to the order of
                                                   -----------------------------
(hereinafter, together with its successors and assigns, called the "Lender"), in immediately available funds, at such place as is designated in or pursuant to the Loan Agreement (as hereinafter defined), the principal sum of
                       AND   /100s DOLLARS ($_________________) of United States
----------------------     --
funds.

     Except as otherwise defined or limited herein, capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of February 21, 2003 (as amended, modified, restated or supplemented from time to time, the "Loan Agreement") among the Borrowers, the Lender, the other financial institutions party thereto (together with the Lender, the "Lenders"), the Issuing Bank (as defined therein) and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the "Administrative Agent").

     The principal amount of this Term Loan B Note shall be paid in such amounts and at such times as are set forth in Sections 2.5 and 2.7 of the Loan Agreement. A final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Term Loan B Maturity Date.

     The Borrowers shall be entitled to borrow, repay, Continue and Convert amounts due hereunder pursuant to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

     The Borrowers hereby promise to pay, on a joint and several basis, interest on the unpaid principal amount of the Term Loan B Loans outstanding hereunder as provided in the Loan Agreement. Interest under this Term Loan B Note shall also be due and payable when this Term Loan B Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Term Loan B Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

     No provision of the Loan Agreement or this Term Loan B Note shall require the payment or permit the collection of interest in excess of that permitted by Applicable Law. If any excess amount of interest in such respect is provided for, or shall be adjudicated to be so provided for, in connection with the Term Loan B Loans outstanding hereunder, the provisions of this paragraph shall govern and prevail, and none of the Borrowers nor any sureties, guarantors, successors or assigns of the Borrowers shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event the Borrowers ever pay, or the Lender ever receives, collects or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by Applicable Law shall be applied as a payment in the reduction of the principal, unless the Borrowers shall notify the Lender in writing that it elects to have such excess returned forthwith; and, if the principal has been paid in full, any remaining excess shall forthwith be returned to the Borrowers. Because of the variable nature of the rates of interest applicable to the Term Loan B Loans evidenced by this Term Loan B Note, the total interest that will accrue hereon cannot be determined in advance. None of the Borrowers nor the Lender intends for the Lender to contract for, charge or receive usurious interest and, to prevent such an occurrence, any agreements which may now or hereafter be in effect among the Borrowers and the Lender regarding the payment of fees to the Lender are hereby limited by the provisions of this paragraph. To the extent not prohibited by Applicable Law, determination of the legal maximum amount of interest shall at all times be made by amortizing, prorating or allocating all interest at any time contracted for, charged or received from the Borrowers in connection with the portion of the Term Loan B Loans outstanding hereunder until the Term Loan B Maturity Date, so that the actual rate of interest on account of the Term Loan B Loans outstanding hereunder does not exceed the maximum amount permitted under Applicable Law.

     All parties now or hereafter liable with respect to this Term Loan B Note, whether the Borrowers, any guarantor, endorser or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of nonpayment or dishonor, protest and notice of protest.

     No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term Loan B Note, or delay or omission on the part of the Lender, the Administrative Agent or the Lenders collectively, in exercising its or their rights under the Loan Agreement or any other Loan Documents, or course of conduct relating thereto, shall operate as a waiver of such right or any other right of the Lender or any holder hereof, nor shall any waiver by the Lender, the Administrative Agent or the Lenders collectively, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

     The Borrowers promise to pay, on a joint and several basis, all reasonable costs of collection, including, without limitation, attorneys' fees, should this Term Loan B Note be collected by or through an attorney-at-law or under advice therefrom.

     Time is of the essence of this Term Loan B Note.

     This Term Loan B Note evidences the Lender's portion of the Term Loan B Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement which contains provisions with respect of the acceleration of the maturity of this Term Loan B Note upon the happening of certain stated events and provisions for prepayment. This Term Loan B Note is secured by and is also entitled to the benefits of the Security Documents.

     This Term Loan B Note shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Borrowers have executed this Term Loan B Note on the day and year first above written.

                            AMERICAN TOWERS, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            AMERICAN TOWER, L.P., a Delaware limited partnership


                            By: ATC GP Inc., a Delaware corporation, its General Partner


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            TOWERSITES MONITORING, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            AMERICAN TOWER INTERNATIONAL, INC., a
                            Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            AMERICAN TOWER LLC, a Delaware limited liability company


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                               Title:
                                     -------------------------------------------

                                    EXHIBIT I

                                LOAN CERTIFICATE
                                       OF
                               AMERICAN TOWER LLC

     The undersigned,                  , the duly elected and authorized
                      -----------------
                    of AMERICAN TOWER LLC, a Delaware limited liability company
--------------------
(the "Borrower"), hereby agrees that, unless otherwise defined herein, capitalized terms shall have the meaning ascribed thereto in that certain Second Amended and Restated Loan Agreement (the "Loan Agreement") dated as of February 21, 2003 by and among the Borrower, American Tower, L.P., a Delaware limited partnership, Towersites Monitoring, Inc., a Delaware corporation, American Towers, Inc., a Delaware corporation, American Tower International, Inc., a Delaware corporation and the Lenders, the Issuing Bank and the Administrative Agent (each as defined therein) and further hereby certifies, that:

     1. The persons named in Schedule 1 attached hereto are, on the date hereof, the duly elected officers of the Borrower holding the office(s) set opposite their respective names, and the signatures set opposite their respective names are the true signatures of said officers.

     2. Exhibit A attached hereto is a true and complete copy of the resolutions duly adopted by the Board of Directors of the Borrower; and such resolutions have not been amended, modified or rescinded and remain in full force and effect as of the date hereof.

     3. Exhibit B attached hereto is a true and complete copy of the Certificate of Formation of the Borrower and all amendments thereto in effect on the date hereof.

     4. Exhibit C attached hereto is a true and complete copy of the Operating Agreement of the Borrower together with all amendments thereto as of the date hereof.

     5. Exhibit D attached hereto are true, complete and correct copies of certificates of good standing for the Borrower from the Secretary of State for the State of Delaware and for each other jurisdiction in which the Borrower is required to qualify to do business in order to transact the business which it transacts in such jurisdiction in accordance with Applicable Law, except where failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect. The Borrower has, from the dates of such certificates, remained in good standing under the laws of such states.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the undersigned has executed this Loan Certificate on the 21st day of February, 2003.

                            AMERICAN TOWER LLC, a Delaware limited liability company


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                   SCHEDULE 1

                             Authorized Signatories

          Name                        Office                    Signature
------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                    EXHIBIT J

                     RESTRICTED SUBSIDIARY LOAN CERTIFICATE

     The undersigned,                  , the duly elected and authorized
                      -----------------
                    of [NAME OF RESTRICTED SUBSIDIARY], a
--------------------                                      --------------------
(the "Subsidiary"), hereby agrees that, unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in that certain Second Amended and Restated Loan Agreement (the "Loan Agreement") dated February 21, 2003 by and among American Towers, Inc., a Delaware corporation, American Tower, L.P., a Delaware limited partnership, Towersites Monitoring, Inc., a Delaware corporation, American Tower International, Inc., a Delaware corporation, American Tower LLC, a Delaware limited liability company, the Lenders, the Issuing Lender and the Administrative Agent (each as defined therein) and further hereby certifies, that:

     1. The persons named in Schedule 1 attached hereto are, on and as of the date hereof, the duly elected officers of the Subsidiary holding the office(s) set opposite their respective names, and the signatures set opposite their respective names are the true signatures of said officers.

     2. Exhibit A attached hereto is a true and complete copy of the resolutions duly adopted by the [Board of Directors/Board of Managers or Members] of the Subsidiary; and such resolutions have not been amended, modified or rescinded and remain in full force and effect on the date hereof.

     3. Exhibit B attached hereto is a true and complete copy of the [Certificate of Incorporation/Certificate of Formation or equivalent document] of the Subsidiary and all amendments thereto in effect on the date hereof.

     4. Exhibit C attached hereto is a true and complete copy of the By-Laws, if applicable, of the Subsidiary together with all amendments thereto as of the date hereof.

     5. Exhibit D attached hereto are true, complete and correct copies of certificates of good standing for the Subsidiary from the Secretary of State for
the State of           and for each other jurisdiction in which the Subsidiary
             ---------
is required to qualify to do business in order to transact the business which it transacts in such jurisdiction in accordance with Applicable Law, except where failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect. The Subsidiary has, from the dates of such certificates, remained in good standing under the laws of such states.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the undersigned have executed this Loan Certificate of
[Name of Subsidiary] on the      day of           ,      .
                            ----        ----------  ----

                            [NAME OF SUBSIDIARY]


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                   SCHEDULE 1

                             Authorized Signatories

          Name                        Office                    Signature
          ----                        ------                    ---------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

------------------------    ------------------------    ------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                    EXHIBIT K

                             PERFORMANCE CERTIFICATE

     The undersigned hereby certify that he or she is the Chief Financial Officer of American Towers, Inc., a Delaware corporation, American Tower, L.P., a Delaware limited partnership, Towersites Monitoring, Inc., a Delaware corporation, American Tower International, Inc., a Delaware corporation and American Tower LLC, a Delaware limited liability company (collectively, the "Borrowers"). In connection with that certain Second Amended and Restated Loan Agreement dated as of February 21, 2003 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Loan Agreement") by and among the Borrowers, the Lenders, the Issuing Bank (each as defined in the Loan Agreement) and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the "Administrative Agent"), the undersigned does hereby certify, as the Chief Financial Officer of and on behalf of the Borrowers, that:

     1. Calculations demonstrating the interest rate adjustment, as provided for in Section 2.3(f) of the Loan Agreement, for the [quarter/year]
          ended ,              ,      are set forth on Schedule 1 attached
                 --------------  ----
          hereto;

     2.   Calculations demonstrating compliance with Sections 7.8, 7.9, 7.10,
          7.11 and 7.15 of the Loan Agreement are set forth on Schedule 2 attached hereto; and

     3. To the knowledge of the undersigned after due inquiry of other officers of each of the Borrowers, no Default or Event of Default has occurred during or as at the end of such [quarter/year].

     4. A list of all Acquisitions, Investments (other than those made pursuant to Section 7.6(a) of the Loan Agreement), Restricted Payments, dispositions of assets (other than dispositions of assets in the ordinary course of business) and any outstanding Capitalized Lease Obligations from the date of the most recently delivered prior Performance Certificate through the date of such certificate together with the total amount for each of the foregoing categories is set forth on Schedule 3 attached hereto.

     5. The amount of distributions received from Unrestricted Subsidiaries during such [quarter/year] is as set forth on Schedule 4 attached hereto.

     Capitalized terms used herein and not otherwise defined are used as defined in the Loan Agreement.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, we have executed this Performance Certificate on
                  ,     .
------------------  ----

                            AMERICAN TOWERS, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                                    Chief Financial Officer


                            AMERICAN TOWER, L.P., a Delaware limited partnership


                            By: ATC GP Inc., a Delaware corporation and its General Partner


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                                    Chief Financial Officer


                            TOWERSITES MONITORING, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                                    Chief Financial Officer


                            AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                                    Chief Financial Officer


                            AMERICAN TOWER LLC, a Delaware limited liability company


                            By:
                               -------------------------------------------------
                                 Name:
                                      ------------------------------------------
                                      Chief Financial Officer

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

                                    EXHIBIT L

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     This Assignment and Assumption Agreement is made and entered into on
                 ,     , by and between
------------ ----  ----                 ----------------------------------------
(the "Assignor"), and                                                (the
                      ----------------------------------------------
"Assignee").

                                    Recitals

     A. American Towers, Inc., a Delaware corporation, American Tower, L.P., a Delaware limited partnership, Towersites Monitoring, Inc., a Delaware corporation, American Tower International, Inc., a Delaware corporation and American Tower LLC, a Delaware limited liability company (collectively, the "Borrowers"), the Assignor and certain other financial institutions (together with any other person which becomes a `Lender' under the Loan Agreement, as such term is hereinafter defined, the "Lenders"), the Issuing Bank (as defined in the Loan Agreement) and Toronto Dominion (Texas), Inc., as administrative agent (in such capacity, the "Administrative Agent"), are parties to a certain Second Amended and Restated Loan Agreement dated February 21, 2003 (as amended, modified, restated or supplemented from time to time, and as in effect on the date hereof, the "Loan Agreement"). Pursuant to the Loan Agreement, the Lenders have agreed to extend credit to the Borrowers under the Commitments, of which the Assignor's portions of the Commitments is the amount specified in Item 1 of
Schedule 1 hereto (the "Assignor's Commitments"). The principal amount of outstanding Loans made by the Assignor to the Borrowers pursuant to the Assignor's Commitments is specified in Item 2 of Schedule 1 hereto (the "Assignor's Loans"). All capitalized terms not otherwise defined herein are used herein as defined in the Loan Agreement.

     B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, (a) the portions of the Assignor's Revolving Loan Commitment specified in Item 3 of Schedule 1 hereto which is equivalent to the percentages of such Commitments specified in Item 4 of Schedule 1 (the "Assigned Commitments"), and (b) the portions of the Assignor's [Revolving Loans/Term Loan A Loans/Term Loan B Loans] under the Commitments specified in Item 5 of Schedule 1 hereto (the "Assigned Loans").

     The parties agree as follows:

     1. Assignment. Subject to the terms and conditions set forth herein, the Assignor hereby sells and assigns to the Assignee, and the Assignee purchases and assumes from the Assignor, without recourse to the Assignor, on the date set forth above (the "Assignment Date") (a) all right, title, and interest of the Assignor to the Assigned Loans and (b) all obligations of the Assignor under the Loan Agreement with respect to the Assigned Commitments. As full consideration for the sale of the Assigned Loans and Assigned Commitments, the Assignee shall pay to the Assignor on the Assignment Date such amount as shall have been agreed to between the Assignor and the Assignee (the "Purchase Price").

     2. Consents and Undertaking. The Administrative Agent and the Borrowers hereby consent to the assignment made herein (to the extent required under the Loan Agreement), and the Borrowers undertake within five (5) Business Days from the Assignment Date to provide new promissory notes to the Administrative Agent, for the benefit of the Assignee and the Assignor, as appropriate to reflect the portions of the Commitments held by each of the Assignee and the Assignor after giving effect to the assignment contemplated by this Agreement. The Assignor agrees on the Business Day following receipt by the Administrative Agent of the new promissory notes, to return its superseded promissory notes to the Administrative Agent, which shall thereupon transmit the new promissory notes to the Assignor and the Assignee and the superseded promissory notes to the Borrowers for cancellation.

     3. Representations and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery, and performance of this Agreement have been authorized by all necessary action, corporate or otherwise, on its part and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Assignee or the Assignor, as the case may be). The Assignee represents and warrants to the Assignor that its purchase of the Assigned Loans and the Assigned Commitments does not constitute a "prohibited transaction" as defined in Section 4.1(m) of the Loan Agreement. The Assignor represents and warrants that it is legally authorized to enter into and deliver this Agreement and represents that it is the legal and beneficial owner of the Assigned Loans and the Assigned Commitments and that such Assigned Loans and Commitments are free and clear of any adverse claim.

     4. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that (a) the Assignor shall have received payment in full of the Purchase Price and (b) the Assignor and the Assignee shall have complied with other applicable provisions of Section 11.5(c) of the Loan Agreement.

     5. Notice of Assignment. The Assignor hereby gives notice of the assignment and assumption of the Assigned Loans and the Assigned Commitments to the Administrative Agent and hereby instructs the Borrowers to make payments with respect to the Assigned Loans and the Assigned Commitments directly to the Administrative Agent for the benefit of the Assignee as provided in the Loan Agreement; provided, however, that the Borrowers and the Administrative Agent shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until (a) the Administrative Agent shall have received a copy of this Assignment and Assumption Agreement duly executed by the Assignor, the Assignee, and the Borrowers (to the extent required under the Loan Agreement), and shall have received the assignment fee described in Section 11.5(c)(iii) of the Loan Agreement, and (b) the Assignor shall have delivered to the Administrative Agent its promissory notes. From and after the date (the "Effective Date") on which the Administrative Agent shall notify the Borrowers, the Assignee and the Assignor that (a) and (b) have occurred and all consents (if any) required have been given, the Assignee shall be deemed to be a party to the Loan Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided herein, shall have the rights and obligations of a Lender under the Loan Agreement. After the Effective Date, and with respect to all such amounts accrued from the Assignment Date, (i) all interest, principal, fees, and other amounts that would otherwise be payable to the Assignor in respect of the Assigned Loans or the Assigned Commitments shall be paid to the Assignee, (ii) if the Assignor receives any payment on account of the Assigned Loans or the Assigned Commitments that is payable to the Assignee, the Assignor shall promptly deliver such payment to the Assignee, and (iii) if the Assignee receives any payment in respect of Obligations of the Borrowers accrued prior to the Effective Date, then the Assignee shall pay over the same to the Assignor. The Assignee agrees to deliver to the Borrowers and the Administrative Agent on or before the Effective Date such Internal Revenue Service forms as may be required to establish that the Assignee is entitled to receive payments under the Loan Agreement without deduction or withholding of tax.

     6. Authorization; Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Loans and the Assigned Commitments from the Assignor without recourse and, except as provided in Section 3 hereof, without representation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Borrowers in connection with its purchase of the Assigned Loans and the Assigned Commitments and has received copies of all Loan Documents that it has requested. Except for the representations or warranties set forth in Section 3 hereof, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, including without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule, or accrual status of the Assigned Loans and the Assigned Commitments, the legality, validity, genuineness, or enforceability of the Loan Agreement, the Notes, or any other Loan Document referred to in, or delivered pursuant to, the Loan Agreement or the financial condition or creditworthiness of the Borrowers. The Assignor has not acted and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Loan Agreement or this Agreement. From and after the Effective Date, the Assignor shall have no rights or obligations with respect to the Assigned Loans and the Assigned Commitments.

     7. Method of Payment. All payments to be made by the Assignor or the Assignee party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.

     8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Loan Agreement or other Loan Documents) as to the subject matter hereof.

     9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon the parties, their successors and assigns.

     10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts made and to be performed in New York.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Assignor and Assignee have executed and delivered this Agreement on the date first above written.

                            [ASSIGNOR]


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------


                            [ASSIGNEE]


                            By:
                               -------------------------------------------------
                               Name:
                                    --------------------------------------------
                               Title:
                                     -------------------------------------------

[Agreed and Accepted (to the extent required under the Loan Agreement):

AMERICAN TOWERS, INC., a Delaware corporation


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


AMERICAN TOWER, L.P., a Delaware limited partnership


By: ATC GP INC., a Delaware corporation
and its General Partner


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

TOWERSITES MONITORING, INC., a Delaware corporation


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


AMERICAN TOWER INTERNATIONAL, INC., a Delaware corporation


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


AMERICAN TOWER LLC, a Delaware limited liability company


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------


Acknowledged:


TORONTO DOMINION (TEXAS), INC.,
as Administrative Agent


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                   SCHEDULE 1

                                       TO

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

                   Second Amended and Restated Loan Agreement
                           for American Towers, Inc.,
                              American Tower, L.P.,
                          Towersites Monitoring, Inc.,
                     American Tower International, Inc. and
                               American Tower LLC
                             dated February 21, 2003

Item 1.   Assignor's Commitments:

          as to the Revolving Loan Commitment              $
                                                            ------------

Item 2.   Assignor's Loans Outstanding:

          with respect to Revolving Loans:
          (i)       Base Rate Advances                     $
                                                            ------------
          (ii)      LIBOR Advances                         $
                                                            ------------

          with respect to Term Loan A Loans:
          (i)       Base Rate Advance                      $
                                                            ------------
          (ii)      LIBOR Advance                          $
                                                            ------------

          with respect to Term Loan B Loans:
          (i)       Base Rate Advances                     $
                                                            ------------
          (ii)      LIBOR Advances                         $
                                                            ------------

Item 3.   Amounts of Assigned Commitments

          with respect to:
          (i)       Revolving Loan Commitment               $
                                                             ------------

Item 4.   Percentages of Commitments Assigned

          with respect to:
          Revolving Loan Commitment                                      %
                                                             ------------

                                      SECOND AMENDED AND RESTATED LOAN AGREEMENT

Item 5.   Amount of Assigned Loans:

          with respect to Revolving Loans:
          (a)     Base Rate Advances                        $
                                                             ------------
          (b)     LIBOR Advances                            $
                                                             ------------

          with respect to Term Loan A Loans:
          (a)     Base Rate Advance                         $
                                                             ------------
          (b)     LIBOR Advance                             $
                                                             ------------

          with respect to Term Loan B Loans:
          (a)     Base Rate Advances                        $
                                                             ------------
          (b)     LIBOR Advances                            $
                                                             ------------

Item 6.   Lending Office of Assignee
                                                  -----------------------
          and Address for Notices
                                                  -----------------------
          under Loan Agreement
                                                  -----------------------

                                            -4-